        DATED                     SEPTEMBER                           2001
        ------------------------------------------------------------------


        (1)      D C PAIN AND D K PAIN

        (2)      TRANSWORLD HEALTHCARE (UK) LIMITED





                             -----------------------

                                A G R E E M E N T

                             -----------------------




                          For the sale and purchase of
       the entire issued share capitals of Staffing Enterprise Limited and
                        Staffing Enterprise (PSV) Limited








                                    EVERSHEDS


                             1 Royal Standard Place
                               NOTTINGHAM NG1 6FZ
                      Tel: 0115 950 7000 Fax: 0115 950 7111

                                    CONTENTS

Clause                                                              Page
1      INTERPRETATION.................................................1
2      SALE AND PURCHASE..............................................4
3      COMPLETION.....................................................5
4      GUARANTEES.....................................................5
5      WARRANTIES AND INDEMNITIES.....................................6
6      LIMITATION ON CLAIMS...........................................7
7      RESTRICTIVE COVENANTS..........................................9
8      ANNOUNCEMENTS.................................................11
9      COSTS.........................................................12
10     INTEREST......................................................12
11     VENDORS' PROTECTIONS..........................................12
12     NOTICES.......................................................15
13     ASSIGNMENT....................................................16
14     GENERAL.......................................................16
15     GOVERNING LAW AND JURISDICTION................................17
16     COUNTERPARTS..................................................17

SCHEDULES
1      The Vendors...................................................18
2      Details of the Companies......................................19
3      Non-Taxation Warranties.......................................21
4      Taxation......................................................39
5      Completion Arrangements.......................................64
6      The Property..................................................68
7      Provisions regarding Additional Consideration.................69
8      Part A - The First Loan Note Instrument.......................75
9      Part B - The Second Loan Note Instrument.....................100
10     Provisions regarding Retention Fund..........................125
11     Employees....................................................132

AGREED FORM DOCUMENTS

1.     Budget
2.     Disclosure Letter
3.     Software Agreement
4.     Retention Fund Instruction Letter
5.     Service Agreements

THIS AGREEMENT is made on                           September 2001

BETWEEN

(1) The persons whose names and addresses are set out in SCHEDULE 1 ("the Vendors"); and

(2) TRANSWORLD HEALTHCARE (UK) LIMITED (registered number 3370146) whose registered office is at Stone Business Park, Brooms Road, Stone, Staffordshire ST15 0TL ("the Purchaser").

OPERATIVE CLAUSES

1.     INTERPRETATION

       In this Agreement:

1.1 the following expressions have the following meanings unless inconsistent with the context:

       "ACCOUNTING DATE"                    30 November 2000

       "ACCOUNTS"                           the audited accounts of each of the Companies for
                                            the three financial years which ended on 30 November
                                            in the years 1998, 1999 and 2000, each comprising a
                                            balance sheet, a profit and loss account, notes,
                                            directors' and auditors' reports and a cash flow
                                            statement

       "ADDITIONAL CONSIDERATION"           the additional consideration for the sale of the
                                            shares agreed or determined in accordance with
                                            SCHEDULE 7

       "BANK"                               any bank which is providing funding to any member of
                                            the Purchaser's Group and any holding company of such
                                            bank or any subsidiary or undertaking of that holding
                                            company or such bank from time to time as those terms
                                            are defined in the Companies Act 1985

       "BUDGET"                             the budget and cash flow statement for the period of 24
                                            months ended on 30 September 2003 in the agreed terms

       "BUSINESS DAY"                       any day (other  than a Saturday  or Sunday) on which  banks are open in London for normal banking business

       "CA 1985"                            the Companies Act 1985

       "COMPANIES"                          Staffing Enterprise Limited and Staffing Enterprise (PSV)
                                            Limited details of which are set

                                            out in SCHEDULE 2

       "COMPLETION"                         completion of the sale and purchase of the Shares in
                                            accordance with CLAUSE 3

       "CONSIDERATION"                      the Initial Consideration and the Additional Consideration

       "CONTRACT"                           any agreement or commitment whether conditional or
                                            unconditional and whether by deed, under hand, oral or
                                            otherwise

       "DISCLOSURE LETTER"                  the letter having the same date as this  Agreement from the
                                            Vendors to the Purchaser qualifying the Warranties

       "EMPLOYEES"                          those individuals employed by the Companies (or either of
                                            them) as set out in SCHEDULE 10 other than the Temporary
                                            Workers

       "ENCUMBRANCE"                        any mortgage, charge, pledge, lien, assignment by way of
                                            security, option, restriction, claim, right of pre-emption, right of first refusal, third party right or interest, other encumbrance or security interest of any kind, or other
                                            preferential arrangement having similar effect

       "FIRST LOAN NOTES"                   the loan notes 2001 - 2006 to be issued by the Purchaser to the Vendors as part of the Initial Consideration for the
                                            sale of the Shares which are guaranteed by Barclays Bank plc in the form set out in Part A of SCHEDULE 8

       "ICTA"                               Income and Corporation Taxes Act 1988

       "INITIAL                             CONSIDERATION" the sum of (pound)4,800,000 (four million
                                            eight hundred thousand pounds) and the issue of loan notes to a value of (pound)10,000,000 (ten million pounds)

       "KEY EMPLOYEES"                      David Pain, Deborah Pain, Katrina Daniels, Helen Wood and
                                            Judith Ward

       "PROPERTY"                           the property specified in SCHEDULE 6 and each part of such property

       "PURCHASER'S GROUP"                  the Purchaser and any holding company of the Purchaser or any subsidiary or subsidiary undertaking of that holding company or the Purchaser from time to time as those terms are defined in the
                                            Companies Act 1985

       "PURCHASER'S SOLICITORS"             Eversheds of 1 Royal Standard Place Nottingham NG1 6FZ

       "RELEVANT CLAIM"                     any claim for breach of any of the Warranties

       "RETENTION FUND"                     the sum of(pound)700,000 to be governed by the provisions of
                                            SCHEDULE 9

       "SECOND LOAN NOTES"                  the loan notes 2002 - 2007 to be issued by the Purchaser
                                            to the Vendors as the Additional Consideration for the
                                            sale of the Shares which are to be guaranteed by a major
                                            clearing bank and to be in the form the same as set out in
                                            Part A of SCHEDULE 8 save for the  changes set out in Part B of SCHEDULE 8

       "SHARES"                             all the issued shares in the capitals of the Companies

       "SOFTWARE AGREEMENT"                 the intellectual property assignment to be entered into
                                            between David Christopher Pain and the Purchaser in the
                                            agreed terms

       "TEMPORARY WORKERS"                  those individuals retained by the Companies (or either of
                                            them) to provide nursing and other services on behalf of the
                                            Companies (or either of them) to their clients

       "VENDORS' SOLICITORS"                Howard Kennedy of 19 Cavendish Square London W1A 2AW

       "WARRANTIES"                         the representations and warranties set out or referred to
                                            in CLAUSE 5, SCHEDULE 3 and Part 3 of SCHEDULE 4;

1.2 references to any statute or statutory provision include, unless the context otherwise requires, a reference to the statute or statutory provision as modified or re-enacted and in force from time to time prior to Completion and any subordinate legislation made under the relevant statute or statutory provision in force prior to Completion;

1.3 references to persons will include bodies corporate, unincorporated associations and partnerships;

1.4 references to a document being "in the agreed terms" are to that document in the form agreed and for the purposes of identification initialled by or on behalf of the Vendors and the Purchaser;

1.5 all obligations, representations and warranties on the part of two or more persons are entered into, given or made by such persons jointly and severally;

1.6 references to clauses and Schedules are to clauses of and Schedules to this Agreement, and references to paragraphs are to paragraphs in the
       Schedule in which such references appear;

1.7 the Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement;

1.8    the headings in this Agreement will not affect its interpretation;

1.9 any phrase introduced by the term "include", "including", "in particular" or any similar expression will be construed as illustrative and will not limit the sense of the words preceding that term; and

1.10 in SCHEDULE 3 PARAGRAPHS 8.3.2 and 9.2 "material" or "materially" shall refer to a positive or negative differential of 5% or more.

2.     SALE AND PURCHASE

2.1 Each of the Vendors will sell with full title guarantee, and the Purchaser will buy, the number of Shares specified opposite that Vendor's name in SCHEDULE 1. The Shares will be sold free of any Encumbrance and with all rights attached or accruing to them at or after the date of this Agreement.

2.2    The Consideration for the sale of the Shares is the aggregate of:

       2.2.1    the Initial Consideration; and

       2.2.2 the Additional Consideration agreed or determined in accordance with SCHEDULE 7; and

       each of the Vendors will be entitled to receive the sum of the Initial Consideration and the proportion of the Additional Consideration specified opposite that Vendor's name in SCHEDULE 1.

2.3    The Initial Consideration shall be satisfied as follows:

       2.3.1 as to (pound)4,800,000 in cash payable at Completion of which (pound)4,100,000 shall be payable to the Vendors in the amount set out opposite that Vendor's name in column 3 of SCHEDULE 1 and of which (pound)700,000 shall be paid into the Retention Fund Account to be dealt with in accordance with the provisions of SCHEDULE 9; and

       2.3.2 as to (pound)10,000,000 by the issue credited as fully paid to each of the Vendors of the nominal amount of the Loan Notes as shall equal the figure set out opposite that Vendor's name in column 4 of SCHEDULE 1.

2.4 Subject to PARAGRAPH 7 of SCHEDULE 7, the Additional Consideration (if any) shall be issued by the Purchaser to the Vendors within 10 Business Days of agreement by the Purchaser and the Vendors of the 2002 Pre Tax Profit or, failing such agreement, receipt by the Purchaser of the report of the Independent Accountant ("2002 Pre Tax Profit" and "Independent Accountant" as defined in SCHEDULE 7).

2.5 The Additional Consideration shall be satisfied by the issue in accordance with CLAUSE 2.4 to each of the Vendors credited as fully paid of the nominal amount of the Second Loan Notes as shall equal the proportion of the Additional Consideration set out opposite that Vendor's name in column 5 (headed "Proportion of Additional Consideration") of
       SCHEDULE 1.

3.     COMPLETION

3.1 Completion will take place at the offices of the Purchaser's Solicitors or as otherwise agreed immediately after the signing of this Agreement.

3.2    At Completion, the Vendors and the Purchaser will comply with SCHEDULE 5.

3.3 The Vendors' Solicitors are authorised to receive the Consideration on behalf of the Vendors and payment to them of that part of the Consideration to be satisfied in cash and delivery to them of duly executed certificates in the agreed terms in favour of the Vendors in respect of that part of the Consideration to be satisfied by Notes will be a good and sufficient discharge to the Purchaser and the Purchaser will not be further concerned as to the application of the monies so paid or certificates so delivered.

3.4 The Purchaser will not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

3.5 The Purchaser shall procure that immediately after Completion each of the Companies shall purchase such insurance policies and/or additional cover as are requested by the Purchaser and the effect of the cost of such policies and/or additional cover for the purposes of calculating the Additional Consideration shall be as set out in PARAGRAPH 4.10 of
       SCHEDULE 7.

3.6    The Vendors undertake to the Purchaser to:

       3.6.1 as soon as practicable after Completion obtain duly executed contracts of employment in the agreed terms of Katrina Daniels and Susan Jones;

       3.6.2 as soon as practicable after Completion obtain the correct number of licences for all software packages used by the Companies; and

       3.6.3 within 3 months of Completion to document the software program referred to in the Software Agreement and deliver such document to the Purchaser.

4.     GUARANTEES

4.1 The Vendors will procure that on Completion each of the Companies is released from any guarantee, indemnity, counter-indemnity, letter of comfort or other obligation given by the Companies (or either of them) to any third party in respect of a liability of any person other than the Companies.

4.2 The Purchaser undertakes to the Vendors that as soon as reasonably practicable following Completion the Purchaser will use all reasonable endeavours to obtain the release of each Vendor from any guarantee, indemnity, counter-indemnity, letter of comfort or other obligation given by such Vendor to any third party in respect of a liability of the Companies (or either of them) and of which full particulars are contained in the Disclosure Letter. Pending such release, the Purchaser undertakes to indemnify the relevant Vendor against all amounts paid by such Vendor to any third party pursuant to any such obligation (and all costs incurred in connection with such obligation) arising after the date of this Agreement save that this indemnity shall not extend to any matter giving rise to a Relevant Claim or a claim under Part 2 of SCHEDULE 4 or the indemnities set out in CLAUSE 5.5.

5.     WARRANTIES AND INDEMNITIES

5.1 The Vendors warrant to the Purchaser in the terms of the Warranties. The Vendors acknowledge that the Purchaser is entering into this Agreement in reliance on each Warranty, which has also been given as a representation and with the intention of inducing the Purchaser to enter into this Agreement.

5.2 The Warranties are qualified by all facts and matters fairly and clearly disclosed in the Disclosure Letter. No other information of which the Purchaser has knowledge (actual or constructive) will prejudice or reduce any claim made by the Purchaser in respect of the Warranties. The provisions of section 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 are hereby excluded.

5.3 Without restricting the Purchaser's rights to claim damages on any other basis, the Vendors undertake that following a breach of Warranty the Vendors will pay on demand to the Purchaser (or as the Purchaser directs) a sum equal to the aggregate of the amount of any loss or liability which the Companies (or either of them) would not have been subject to or which would not have incurred had the breach of Warranty not occurred.

5.4 The Vendors undertake to indemnify the Purchaser against all reasonable costs (including reasonable legal costs), expenses or other liabilities which the Purchaser or the Companies (or either of them) may incur before or after the commencement of any action in connection with:

       5.4.1 the settlement of any claim against the Vendors in respect of a breach or alleged breach of any provision of this Agreement;

       5.4.2 any legal proceedings in which the Purchaser claims that any provision of this Agreement has been breached in which judgment is given for the Purchaser; and

       5.4.3    the enforcement of any such settlement or judgment.

5.5 The Vendors shall indemnify and keep indemnified on a pound for pound basis on demand the Purchaser from and against all and any costs, actions, proceedings, claims, losses, damages and expenses (including legal and professional fees) of whatsoever nature and howsoever caused, suffered or incurred by the Purchaser or either of Companies arising out of or in connection with:

       5.5.1 any breach of the covenants in CLAUSE 3(18) of the lease described in SCHEDULE 6;

       5.5.2 any claims in relation to any insurable risks in relation to any event which occurred prior to Completion which cannot be recovered from any insurance policy of the Companies (or either of them) or of any hospital pursuant to the terms and conditions of business of the Companies (or either of them); and

       5.5.3 non-compliance with any laws, statutes, regulations, orders, codes of conduct or similar provisions regarding any of the Temporary Workers or any former temporary workers retained by the Company at any time during the 12 months immediately prior to Completion (in relation to any such provisions in effect at the relevant time) including but not limited to any costs associated with the failure of the Companies (or either of them) prior to Completion to carry out face to face interviews for current or former temporary workers; and

       5.5.4 any claims by Donald Pain or his successors in title in relation to the intellectual property assigned by David Pain to the Purchaser pursuant to the Software Agreement.

5.6 The Vendors waive and may not enforce any right which the Vendors may have against the Companies (or either of them), or any director or employee of the Companies (or either of them), on which or on whom any of them may have relied in agreeing to any term of this Agreement or any statement in the Disclosure Letter, save that this waiver will not preclude any Vendor from claiming against any other Vendor under any right of contribution or indemnity to which such Vendor may be entitled.

5.7 The Vendors undertake to disclose immediately to the Purchaser anything which comes to the notice of any of them prior to 31 December 2002 which is or may be a breach of any of the Warranties.

5.8 Each Warranty is to be construed independently and is not limited or restricted by any other Warranty or any other term of this Agreement.

5.9 Unless otherwise specified, where any Warranty refers to the knowledge, information, belief or awareness of the Vendors (or similar expression), each Vendor will be deemed to have such knowledge, information, belief or awareness as such Vendor would have obtained had such Vendor made all due and careful enquiries into the subject matter of that Warranty and the knowledge, information, belief and awareness of any one of the Vendors will be imputed to all the Vendors.

6.     LIMITATION ON CLAIMS

6.1    The Vendors will not be liable for any Relevant Claim unless:

       6.1.1 the amount of the liability in respect of that Relevant Claim when aggregated with the amount of the liability in respect of all other Relevant Claims exceeds (pound)50,000 (in which event the Vendors will be liable for the whole amount of such Relevant Claim and not merely the excess);

       6.1.2 the Vendors receive from the Purchaser written particulars of the Relevant Claim (stating in reasonable detail the nature of the Relevant Claim):

                6.1.2.1 on or before 31 December 2002, in the case of a Relevant Claim for breach of any of the Warranties contained in SCHEDULE 3;

                6.1.2.2 within 7 years after Completion, in the case of a Relevant Claim for breach of any of the Warranties contained in SCHEDULE 4.

6.2 The aggregate amount of the liability of the Vendors for all Relevant Claims will not exceed the Consideration.

6.3 CLAUSES 6.1 AND 6.2 will not apply in respect of a Relevant Claim concerning PARAGRAPHS 1 (capital) AND 2 (capacity) of SCHEDULE 3.

6.4    Notwithstanding any other provision of this Agreement, CLAUSES 6.1 AND
       6.2 will not apply to exclude or limit the liability of the Vendors to the extent that any Relevant Claim arises by reason of any fraud or wilful misconduct or wilful omission or dishonesty by or on behalf of any of the Vendors.

6.5 The Purchaser is not entitled to recover damages or otherwise obtain payment, reimbursement or restitution more than once in respect of the same loss or liability.

6.6 Any payment made by the Vendors in respect of any Relevant Claim shall be deemed to be a reduction in the Consideration payable in accordance with CLAUSE 2.

6.7 The Purchaser hereby confirms that, apart from the Warranties, it has not relied upon or been induced to enter into this Agreement by any representation, warranty or undertaking of the Vendors (or either of them), or of any professional advisor to the Vendors.

6.8 The liability of the Vendors to the Purchaser, or to any other person in respect of any Relevant Claim, shall be treated as being subject to the following qualifications:

       6.8.1 any matters fairly and clearly disclosed in the Disclosure Letter, or in the Schedules to this Agreement; or

       6.8.2 any matter expressly provided for under the terms of this Agreement, or arising from the implementation of the same; or

       6.8.3 any matter or thing done or omitted by the Vendors (or either of them) after Completion at the written request of or with the written approval of the Purchaser unless such act, omission, transaction or arrangement is carried out to remedy a breach of Warranty, to comply with any laws, statutes, regulations, orders, codes of conduct or similar provisions or is in the ordinary course of the business of the Companies (or either of them) at the relevant time. For the purposes of this clause, ordinary course of business shall mean the business as carried on during the period from Completion to 30 September 2002.

6.9 No liability shall attach to the Vendors (or either of them) in respect of a breach of any of the Warranties to the extent that:

       6.9.1 a provision or reserve in respect thereof shall have been made in the Accounts; and

       6.9.2 such breach occurs wholly or partly out of, as a result of, or in connection with any legislation not in force at the date hereof, or as a result of any change in legislation hereafter.

6.10 No claim may be made in respect of any breach of the Warranties, to the extent that such breach is remediable, unless the Vendors shall have been given written notice of such breach in accordance with CLAUSE 6.1 and such breach is not remedied within 20 days after the date on which such notice is served on the Vendors or such other date as the Purchaser and the Vendors agree in writing unless the Purchaser reasonably believes that it is necessary to remedy the breach in a shorter time period and notifies the Vendors in writing of such period.

6.11 If the Vendors (or either of them) shall have paid to the Purchaser or the Companies (or either of them) an amount in respect of a Relevant Claim and subsequent to the making of such payment, the Purchaser and/or the Companies (or either of them) shall recover from a third party a sum which is referable to that payment, then the Purchaser shall forthwith repay or procure the repayment by the Companies (or either of them) to the Vendors of so much of the amount paid by the Vendors to the Purchaser or the Companies (as the case may be) as shall be appropriate after deducting an amount equal to the reasonable costs of the Purchaser or the Companies incurred in recovering such receipt.

6.12 The Purchaser and/or the Companies (or either of them) shall notify the Vendors within 45 days of the board of the Purchaser becoming aware of a material breach of the Warranties.

6.13 Nothing contained in this Agreement shall be deemed to relieve the Purchaser and/or the Companies (or either of them) from a duty to the Vendors to mitigate its/their loss.

7.     RESTRICTIVE COVENANTS

7.1    In this clause:

       "CONFIDENTIAL INFORMATION"    means all information not publicly known,
                                     used in or otherwise relating to each of the Companies' business, customers, or financial or other affairs, including information relating to:

                                     (a)   trade secrets and know-how;

                                     (b)   future projects, business development
                                           or planning, commercial relationships
                                           and negotiations; and

                                     (c)   the marketing of services including
                                           customer names and lists, sales
                                           targets and statistics

       "RELEVANT CUSTOMER"           means any person who at any time during the
                                     period of 12 months immediately preceding

                                     Completion was:

                                     (a)   negotiating with the Companies (or
                                           either of them) for the supply by the
                                           Companies (or either of them) of
                                           services; or

                                     (b)   a client or customer of the Companies
                                           (or either of them)

       "RELEVANT SERVICES"           means services which are competitive with
                                     or of the type supplied by the Companies
                                     (or either of them) at any time during the period of 12 months immediately preceding
                                     Completion.

7.2 Each of the Vendors undertakes to the Purchaser and to each of the Companies that the Vendors will not (whether alone or in conjunction with, or on behalf of, another person and whether directly or indirectly), without the prior written consent of the Purchaser:

       7.2.1 for a period of 3 years immediately following Completion, canvass, solicit or approach, or cause to be canvassed, solicited or approached, any Relevant Customer for the sale or supply of Relevant Services;

       7.2.2 for a period of 3 years immediately following Completion, deal or contract with any Relevant Customer in relation to the sale or supply of Relevant Services;

       7.2.3 for a period of 3 years immediately following Completion, interfere, or seek to interfere, with the continuance of supplies to the Companies (or either of them) from any supplier who has been supplying services to the Companies (or either of them) at any time during the 12 months immediately preceding Completion if such interference causes or would cause that supplier to cease supplying, or materially reduce its supply of, those services;

       7.2.4 for a period of 3 years immediately following Completion, solicit or entice away, or endeavour to solicit or entice away, from the Companies (or either of them) Katrina Daniels, Helen Wood or Judith Ward or any person employed in a managerial, supervisory, technical or sales capacity by, or who is or was a consultant to, the Companies (or either of them) at Completion or at any time during the period of 6 months immediately preceding Completion where the person in question either has Confidential Information or would be in a position to exploit the trade connections of the Companies (or either of them);

       7.2.5 for a period of 3 years immediately following Completion, employ Katrina Daniels, Helen Wood or Judith Ward or any other person employed in a managerial, supervisory, technical or sales capacity by, or who is or was a consultant to, the Companies (or either of them) at Completion or at any time during the period of 6 months immediately preceding Completion where the person in question either has Confidential Information or would be in a position to exploit the trade connections of the Companies (or either of them);

       7.2.6 within the United Kingdom for a period of 3 years immediately following Completion, be engaged, concerned, connected with or interested in (except as the owner for investment of securities in a company dealt in on a recognised stock exchange and which confer not more than 1 per cent of the votes which could be cast at a general meeting) any other business which supplies Relevant Services;

       7.2.7 without prejudice to any rights of the Purchaser or the Companies (or either of them) relating to passing off or trade or service mark infringement (or similar rights in any territory), for a period of 3 years immediately following Completion use in connection with any business which is competitive with the business of the Companies (or either of them) any name (in whatever form) which includes the name of the Companies (or either of them) or any trading style or get up which is confusingly similar to that used by the Companies (or either of them) as at Completion.

7.3 Except so far as required by law or any governmental or regulatory organisation and in those circumstances only after prior consultation with or, if consultation is unpracticable, prior notification to the Purchaser, each of the Vendors undertakes to the Purchaser and each of the Companies that such Vendor will not at any time after Completion:

       7.3.1 disclose any Confidential Information to any person except to those authorised by the Companies (or either of them) to know;

       7.3.2 use any Confidential Information for the Vendor's own purposes or for any purposes other than those of the Companies (or either of them); or

       7.3.3 cause or permit any unauthorised disclosure of any Confidential Information.

7.4 Each of the undertakings set out in this clause is separate and severable and enforceable accordingly, and if any one or more of such undertakings or part of an undertaking is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings or remaining part of the undertakings will continue in full force and effect and will bind each of the Vendors.

8.     ANNOUNCEMENTS

8.1 Until 30 September 2002, no announcement or circular concerning the transactions contemplated by this Agreement or any matter ancillary to it and no disclosure of the terms of this Agreement will be made by any party except with the prior written approval of the other (not to be unreasonably withheld, delayed or conditioned).

8.2 This clause does not apply to any announcement, circular or disclosure required by law or, to the extent relevant, the regulations of any stock exchange or listing authority or the Panel on Takeovers and Mergers, or any other governmental or regulatory organisation or in connection with any flotation of any member of the

       Purchaser's Group provided, if practicable, that the party required to make it has first consulted and taken into account the reasonable requirements of the other party.

9.     COSTS

       Except where expressly stated otherwise, each party to this Agreement will bear such party's own costs and expenses relating to the negotiation, preparation and implementation of this Agreement. The Companies (or either of them) will bear no part of such costs and expenses.

10.    INTEREST

       If any Vendor becomes liable to pay the Purchaser or the Companies (or either of them) any sum pursuant to this, whether a liquidated sum or by way of damages or otherwise, such Vendor will be liable to pay interest on such sum from the due date for payment at the annual rate of 2 per cent above the base lending rate from time to time of Barclays Bank plc, accruing on a daily basis until payment is made, whether before or after any judgment.

11.    VENDORS' PROTECTIONS

       The Purchaser hereby covenants with and undertakes to the Vendors and the Vendors hereby covenant with and undertake to the Purchaser that during the period from the Completion Date until 30 September 2002 that they will in so far as they are reasonably able and within their reasonable control procure that the businesses of the Companies are run in the ordinary course but without prejudice to the generality of the foregoing unless otherwise agreed by the Purchaser and the Vendors (such agreement not be unreasonably conditioned, withheld or delayed):

11.1 the Purchaser shall not sell, transfer or otherwise dispose of the issued share capital of the Companies (or either of them) other than to a member of the Purchaser's Group;

11.2 no Employee shall be removed as an employee of the Companies (or either of them) and no Temporary Worker shall be removed from the books of the Companies (or either of them) other than, in each case, for a material breach of contract by the employee or Temporary Worker or as a result of their voluntary resignation;

11.3   neither of the Companies shall pay any dividend;

11.4 no management charges or other similar charges will be levied on the Companies (or either of them) by the Purchaser or by any other member of the Purchaser's Group;

11.5 the Purchaser and the Vendors shall procure in so far as they are each reasonably able and within their reasonable control that the Companies (or either of them) shall not:

       11.5.1 sell or dispose of a part of its assets or undertaking which is material to the business as a whole of the relevant company (other than on the advice of a licensed insolvency practitioner and save as contemplated in the Budget);

       11.5.2 materially alter the nature of its business outside the healthcare or recruitment industry except to the extent set out in the Budget;

       11.5.3 borrow any amount at a rate of interest which is materially higher than the commercial rate of interest then prevailing;

       11.5.4 make any loan or advance or give any credit (other than normal trade credit or in the ordinary course of the business of the Companies (or either of them)) as principal except for the purpose of making deposits with bankers;

       11.5.5 enter into any transaction with any member of the Purchaser's Group which is not at arm's length;

       11.5.6 commence any action for winding-up or dissolution of the Company unless in the reasonable opinion of the directors of the Purchaser the Companies (or either of them) are insolvent and such action is necessary to ensure that the directors of the Companies comply with their obligations under the Insolvency Act 1986;

11.6 subject to the bank mandates being amended as required by the Purchaser, the Vendors shall continue to have day to day control over the maintenance of the existing bank accounts of the Companies with HSBC and any new account with Barclays Bank plc;

11.7 no audit of the Companies (whether required as part of the audit requirements of the Purchaser's Group or otherwise) and no due diligence or similar exercise required in connection with an initial public offering of any member of the Purchaser's Group shall take place at the Property and shall only occur upon reasonable notice having been given to the Vendors, including detailed requirements of any such exercise, anticipated timescales and the names of those representatives of the Purchaser's auditors or other representatives required to visit the Property to carry out the same;

11.8 notwithstanding any provisions to the contrary in their service contracts or terms of engagement, none of the Key Employees or any other Employee shall be restricted (whether by way of existing contract or any contract to be entered into) from carrying out his or her duties and obligations as carried out immediately prior to Completion provided that such restriction is in the best interests of the Companies (or either of them);

11.9 no further employees shall be engaged except to replace departing employees on a like for like basis or to appoint a managing director nominated by the Purchaser or to comply with relevant laws, statutes, regulations, orders, codes of conduct or similar provisions or industry best practice;

11.10 the Purchaser shall not, and shall procure that no other member to the Purchaser's Group shall do anything to prevent the full and proper performance by the Companies of any Contracts to which either is currently a party, including (but not limited to) the London Agency Project agreements (including but not limited to the framework agreement and any service level agreements);

11.11 David Pain shall be given adequate notification by the Purchaser of any meetings he is required to attend by the Purchaser or any member of the Purchaser's Group which relate to matters which are outside the scope of the business of the Companies and he shall be required to attend not more than 2 meetings per month on such matters;

11.12 all management account information (including the time by which it is to be made available) shall be agreed in advance of production between the Purchaser and David Pain;

11.13 no change shall be made to the terms of business or conditions of service of either of the Companies or any terms relating to the Temporary Workers other than to comply with relevant laws, statutes, regulations, orders, codes of conduct or similar provisions or industry best practice;

11.14 no contracts for the supply of Temporary Workers or other nursing staff to customers of the Companies (or either of them) shall be entered into other than where such entry would be in the best interests of the Companies (or either of them);

11.15 the Purchaser shall permit David Pain to attend all board meetings of the Companies;

11.16 no change shall be made to any stationery, business or marketing literature, computer systems, signs or fascia or any other practices relating to the activities and operations of the Companies as currently carried on other than to comply with relevant laws, statutes, regulations, orders, codes of conduct or similar provisions or industry best practice;

11.17 the Purchaser acknowledges that the restrictions contained in this CLAUSE 11 are reasonable and necessary to assure to the Vendors the full value and benefit of their rights to receive the Additional Consideration;

11.18  in the event that:

       11.18.1 the Purchaser is breach of the covenants and undertakings in CLAUSES 11.1, 11.5.1, 11.5.2 and 11.5.6; or

       11.18.2 the Purchaser prevents David Pain from carrying out his duties as Managing Director of the Companies as set out in his service agreement for a continuous period of one month in breach of such service agreement other than with good cause and such action by the Purchaser causes material damage to the businesses of the Companies, the Vendors shall be entitled to receive and the Purchaser hereby covenants to pay to the Vendors on 1 October 2002 an aggregate sum equal to the maximum Additional Consideration payable in accordance with CLAUSE 2.5;

11.19 where any breach by the Purchaser of the other covenants and undertakings in this CLAUSE 11 OR CLAUSE 8 results in a significant cost to the Companies (or either of them) the Vendors and the Purchaser shall agree or failing such agreement, the Independent Accountant (as defined in SCHEDULE 7) shall determine, an adjustment to the calculation of the 2002 Pre-Tax Profit (as defined in SCHEDULE 7).

11.20 For the avoidance of doubt, nothing in this Agreement shall restrict or preclude any member of the Purchaser's Group from running or developing any of its existing businesses in any way or from acquiring similar or competing businesses and such action will not constitute breach of this CLAUSE 11 and the Purchaser's Group shall not be required to provide any funding to the Companies (or any of them).

11.21 The Vendors acknowledge that the Purchaser shall not be liable or responsible for any act or omission which constitutes a breach of this CLAUSE 11 where such act or omission was carried out or procured or agreed to by either of the Vendors.

11.22 David Pain agrees with the Purchaser that he shall use his reasonable endeavours to co-operate with the Purchaser and the Companies in relation to the recruitment and training of the managing director to be nominated by the Purchaser as his replacement.

11.23 The Vendors confirm that a final aggregate dividend to the Vendors from the Companies for the year ending 30 September 2001 of (pound)900,000 has been approved and declared and that such amount has been added to the directors' loan accounts. The aggregate amount outstanding on the directors' loan account shall be repaid without interest in 12 equal monthly instalments, the first instalment being paid 30 days after the date of this Agreement and on the same day of each month thereafter.

12.    NOTICES

12.1 Any notice or other communication given in connection with this Agreement will be in writing and will be delivered personally or sent by pre-paid first class post (or air mail if overseas) or by fax to the recipient's address set out in this Agreement or to any other address which the recipient has notified in writing to the sender received not less than 7 Business Days before the notice was despatched.

12.2   A notice is deemed given:

       12.2.1 if delivered personally, upon delivery at the address provided for in this clause; or

       12.2.2 if sent by prepaid first class post, on the second Business Day after posting it; or

       12.2.3   if sent by air mail, on the sixth Business Day after posting it;
                or

       12.2.4   if sent by fax, on completion of its transmission

       provided that, if it is delivered personally or sent by fax on a day which is not a Business Day or after 4 p.m. on a Business Day, it will instead be deemed to have been given or made on the next Business Day.

12.3 Any notice given to any one of the Vendors or to the Vendors' Solicitors, will be treated as validly given to all the Vendors.

12.4 Any notice addressed to a deceased Vendor or to a deceased Vendor's personal representatives, notwithstanding that no grant of representation has yet been made in respect of such Vendor's estate, at the Vendor's address in accordance with the foregoing provisions of this clause or at such other address as may have been notified by the personal representatives in writing to the sender as being their address for service, and otherwise served in accordance with the foregoing provisions, will be deemed valid service to that Vendor.

12.5 The provisions of this clause will not apply, in the case of service of court documents, to the extent that such provisions are inconsistent with the Civil Procedure Rules.

13.    ASSIGNMENT

13.1 The Purchaser may assign the benefit of, and any of its rights under, this Agreement to any person within the Purchaser's Group or to the Bank and the Purchaser shall give the Vendors written notice of such assignment.

13.2 None of the Vendors may assign the benefit of, or any of their rights under, this Agreement without the consent of the Purchaser.

13.3 This Agreement will be binding and enure for the benefit of the personal representatives and permitted assigns and successors in title of each of the parties and references to the parties will be construed accordingly.

14.    GENERAL

14.1 Unless otherwise provided, any outstanding obligation contained in this Agreement will remain in force notwithstanding Completion.

14.2 Each party will do all acts and things and execute all documents as any other party reasonably considers necessary to give full effect to the terms of this Agreement.

14.3 Failure or delay by any party in exercising any right or remedy under this Agreement will not in any circumstances operate as a waiver of it, nor will any single or partial exercise of any right or remedy in any circumstances preclude any other or further exercise of it or the exercise of any other right or remedy.

14.4 Any waiver of any breach of, or any default under, any of the terms of this Agreement will not be deemed a waiver of any subsequent breach or default and will in no way affect the other terms of this Agreement.

14.5 The Purchaser may release or compromise the liability of, or grant time or any other indulgence to, any person who is a party to this Agreement without in any way prejudicing or affecting the liability (whether joint and several or otherwise) of any other person who is a party to this Agreement.

14.6 The rights and remedies expressly provided for by this Agreement will not exclude any rights or remedies provided by law.

14.7   Each of the Companies has the right to enforce only CLAUSES 7, 11 AND
       14.9 of this Agreement and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999. Except as stated in this clause, the parties to this Agreement do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

14.8 No variation of this Agreement will be valid unless it is in writing and signed by or on behalf of each party to this Agreement but no variation will require the consent of either of the Companies.

14.9 Except as required by law, all payments by the Vendors pursuant to this Agreement will be made free and clear of all deductions and withholdings whether in respect of Taxation (as defined in SCHEDULE 4) or otherwise. If any deduction or withholding is required by law to be made from any payment by the Vendors pursuant to this Agreement which is not governed by the provisions of SCHEDULE 4 or if (ignoring any available relief or allowance) the Purchaser or either of the Companies is subject to Taxation in respect of any such payment which is not governed by the provisions of SCHEDULE 4 then the Vendors will pay to the Purchaser or the Companies (or either of them as appropriate) such additional amount as is necessary to ensure that the net amount received and retained by them (after taking account of such deduction or withholding or Taxation) is equal to the amount which they would have received and retained had the payment in question not been subject to the deduction or withholding or Taxation.

15.    GOVERNING LAW AND JURISDICTION

15.1 This Agreement will be governed by and construed in accordance with English law.

15.2 The courts of England will have exclusive jurisdiction to settle any dispute which arises out of or in connection with this Agreement and the parties agree to submit to that jurisdiction.

15.3 The jurisdiction provisions contained in this clause are made for the benefit of the Purchaser only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction.

16.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts each of which when executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement.


IN WITNESS whereof the parties have signed this Agreement on the date stated at the start of this Agreement.

                                   SCHEDULE 1

                                   THE VENDORS

       (1)                                 (2)                            (3)                     (4)                  (5)
 NAME AND ADDRESS                   NUMBER AND CLASS               AMOUNT OF INITIAL      AMOUNT OF INITIAL       PROPORTION OF
OF REGISTERED AND                    OF SHARES TO                    CONSIDERATION          CONSIDERATION           ADDITIONAL
 BENEFICIAL OWNER                       BE SOLD                         IN CASH                IN NOTES          CONSIDERATION (%)
David Christopher Pain       1.  501  Ordinary Shares of           (pound)150,300              (pound)0                 0%
4 St. Hubert's Close             (pound)1 each in Staffing
Gerrards Cross                   Enterprise (PSV) Limited
Buckinghamshire                  and
SL9 7EN
                             2.  75 Ordinary Shares of             (pound)2,850,000        (pound)7,500,000             75%
                                 (pound)1 each in Staffing
                                 Enterprise Limited

Deborah Kay Pain             1.  499 ordinary shares of            (pound)149,700              (pound)0                 0%
4 St. Hubert's Close             (pound)1 each in Staffing
Gerrards Cross                   Enterprise (PSV) Limited
Buckinghamshire                  and
SL4 7EN
                             2.  25 ordinary shares of             (pound)950,000          (pound)2,500,000             25%
                                 (pound)1 each in Staffing
                                 Enterprise Limited

                                   SCHEDULE 2

                            DETAILS OF THE COMPANIES


Name of Company                        :     Staffing Enterprise Limited

Registered number                      :     2149723

Registered office                      :     2 Bakers Yard
                                             High Street
                                             Uxbridge
                                             Middlesex U88 1JZ

Date of incorporation                  :     23 July 1987

Authorised share capital               :     (pound)100 divided into 100
                                             ordinary shares of(pound)1 each

Issued share capital                   :     (pound)100 divided into 100
                                             ordinary shares of(pound)1 each

Directors' full names                  :     David Christopher Pain

                                             Deborah Kay Pain

Secretary's full name                  :     David Christopher Pain

Accounting reference date              :     30 November

Mortgages/charges over Shares or       :     None
Company's assets

Name of Company                        :     Staffing Enterprise (PSV) Limited

Registered number                      :     2936791

Registered office                      :     2 Bakers Yard
                                             High Street
                                             Uxbridge
                                             Middlesex UB8 1JZ

Date of incorporation                  :     8 June 1994

Authorised share capital               :     (pound)10,000 divided into 10,000
                                             ordinary shares of(pound)1 each

Issued share capital                   :     (pound)1,000 divided into 1000
                                             ordinary shares of(pound)1 each

Directors' full names                  :     David Christopher Pain
                                             Deborah Kay Pain

Secretary's full name                  :     David Christopher Pain

Accounting reference date              :     30 November

Mortgages/charges over Shares or       :     None
Company's assets

                                   SCHEDULE 3

                             NON-TAXATION WARRANTIES


1.     SCHEDULES 1 & 2; CAPITAL

1.1 The information contained in SCHEDULES 1 AND 2 is true, complete and accurate.

1.2 The Shares are fully paid and are beneficially owned and registered as set out in SCHEDULES 1 AND 2 free from any Encumbrance or any claim to, or Contract to grant, any Encumbrance.

1.3 Neither of the Companies has allotted or issued any share capital other than the shares shown in SCHEDULES 1 AND 2 as being issued.

1.4 No Contract has been entered into which requires or may require either of the Companies to allot or issue any share or loan capital and neither of the Companies has allotted or issued any securities which are convertible into share or loan capital.

1.5 Neither of the Companies has an interest, and have not at any time during the period of 6 years ending on the date of this Agreement had any interest, in the share capital of any body corporate.

1.6 Neither of the Companies has nor ever has had, any subsidiary undertakings (as defined in sections 258 to 260 CA 1985).

VENDORS

2.     CAPACITY

       Each Vendor has full power to enter into and perform this Agreement and this Agreement constitutes obligations binding on each Vendor in accordance with its terms.

3.     INSIDERS' INTERESTS

3.1    For the purpose of this paragraph:

       "INSIDER"                   means any person who is a Vendor or who is or
                                   was at the relevant time a director of the Companies (or either of them), or who is or was at the relevant time connected (as defined in section 839 ICTA) with any Vendor or any such director.

3.2 There is not outstanding and there has not at any time during the period of 3 years ending on the date of this Agreement been outstanding any Contract to which the Companies (or either of them) are or were parties and in which any Insider is or was interested in any way whatsoever (excluding any Contract of employment with the Companies (or either of them) and any of its directors fairly and clearly disclosed in the Disclosure Letter).

3.3 No Insider has any interest, direct or indirect, in any trade or business which competes or is likely to compete with the Companies' business or the business of either of them.

4.     INFORMATION SUPPLIED TO THE PURCHASER

4.1 The information set out in the Disclosure Letter is true, complete and accurate in all material respects and is not misleading.

4.2 The Budget has been carefully compiled on the basis of the assumptions stated therein, after due and careful enquiry and on a reasonable basis and there are no facts known to the Vendors which have not been taken into account in the preparation of such Budget and which could reasonably be expected to have a material adverse or beneficial impact thereon.

4.3 The information provided by the Vendors to the Purchaser at Completion in relation to the Temporary Workers is true, complete and accurate in all material respects and is not misleading.

ACCOUNTS AND RECORDS

5.     THE ACCOUNTS

5.1    For the purposes of this paragraph:

       "ACCOUNTING STANDARDS"       means the statements of standard accounting
                                    practice referred to in section 256 CA 1985 issued by the Accounting Standards Board or such other body as may be prescribed by the Secretary of State from time to time, including the statements of standard accounting practice formerly issued by the Accounting Standards Committee and since adopted by the Accounting Standards Board, the Abstracts issued by the Urgent Issues
                                    Task Force and any financial reporting
                                    standards issued by the Accounting Standards
                                    Board or such other body referred to above.

5.2    The Accounts (copies of which are attached to the Disclosure Letter):

       5.2.1 show a true and fair view of the assets, liabilities and state of affairs of the Companies (and each of them) as at the Accounting Date and of the profits (or losses) of the Companies (and each of them) for the financial year ending on that date;

       5.2.2 have been prepared and audited in accordance with the historical cost convention, with all applicable law and Accounting Standards and (to the extent that no Accounting Standard is applicable) with generally accepted accounting principles and practices of the United Kingdom then in force; and

       5.2.3 have been prepared on bases and principles which are consistent with those used in the preparation of the audited statutory accounts of the Companies (or either of them) for the 2 financial years immediately preceding that which ended on the Accounting Date.

5.3    Without prejudice to the generality OF PARAGRAPH 5.2, the Accounts:

       5.3.1 provide for all liabilities whatsoever (other than contingent or potential liabilities which are not expected to crystallise) and fully disclose all contingent or potential liabilities which are not expected to crystallise and all capital commitments of each of the Companies as at the Accounting Date;

       5.3.2 correctly and accurately set forth the capital and reserves and all the assets of the Companies (and each of them) as at the Accounting Date and the profits (or losses) of the Companies (and each of them) for the financial year which ended on the Accounting Date; and

       5.3.3 are not affected (except as disclosed in the Accounts) by any extraordinary or exceptional event, circumstance or item.

6.     PROFITS OR LOSSES

       The profits or losses and value of net assets of the Companies (and each of them) for the 3 consecutive financial years ending on the Accounting Date as shown by the Accounts (and by the previous audited accounts of the Companies (and each of them) delivered to the Purchaser) have not (except as disclosed in those accounts) been affected by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms.

7.     RECORDS

       The accounting records of each of the Companies are up to date and contain complete and accurate details of all transactions of each of the Companies and comply with the provisions of sections 221 and 222 CA 1985. Each of the Companies' records and information are exclusively owned by it and under its direct control.

8.     TURNOVER AND PROFIT ANALYSIS / JUNE ACCOUNTS

8.1 The Disclosure Letter contains the weekly turnover and gross profit analysis (the "Analysis") of the Companies (and each of them) in respect of the period from 1 December 2000 to the end of the week immediately prior to Completion.

8.2 The accounts of each of the Companies for the seven months ended on 30 June 2001 (the "JUNE ACCOUNTS") have been prepared in accordance with accounting principles generally accepted in the United Kingdom and on bases consistent with those used in the preparation of the Accounts.

8.3 Except as fairly and clearly disclosed in the Disclosure Letter, such Analysis and June Accounts:

       8.3.1    are not misleading in any material respect; and

       8.3.2 do not materially over-state the gross profits or turnover of the Companies (or either of them) in respect of the periods to which they relate.

CHANGES SINCE THE ACCOUNTING DATE

9.     GENERAL

       Since the Accounting Date:

9.1 the business of the Companies (and each of them) has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the 12 months preceding the Accounting Date;

9.2 there has been no material adverse change in the financial or trading position or prospects of the Companies (or either of them) including any material adverse change in respect of turnover, profits, margins of profitability, liabilities (actual or contingent) or expenses (direct or indirect) of the Companies (or either of them); and

9.3 there has been no reduction in the value of the net assets of the Companies (or either of them) determined in accordance with the same accounting policies as those applied in the Accounts (on the basis that each of the assets of the Companies (or either of them) is valued at a figure no greater than the value attributed to it in the Accounts or, in the case of any assets acquired by the Companies (or either of them) after the Accounting Date, at a figure no greater than cost).

10.    SPECIFIC

       Since the Accounting Date:

10.1 neither of the Companies has acquired, or agreed to acquire, any single asset having a value in excess of (pound)5,000 or assets having an aggregate value in excess of (pound)10,000;

10.2 neither of the Companies has disposed of, or agreed to dispose of, any asset having a value reflected in the Accounts in excess of (pound)5,000 or acquired since the Accounting Date;

10.3 neither of the Companies has borrowed or raised any money or taken up any financial facilities nor repaid any borrowing or indebtedness in advance of its stated maturity;

10.4 neither of the Companies has sold or agreed to sell a debt and no debt has been released, deferred, subordinated or written off by the Companies (or either of them);

10.5 no dividend or other payment which is, or could be treated as, a distribution for the purposes of Part VI ICTA or section 418 ICTA has been declared, paid or made by the Companies (or either of them);

10.6 no resolution of the shareholders of the Companies (or either of them) has been passed;

10.7   neither of the Companies has changed its accounting reference date;

10.8 neither of the Companies has assumed or incurred, or agreed to assume or incur, a liability, obligation or expense (actual or contingent) for a value in excess of(pound)10,000;

10.9 no management or similar charge has become payable or been paid by the Companies (or either of them);

10.10 no share or loan capital has been allotted, issued, repaid or redeemed or agreed to be allotted, issued, repaid or redeemed by the Companies (or either of them); and

10.11 no payment has been made by the Companies (or either of them) to, or benefit conferred (directly or indirectly) by the Companies (or either of them) on, any of the Vendors , any past or present director of the Companies (or either of them) or any person who is or was at the relevant time connected (as defined in section 839 ICTA) with any Vendor or any such director.

ASSETS

11.    UNENCUMBERED TITLE; POSSESSION

11.1 Each asset included in the Accounts or acquired by the Companies (or either of them) since the Accounting Date and each asset used by the Companies (or either of them) or which is in the reputed ownership of the Companies (or either of them) is legally and beneficially owned by the Companies (or either of them) free from any Encumbrance or any claim to, or Contract to grant, any Encumbrance.

11.2 Neither of the Companies has agreed to acquire any material asset on terms that the property in it does not pass until full payment is made.

11.3 Any asset of the Companies (or either of them) which is not situated at the Property at Completion is specified in the Disclosure Letter and the asset is clearly identified as an asset of the Companies (or either of them).

12.    DEBTORS

12.1 Neither of the Companies has made, or entered into any Contract to make, any loan to, or other arrangement with, any person as a result of which it is or may be owed any money, other than trade debts incurred in the ordinary course of business and cash at bank.

12.2 Neither of the Companies is entitled to the benefit of any debt otherwise than as the original creditor and neither of the Companies has not factored, deferred or discounted any debt or agreed to do so.

12.3 All of the debts of the Companies (or either of them) which are included in the Accounts (apart from bad and doubtful debts to the extent to which they have been provided for in the Accounts) or which have subsequently arisen have realised or will realise in the normal course of collection their full value as included in the Accounts or in the books of the Companies (or either of them), and no such debt nor any part of it has been outstanding for more than 3 months from its due date for payment.

13.    [NOT USED]

14.    NET ASSETS

       As at 30 September 2001 the Companies will have aggregate net assets in excess of (pound)4,370,000 (determined using the same accounting bases, policies, practices, procedures and estimation techniques as set out in PARAGRAPH 4 of SCHEDULE 7).

15.    VEHICLES, EQUIPMENT ETC.

       The vehicles, fixtures and fittings and furniture as set out in the asset lists provided to the Purchaser and in the Disclosure Letter and other equipment used in connection with the business of each of the Companies:

15.1 are in a good and safe state of repair and condition and satisfactory working order and have been regularly maintained to a good standard and in accordance with any safety regulations usually observed in relation to them; and

15.2 other than the vehicles, are capable and will (subject to fair wear and tear) be capable throughout the periods of time during which they will be written down to a nil value (at the rates adopted in the Accounts) of meeting the needs for which they were designed or acquired.

16.    INTELLECTUAL PROPERTY RIGHTS

16.1   For the purpose of this paragraph and PARAGRAPH 16:

       "INTELLECTUAL PROPERTY RIGHTS"     means all patents, trade marks,
                                          copyright, rights to prevent passing
                                          off, rights in designs and all other
                                          intellectual or industrial property
                                          rights, in each case whether
                                          registered or unregistered and
                                          including applications and in each and
                                          every case all rights or forms of
                                          protection having equivalent or
                                          similar effect anywhere in the world

       "SOFTWARE"                         means any form of computer program,
                                          including applications software and
                                          operating systems, whether in source,
                                         object or machine code form.

16.2 All Intellectual Property Rights used in or held in relation to each of the Companies' businesses (save for Intellectual Property Rights licensed to the Companies (or either of them) under any Contract) are legally and beneficially owned by the Companies (or either of them) free from any Encumbrance

16.3 All Intellectual Property Rights used in, or held in relation to, each of the Companies' businesses which are registered or the subject of applications for registration or which are unregistered trade marks are listed and described in the Disclosure Letter.

16.4 In so far as the Vendors are aware there are, and have been, no proceedings, actions or claims and none are pending or threatened impugning the title, validity or enforceability of the Intellectual Property Rights of the Companies (or either of them) or claiming any right or interest in such Intellectual Property Rights.

16.5 So far as the Vendors are aware, there is, and has been, no infringement of the Intellectual Property Rights of the Companies (or either of them) and in so far as the Vendors are aware none is pending or threatened.

16.6 No Contract or consent in respect of any of the Intellectual Property Rights of the Companies (or either of them) has been entered into or given by the Companies (or either of them) in favour of any third party and so far as the Vendors are aware the Companies (or either of them) are not obliged to enter into or grant any such Contract or consent.

16.7 So far as the Vendors are aware the Companies (or either of them) have not infringed any Intellectual Property Rights of any third party.

16.8 There have been no patent applications made by the Companies (or either of them) and no claims have been made against the Companies (or either of them) under sections 40 and 41 of the Patents Act 1977.

16.9 All confidential information disclosed or received by the Companies (or either of them) is or has been the subject of binding obligations of confidentiality.

16.10 All licences and other agreements whereby the Companies (or either of them) are licensed or otherwise authorised to use the Intellectual Property Rights of a third party or whereby the Companies (or either of them) licenses or otherwise authorises a third party to use Intellectual Property Rights of them are in full force and effect and no notice has been given or received by the Companies (or either of them) to terminate them.

16.11 The Disclosure Letter contains a full list of domain names which are held by or are or have been used in respect of the Companies (or either of them).

17.    COMPUTER SYSTEMS

17.1   For the purposes of this paragraph and PARAGRAPH 17:

       "COMPUTER SYSTEMS"          means all computer hardware, Software and
                                   equipment comprising the IT systems of the Companies (or either of them).

17.2 Details of all off-the-shelf Software used or commissioned by the Companies (or either of them) in which the Intellectual Property Rights are owned by a third party are noted in the Disclosure Letter together with details of all bespoke Software. The licences of such Software are complied with in all respects in the operation of the business of the Companies (and each of them).

17.3 Details of all maintenance agreements are noted in the Disclosure Letter. As far as the Vendors are aware all maintenance providers have fulfilled their obligations under the agreements in place in respect of the Computer Systems.

17.4 Each of the Companies has a prudent disaster recovery plan in respect of the Computer Systems which would permit all of the critical functions each of the Companies which are run on the Computer Systems to be restored within 24 hours, the balance of functions being restored within 48 hours.

17.5 Each of the Companies has procedures in place to ensure the security of the Computer Systems and data stored on them.

17.6 There have been no major failures of the Computer Systems (and each part of each of them) in the last 12 months.

17.7 Each of the Companies has a sufficient number of employees who are technically competent and appropriately trained to ensure the proper operation and use of the Computer Systems.

17.8 In the opinion of the Vendors the data storage capability, functionality and performance of the Computer Systems is sufficient for the business of the Companies (or either of them) as it is now conducted.

PROPERTY

18.    DETAILS OF THE PROPERTY

18.1 The particulars of the Property shown in SCHEDULE 6 are true, complete and correct.

18.2 The Companies (or either of them) have a good and marketable title to the Property for the estate or interest stated in SCHEDULE 6

18.3 The title deeds to the Property are in the possession of the Companies (or either of them) free from any Encumbrance.

18.4 Neither of the Companies owns, is in occupation of or is entitled to any estate or interest in any freehold or leasehold property other than the Property. Neither of the Companies is party to any uncompleted agreement to acquire or dispose of any freehold or leasehold property.

18.5 Except in relation to the Property, the Companies (or either of them) have no liability (whether actual or contingent) in relation to any freehold or leasehold property and in particular the Companies (or either of them) have never assumed any liability under a lease (whether as landlord, tenant, guarantor or otherwise)

19.    OCCUPATION AND USE OF THE PROPERTY

19.1 Each of the Companies has vacant possession of the Property and no other person has any right (actual or contingent) to possession or occupation of the Property, or any interest in it.

19.2 The use of the Property permitted in the lease relating thereto corresponds to the use to which it is in fact put or (where the Property is not presently in use) to the use to which it was last in fact put and the Property is not used for any other purpose.

20.    REPLIES TO ENQUIRIES

       The replies and other disclosures given by the Vendors' Solicitors to the Purchaser's Solicitors' written enquiries and any other disclosures by the Vendors' Solicitors to the Purchaser's Solicitors concerning the Property are complete, true and accurate in all respects and not misleading in any respect. For the purposes of this warranty, where any such reply to enquiries or disclosure refers to the knowledge, information, belief or awareness of the Vendors (or similar expression) each Vendor will be deemed to have such knowledge, information, belief or awareness as such Vendor would have obtained had such Vendor made all due and careful enquiries into the subject matter of that reply or disclosure and the knowledge, information, belief and awareness of any one of the Vendors will be imputed to all the Vendors.

21.    EMPLOYEES/TEMPORARY WORKERS

21.1 Full particulars of the identities, dates of commencement of employment (or appointment to office), dates of birth, terms and conditions of employment and remuneration (including any bonus, commission, profit sharing, share and other incentive schemes, and collective or workforce agreements) of all the Employees and officers of the Companies (and each of them) are fully and accurately set out in the Disclosure Letter and copies of all their written service agreements or contracts of employment or particulars of employment statements are attached to the Disclosure Letter.

21.2 So far as the Vendors are aware, there are no amounts owing to any present or former employees of the Companies (or either of them), other than remuneration accrued (but not yet due for payment) in respect of the calendar month in which this Agreement is executed or for reimbursement of business expenses incurred during such month, and none of them is entitled to accrued but unpaid holiday pay or accrued but untaken holiday leave in respect of the Companies (or either of them) current or previous holiday year.

21.3 All Contracts of employment between each of the Companies and its Employees are terminable by the Companies (or either of them) by giving the applicable minimum period of notice specified in section 86 of the Employment Rights Act 1996.

21.4 Other than as fully, fairly and clearly disclosed in the Disclosure Letter, neither of the Companies has:

       21.4.1 offered to employ or engage any person other than as a Temporary Worker since the Accounting Date whether or not such employment or engagement will take effect after the date of this Agreement;

       21.4.2 given or received notice to terminate the employment or engagement of any person since the Accounting Date whether or not such notice has not yet expired; or

       21.4.3 made, agreed or proposed any change of terms and conditions of employment or engagement since the Accounting Date whether or not such change of terms and conditions has not yet taken effect.

21.5 There is no person previously employed by the Companies (or either of them) who now has or may have a statutory or contractual right to return to work or to be re-instated or re-engaged by the Companies (or either of them).

21.6 There are no Employees who have been absent due to sickness leave for an aggregate period of more than 3 months in the 12 month period ending on the date of this Agreement.

21.7 Neither of the Companies have recognised, or have done any act which might be construed as recognition of, a trade union and neither of the Companies is party to any agreement with any trade union or organisation of employees or workers nor are any steps being taken by employees, workers or other representatives to ensure trade union recognition.

21.8 Neither of the Companies is involved, and have during the 12 months prior to the date of this Agreement been involved, in any strike, lock-out, industrial or trade dispute or any negotiations with any trade union or body of employees or workers.

21.9 There are no homeworking, part-time, job share, flexitime or flexible working arrangements or early retirement schemes applicable to any Employees of the Companies (or either of them).

21.10 The Companies (or either of them) do not operate or intend to operate and have not operated any short time working scheme or arrangement or any redundancy or redeployment scheme or arrangement, whether formal or informal, contractual or non-contractual, which provides for payments greater than those required by statute or for notice periods greater than those set out in contracts of employment or engagement.

21.11 So far as the Vendors are aware, none of the Temporary Workers previously or currently engaged by the Companies (or either of them) has ever claimed to be an employee of either of the Companies, either by way of an application to the Employment Tribunal or otherwise.

21.12 Neither of the Companies has ever made statutory redundancy payments to any Temporary Worker either previously or currently engaged by the Companies (or either of them).

21.13 In relation to any of the Temporary Workers either previously or currently engaged by the Companies (or either of them), the Companies have made the following payments:

       21.13.1  a payment in respect of statutory maternity pay;

       21.13.2  a payment in respect of any sick pay or Statutory Sick Pay;

       21.13.3  a payment in respect of paid annual leave.

       Further details in relation to the basis upon which these payments are made are set out in the Disclosure Letter.

21.14 Each of the Companies has, in relation to all present and former employees, complied with all laws, statutes, regulations, orders and codes of conduct relating to employment and relations with employees and trade unions and has maintained adequate and suitable records, whether or not required to do so by law (including those required to be kept pursuant to the Working Time Regulations 1998), regarding the service of each of its employees and has complied with all agreements for the time being having effect as regards such relations or the conditions of service of its Employees (whether collectively or individually).

21.15 In so far as the Vendors are aware, there are no claims, disputes or proceedings either pending or threatened in relation to any individual employed or engaged by the Companies (or either of them) including any individual either previously or currently engaged as a temporary worker by the Companies (or either of them).

22.    PENSIONS

22.1   For the purpose of this paragraph:

       "PENSION SCHEME"         means those schemes described in the Disclosure
                                Letter

       "RELEVANT BENEFITS"      has the meaning given at section 612(1) ICTA.

22.2   Except for the Pension Scheme:

       22.2.1 no agreement or arrangement of the Companies (or either of them) exists or has existed for the provision of any Relevant Benefits for any person employed or formerly employed by the Companies (or either of them) or for any one claiming through such person; and

       22.2.2 the Companies (or either of them) have not paid, provided or contributed towards any Relevant Benefits for or in respect of any person.

22.3 Neither of the Companies participate in any retirement benefit scheme established under or regulated by the laws of any jurisdiction outside the United Kingdom.

22.4 The Companies (or either of them) are not providing and have not provided any ex gratia Relevant Benefits or other like payments for any person employed or formerly employed by the Companies (or either of them) or for any one claiming through such person.

22.5 No proposal has been announced nor has any undertaking or assurance been given to any person employed or formerly employed by the Companies (or either of them) or to any one claiming through such person as to the alteration, continuance, introduction, increase or improvement of any Relevant Benefits or of those contributions referred to in the Disclosure Letter or other like payments (whether or not there is a legal obligation to do so).

22.6 Full and correct particulars of the Pension Scheme and the contributions payable to the Pension Scheme are set out in the Disclosure Letter.

22.7 As far as the Vendors are aware all actuarial, audit, consultancy, legal and other fees, charges, expenses, premiums, subscriptions and taxes in respect of the Pension Scheme payable by the Companies (or either of them) which have fallen due for payment have been paid. No services have been rendered in respect of the Pension Schemes in respect of which an invoice has not been rendered.

22.8 There is no amount which is or may be treated under section 144 Pension Schemes Act 1993 or section 75 Pensions Act 1995 as a debt due from the Companies (or either of them) to the trustees of any occupational pension scheme.

22.9 All arrangements for members of the Pension Scheme to have contributions made by the Companies (or either of them) where the employee concerned has agreed to a reduction of any bonus or other remuneration which would otherwise be payable have been operated so as not to give rise to any further liability on the Companies (or either of them) to pay or account for tax under the Income Tax (Employments) Regulations 1993.

22.10 There have been no claims or complaints brought by an employee or officer or any former employee or officer of the Companies (or either of them), or the spouse or dependant of any such person, and in particular in respect of discrimination (whether direct or indirect) in the provision of or access to benefits on retirement or for life assurance (including claims made by a part time employee in respect of having been denied such benefits or access to such benefits) arising out of employment up to and including Completion.

22.11 All contributions and costs payable by the Companies (or either of them) in respect of the Pension Schemes as at Completion have been paid and all contributions have been paid in compliance with the Personal Pension Schemes (Payments by Employers) Regulations 2000.

22.12 No promise or guarantee (whether oral or written) has been given to any member of the Pension Scheme as to the level or amount of benefits to be provided to that member under the Pension Scheme on retirement, death or leaving service.

CONTRACTS

23.    INSURANCE

23.1 All insurable assets of the Companies (and each of them) are, and have at all material times been, insured in amounts equal to their full replacement or reinstatement value against all risks normally insured against by persons carrying on the same classes of business as the Companies (or either of them).

23.2 Each of the Companies is, and has at all material times been, adequately covered against accident, damage, injury, third party loss, loss of profits and any other risk normally insured against by persons carrying on the same classes of business as the Companies (or either of them).

23.3 All premiums due in relation to the insurances of the Companies (and each of them) have been paid, and nothing has been done or omitted to be done which would make any policy of insurance of the Companies (or either of them) void or voidable or which might lead to any liability under such insurance being avoided by the insurers or which is likely to result in an increase in premium or which would release any insurer from any of its obligations under any policy of insurance of the Companies (or either of them).

23.4 No insurance claim is pending or outstanding and there are no circumstances which might result in any such claim.

23.5 Full particulars of the insurances of the Companies (and each of them) and of all claims (if any) made against those insurances in the last 2 years are set out in or attached to the Disclosure Letter.

24.    FINANCING AND WORKING CAPITAL

24.1 The Companies (or either of them) have not engaged in any borrowing or financing and have no loan, overdraft or other financial facilities.

24.2 The Disclosure Letter contains details, correct at the date stated in it, of the credit or debit balances on all the bank or deposit accounts of the Companies (or either of them). Since that date there have been no payments out of any of those accounts except for routine payments in the ordinary and usual course of the Companies' (or either of them) business and the balances on those accounts are not now substantially different from the balances shown in the Disclosure Letter.

24.3 There is no security over any of the assets of the Companies (or either of them).

24.4 No person has given any guarantee of or security for any liability of the Companies (or either of them).

24.5 Neither of the Companies has applied for or received any grant, subsidy or financial assistance from any government department or other body.

24.6 Each of the Companies has sufficient working capital to enable it to carry on its business in its present form and at its present level of turnover for a period of 12 months starting on the day after Completion based on the Budget and the cashflow projections set out in the Budget.

25.    MATERIAL CONTRACTS

       Neither of the Companies is, or has been since the Accounting Date, a party to, liable under or subject to any Contract which:

25.1 involves agency, distributorship, marketing rights, information sharing, consultancy, servicing, maintenance, inspection or testing;

25.2 involves partnership, joint venture, consortium, joint development, shareholders or similar arrangements;

25.3 involves hire purchase, conditional sale, credit sale, leasing, hiring or similar arrangements;

25.4 involves or is likely to involve any capital expenditure by the Companies (or either of them) or involves or is likely to involve an aggregate expenditure or receipt in excess of (pound)20,000 by the Companies (or either of them);

25.5 is incapable of complete performance in accordance with its terms within 6 months after the date on which it was entered into;

25.6 cannot readily be fulfilled or performed by the Companies (or either of them);

25.7 the Vendors believe may result in a loss to the Companies (or either of them);

25.8 involves or is likely to involve the receipt or payment of a price above or below the prevailing market price ruling at the date of this Agreement or any other obligation, restriction, expenditure or receipt of an unusual, onerous or exceptional nature;

25.9 is for the supply of services by or to the Companies (or either of them) on terms under which retrospective or future discounts, price reductions or other financial incentives are given;

25.10 is for the supply of services by or to the Companies (or either of them) which is not on the current standard terms and conditions on which the Companies (or either of them) normally contracts to buy or supply goods or services, copies of which are attached to the Disclosure Letter;

25.11 involves delegation of any power under a power of attorney or authorisation of any person (as agent or otherwise) to bind or commit the Companies (or either of them) to any obligation;

25.12 restricts the freedom of the Companies (or either of them) to carry on its business in any part of the world in such manner as it may think fit;

25.13 involves conditions, warranties, indemnities or representations given in connection with a sale of shares or an undertaking or fixed assets by either of the Companies;

25.14 is a guarantee, indemnity, surety or form of comfort in respect of the obligations of a third party, under which any liability or contingent liability is outstanding;

25.15 includes a term which is not, or may not be, binding on the Companies (or either of them) or any other party in consequence of the Unfair Terms in Consumer Contracts Regulations 1999; or

25.16 is not on arm's length terms or is in any way otherwise than in the ordinary and proper course of the business of the Companies (or either of them).

26.    OTHER BUSINESS MATTERS

26.1 Since the Accounting Date there has been no substantial change in the basis or terms on which any person is prepared to do business with the Companies (or either of them) (apart from normal price changes), and no substantial customer or supplier of the Companies (or either of them) (providing 5% or more of the supplies or turnover of either of the Companies in any accounting year) has ceased or substantially reduced its business with the Companies (or either of them), and the Vendors are not aware that there will or may be any such change, cessation or reduction.

26.2 Neither of the Companies carries on business under any name other than its own corporate name or any other name specified in the Disclosure Letter and there are no circumstances which might prevent the Companies (or either of them) from continuing to carry on business under such names.

26.3 Since the Accounting Date no code of practice and no notice affecting prices has been issued by any government department, association or similar body which relates to the business of the Companies (or either of them).

COMPLIANCE, DISPUTES

27.    COMPANY LAW MATTERS

27.1 Compliance has been made with all legal requirements in connection with the formation of the Companies (and each of them) and all issues and grants of shares, debentures, notes, mortgages or other securities of the Companies (and each of them).

27.2 The copy of the memorandum and articles of association of the Companies (and each of them) attached to the Disclosure Letter are true and complete and have embodied in them or attached to them a copy of every resolution or agreement as is referred to in section 380(4) CA 1985. The Companies (and each of them) have at all times carried on their business and affairs in all respects in accordance with their memorandum and articles of association and all such resolutions and agreements.

27.3 All returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies by the Companies (and each of them) or any of its officers have been correctly and properly prepared and so filed and delivered, and no such returns, particulars, resolutions or other documents have been so filed or delivered during the period of 14 days ending on the date of this Agreement.

27.4 The statutory books (including all registers and minute books) of the Companies (and each of them) have been properly kept and contain an accurate and complete record of the matters which should be dealt with in those books and no notice or allegation that any of them is incorrect or should be rectified has been received.

28.    GENERAL LEGAL COMPLIANCE

28.1 Each of the Companies has obtained all necessary licences, consents, permits and authorities (public and private) to enable it to carry on its business effectively in the places and in the manner in which such business is now carried on. All such licences, consents, permits and authorities (copies of which are enclosed with the Disclosure Letter) are valid and subsisting and have been complied with in all respects and as far as the Vendors are aware there is no reason why any of them should be suspended, cancelled or revoked.

28.2 Each of the Companies has conducted its business in accordance with all applicable UK legal requirements (including the Data Protection Acts 1984 and 1998).

28.3 As far as the Vendors are aware none of the officers, agents or employees of the Companies (or either of them) (during the course of his duties in relation to the Companies (or either of them)) has committed or omitted to do any act or thing in contravention of any law, order, regulation or the like in the United Kingdom or elsewhere.

28.4 As far as the Vendors are aware there is not pending, or in existence, any investigation or enquiry by, or on behalf of, any governmental or other body in respect of the affairs of the Companies (or either of them).

29.    LITIGATION

29.1 Neither the Companies (or either of them) nor any person for whose acts or defaults the Companies (or either of them) may be contractually or vicariously liable is involved (whether as claimant, defendant or otherwise) in any civil, criminal, tribunal, arbitration, administrative or other proceedings.

29.2 No civil, criminal, tribunal, arbitration, administrative or other proceedings are pending or threatened by or against or concern the Companies (or either of them) and there are no facts or circumstances likely to result in any such proceedings.

29.3 There is no outstanding or unsatisfied judgement, decree, order, award or decision of a court, tribunal, arbitrator or governmental agency against the Companies (or either of them) and neither of the Companies is party to any undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings.

30.    DEFAULT

       Neither of the Companies is in breach of any Contract to which it is a party, and as far as the Vendors are aware no other party to any such Contract is in breach of it. As far as the Vendors are aware all agreements, rights, commitments, obligations, arrangements and understandings to which the Companies (or either of them) are a party are valid and enforceable. The Vendors are not aware of any grounds for the termination, rescission, avoidance or repudiation of any Contract by the Companies (or either of them) or any other party to any such Contract.

31.    INSOLVENCY

31.1 No meeting has been convened at which a resolution will be proposed, no petition has been presented, no order has been made and no resolution has been passed for the winding-up of the Companies (or either of them) or for the appointment of any provisional liquidator. Neither of the Companies has called any formal or informal meeting of all or any of its creditors.

31.2 No administrative receiver, receiver or manager has been appointed of the whole or any part of the property, assets or undertaking of the Companies (or either of them).

31.3 No administration order has been made appointing an administrator in respect of the Companies (or either of them) and no petition has been presented for an administration order in respect of the Companies (or either of them).

31.4 No voluntary arrangement has been proposed or approved under Part I Insolvency Act 1986 and no compromise or arrangement has been proposed, agreed to or sanctioned under section 425 Insolvency Act 1986 in respect of the Companies (or either of them).

31.5 No distress, execution or other process has been levied on or applied for in respect of any asset of the Companies (or either of them).

31.6 Neither of the Companies has stopped or suspended the payment of its debts or received a written demand pursuant to section 123(1)(a) Insolvency Act 1986 and neither of the Companies is insolvent or unable to pay its debts within the meaning of section 123 Insolvency Act 1986.

31.7 No disqualification order has at any time been made pursuant to the provisions of the Company Directors Disqualification Act 1986 against any former or current officer of the Companies (or either of them).

31.8 There are no facts in existence which are likely to lead to any of the events or circumstances referred to in this paragraph.

31.9 Neither the Companies (or either of them) nor any of their directors has consulted a person qualified to act as an insolvency practitioner under
       Part XIII of the Insolvency Act 1986 with a view to minimising the potential loss to the creditors of the Companies (or either of them) or otherwise in relation to any financial difficulty of the Companies (or either of them).

31.10 Neither of the Companies has been a party to any transaction at an undervalue as defined in section 238 of the Insolvency Act 1986 nor has it given nor received any preference as defined in section 239 of the Insolvency Act 1986, in either case within the period of 2 years ending on the date of this Agreement.

32.    EFFECTS OF THE AGREEMENT

32.1 The execution of this Agreement and the observance and performance of its provisions will not:

       32.1.1 result in a breach of any Contract, law, regulation, order, judgement, injunction, undertaking, decree or similar imposition to or by which the Companies (or either of them) is party or bound, or entitle any person to terminate or avoid any Contract to which the Companies (or either of them) are party, or have any material effect on any such Contract;

       32.1.2 result in the loss or impairment of or any default under any licence, authorisation or consent required by the Companies (or either of them) for the purposes of its business;

       32.1.3 result in the creation, imposition, crystallisation or enforcement of any Encumbrance whatsoever on any of the assets of the Companies (or either of them); or

       32.1.4 result in any present or future indebtedness of the Companies (or either of them) becoming due and payable, or capable of being declared due and payable, prior to its stated maturity date or in any financial facility of the Companies (or either of them) being withdrawn.

32.2 So far as the Vendors are aware, there is no Contract to which the Companies (or either of them) is party which depends on the continuation of the connection (whether as shareholder or officer of the Companies (or either of them) or otherwise) of any person with the Companies (or either of them).

                                   SCHEDULE 4

                                    TAXATION

PART 1 - INTERPRETATION

1.     INTERPRETATION

       In this SCHEDULE 4:

1.1 the following expressions have the following meanings unless inconsistent with the context:

       "ACT"                             advance corporation tax

       "THE AUDITORS"                    the auditors for the time being of the
                                         Companies (or either of them)

       "THE BALANCE SHEET"               the audited balance sheet of the
                                         Companies (or either of them), as at
                                         the Accounting Date

       "THE 30 JUNE 2001                 the balance sheet of the Companies (or
       BALANCE SHEET"                    either of them), as at 30 June 2001,
                                         which includes provision for Taxation

       "CAA 1990"                        Capital Allowances Act 1990

       "CAA 2001"                        Capital Allowances Act 2001

       "THE COMPANY"                     Unless otherwise stated, has the
                                         meaning ascribed to "Companies" in
                                         CLAUSE 1.1 as if the provisions of this
                                         SCHEDULE 4 were set out in full in
                                         respect of each such company

       "DISPUTE"                         any dispute, appeal, negotiations or
                                         other proceedings in connection with a
                                         Tax Claim

       "EVENT"                           any event, fact or circumstance
                                         whatsoever including:

                                         (a)   any transaction, action or
                                               omission (whether or not the
                                               Company is party to it);

                                         (b)   the earning, receipt or accrual
                                               for any Taxation purpose of any
                                               income, profits or gains;

                                         (c)   the incurring for any Taxation
                                               purpose of any loss or
                                               expenditure;

                                         (d)   the declaration, payment or
                                               making of any dividend or other
                                               distribution; and

                                         (e)   the acquisition of the Shares
                                               pursuant to this Agreement

       "FA"                              Finance Act

       "GAAP" means generally accepted accountancy practice comprising Statements of Standard Accounting Practice, Financial Reporting Standards, Urgent Issue Task Force pronouncements issued by the Accounting Standards Board

       "LIABILITY TO TAXATION"           (a)   any liability of the Company to
                                               make an actual payment of
                                               Taxation (whether or not the
                                               Company is primarily so liable
                                               and whether or not the Company
                                               has any right of recovery against
                                               any other person); and

                                         (b)   the use by the  Company (in whole
                                               or in part) of any Purchaser's
                                               Relief (including a Purchaser's
                                               Relief surrendered to the Company
                                               by another company) to reduce or
                                               eliminate any liability of the
                                               Company to make an actual payment
                                               of Taxation (whether or not the
                                               Company is primarily so liable
                                               and whether or not the Company
                                               has any right of recovery against
                                               any other person) in respect of
                                               which the Vendors would otherwise
                                               have been liable under PARAGRAPH
                                               2; and

                                         (c)   the loss by the Company (in whole
                                               or in part) of any Purchaser's
                                               Relief (including a Purchaser's
                                               Relief surrendered to the Company
                                               by another company)

       "PSV" Staffing Enterprise (PSV) Limited, the details of which are set out in
                                         SCHEDULE 2

       "PURCHASER'S GROUP"               means the Purchaser and/or any company
                                         in the same group as the Purchaser
                                         including, after Completion, the
                                         Company

       "PURCHASER'S RELIEF"              (a)   any Relief which was treated as
                                               an asset of the Company in the 30
                                               June 2001 Balance Sheet; and

                                         (b)   any Relief which was taken into
                                               account in computing (and so
                                               reducing or eliminating) any
                                               provision for deferred tax which
                                               appears in the 30 June 2001
                                               Balance Sheet or which would have
                                               appeared in the 30 June 2001
                                               Balance Sheet but for the
                                               presumed availability of such
                                               Relief; and

                                         (c)   any Relief which arises wholly or
                                               mainly as a result of any Event
                                               which has occurred or occurs
                                               after 30 June 2001

       "RELIEF"                          (a)   any relief, allowance, exemption,
                                               set-off, deduction or credit
                                               available from, against or in
                                               relation to Taxation or in the
                                               computation for any Taxation
                                               purpose of income, profits or
                                               gains; and

                                         (b)   any right to a repayment of
                                               Taxation

       "SAVING" the reduction or elimination of any liability of the Company to make an actual payment of Tax in respect of which the Vendors would not have been liable under PARAGRAPH 2, by the use of any Relief to the extent that such Relief arises as a result of a Liability to Taxation in respect of which the Vendors have made a payment under PARAGRAPH 2

       "SEL"                             Staffing Enterprise Limited, the
                                         details of which are set out in
                                         SCHEDULE 2

       "TAX" OR "TAXATION"               (a)   any tax, duty, impost or levy,
                                               past or present, of the United
                                               Kingdom or elsewhere, whether
                                               governmental, state, provincial,
                                               local governmental or municipal,
                                               including income tax (including
                                               income tax required to be
                                               deducted or withheld from or
                                               accounted for in respect of any
                                               payment under section 203 ICTA or
                                               otherwise), corporation tax, ACT,
                                               capital gains tax, inheritance
                                               tax, VAT, customs and other
                                               import or export duties, rates,
                                               stamp duty, stamp duty reserve
                                               tax, national insurance
                                               and social security
                                               contributions; and

                                         (b)   any fine, penalty, surcharge,
                                               interest or other imposition
                                               relating to any tax, duty, impost
                                               or levy mentioned in paragraph
                                               (a) of this definition or to any
                                               account, record, form, return or
                                               computation required to be kept,
                                               preserved, maintained or
                                               submitted to any person for the
                                               purposes of any such tax, duty,
                                               impost or levy

       "TAXATION AUTHORITY"              any authority, whether of the United
                                         Kingdom or elsewhere, competent to
                                         impose, assess or collect Taxation,
                                         including the Board of Inland Revenue
                                         and the Commissioners of Customs and
                                         Excise

       "TAXATION STATUTE"                any statute (and all regulations and
                                         other documents having the force of
                                         law under such statute) published,
                                         enacted, issued or coming into force on
                                         or before the date of this Agreement
                                         relating to Taxation

       "TAX CLAIM"                       any notice, demand, assessment, letter
                                         or other document issued, or action
                                         taken, by or on behalf of any Taxation
                                         Authority and the submission of any
                                         Taxation form, return or computation
                                         from which, in either case, it appears
                                         to the Purchaser that the Company is or
                                         may be subject to a Liability to
                                         Taxation or other liability in respect
                                         of which the Vendors are or may be
                                         liable under PARAGRAPH 2

       "TCGA"                            Taxation of Chargeable Gains Act 1992

       "TMA"                             Taxes Management Act 1970

       "VAT"                             value added tax

       "VATA"                            Value Added Tax Act 1994

       "VAT GROUP"                       any group of companies for the purposes
                                         of section 43 VATA of which the Company
                                         is or has been a member on or before
                                         Completion;

1.2 references to Events include Events which are deemed to have occurred for any Taxation purpose and references to income, profits or gains earned, received or accrued for any Taxation purpose include income, profits or gains which are deemed to have been earned, received or accrued for any Taxation purpose;

1.3 references to the loss of a Relief include the disallowance of a Relief and the failure to obtain a Relief (whether as a result of the surrender of the Relief to another company or otherwise); and

1.4 any stamp duty which is charged on any document, or in the case of a document which is outside the United Kingdom any stamp duty which would be charged on the document if it were brought into the United Kingdom, which is necessary to establish the title of the Company to any asset or in the enforcement or production of which the Company is interested, and any interest, fine or penalty relating to such stamp duty, will be deemed to be a liability of the Company to make an actual payment of Taxation.

PART 2 - TAX COVENANT

2.     COVENANT

       Subject to the provisions of this PART 2 of this SCHEDULE 4, the Vendors covenant with the Purchaser to pay to the Purchaser an amount equal to the amount of:

2.1 any Liability to Taxation which has arisen or arises as a result of or in connection with any Event which occurred on or before Completion, whether or not such Liability to Taxation has been discharged on or before Completion; and

2.2 any Liability to Taxation which arises as a result of any Event which occurs after Completion pursuant to a legally binding obligation (whether or not conditional) entered into by the Company on or before Completion otherwise than in the ordinary course of business of the Company as carried on at Completion; and

2.3 any Liability to Taxation in respect of a chargeable gain which arises as a result of the disposal after Completion of any asset acquired by the Company on or before Completion, to the extent that such Liability to Taxation would not have arisen if the expenditure incurred on or before Completion and allowable under section 38(1)(a) TCGA in respect of the asset (ignoring any other Relief) had not been less than the value of the asset stated in the 30 June 2001 Balance Sheet or, in the case of an asset acquired between 30 June 2001 and Completion, the cost of the asset and any other amount within the said section; and

2.4 any Liability to Taxation which arises in respect of a chargeable gain as a result of the Company ceasing after Completion to use an asset acquired on or before Completion for the purposes of a trade, as mentioned in section 154(2)(b) TCGA, or as a result of the expiry after Completion of a period of 10 years beginning on or before Completion with the acquisition of an asset, as mentioned in section 154(2)(c) TCGA; and

2.5 any liability of the Company to make a payment in respect of Taxation which has arisen or arises as a result of or in connection with any Event which occurred on or before Completion, whether or not such liability has been discharged on or before Completion, including any liability of the Company to make a payment in respect of Taxation under any indemnity, covenant, guarantee or charge entered into by the Company on or before Completion; and

2.6 any reasonable costs, fees or expenses (including legal costs on a full indemnity basis) properly incurred by the Company or the Purchaser in connection with:

       2.6.1 any Liability to Taxation or other liability in respect of which the Vendors are liable under any of PARAGRAPHS 2.1 TO 2.5; or

       2.6.2 any Tax Claim or any Dispute where the subject matter of the Tax Claim or Dispute is a liability for which the Vendors would be liable under any of paragraphs 2.1 to 2.5; or

       2.6.3 successfully taking or defending any action (including but not limited to legal proceedings) under this PART 2 of this
                SCHEDULE 4.

2.7 Without prejudice to PARAGRAPHS 2.1 TO 2.6, the Vendors covenant with the Purchaser to pay to the Purchaser an amount equal to the amount of:

       2.7.1 any Liability to Taxation which arises as a result of or in connection with the use of cars owned by the Company; and

       2.7.2 any reasonable costs, fees or expenses (including legal costs on a full indemnity basis) properly incurred by the Company or the Purchaser in connection with:

                2.7.2.1 any Liability to Taxation in respect of which the Vendors are liable under PARAGRAPH 2.7.1; or

                2.7.2.2 any Claim from which it appears to the Purchaser that the Company is or may be subject to a Liability to Taxation in respect of which the Vendors are or may be liable under PARAGRAPH 2.7.1 or any Dispute in connection with any such Claim; or

                2.7.2.3 successfully taking or defending any action under this PARAGRAPH 2.7.

3.     QUANTIFICATION

       For the purposes of PARAGRAPH 2 the amount of a Liability to Taxation or a liability of the kind mentioned in PARAGRAPH 2.5 will be determined as follows:

3.1 the amount of a Liability to Taxation falling within PARAGRAPH (A) of the definition of that expression in PARAGRAPH 1.1 will be the amount of the actual payment of Taxation which the Company is liable to make;

3.2 the amount of a Liability to Taxation falling within PARAGRAPH (B) of the definition of that expression in PARAGRAPH 1.1 will be the amount of Taxation saved by the Company as a result of the use of the Purchaser's Relief; and

3.3 the amount of a Liability to Taxation falling within PARAGRAPH (C) of the definition of that expression in PARAGRAPH 1.1 will be:

       3.3.1 the amount of Taxation which would have been saved by the Company but for the loss of the Purchaser's Relief on the basis of the rates of Taxation current at the date of the loss, assuming for this purpose that the Company had sufficient profits or was otherwise in a position actually to use the Purchaser's Relief; or

       3.3.2 if the Purchaser's Relief lost was a right to a repayment of Taxation, the amount of the repayment of Taxation so lost; and

3.4 the amount of a liability of the Company to make a payment in respect of Taxation will be the amount of the payment in respect of Taxation which the Company is liable to make.

4.     EXCLUSIONS

4.1 The Vendors will not be liable under PARAGRAPHS 2.1 to 2.5 inclusive in respect of a Liability to Taxation or other liability of the Company to the extent to which:

       4.1.1 such Liability to Taxation or other liability was discharged on or before 30 June 2001 and the discharge of such Liability to Taxation or other liability was recognised in the 30 June 2001 Balance Sheet; or

       4.1.2 specific provision was made in the 30 June 2001 Balance Sheet for such Liability to Taxation or other liability; or

       4.1.3 such Liability to Taxation or other liability arises as a result of any Event which occurred in the ordinary course of business of the Company as carried on at Completion after 30 June 2001 and on or before Completion including, for the avoidance of doubt, corporation tax on profits of the Company earned in the ordinary course of business of the Company after 30 June 2001; or

       4.1.4 payment has already been made in respect of such Liability to Taxation or other liability under this PART 2 or PART 3 of this
                SCHEDULE 4; or

       4.1.5 such Liability to Taxation or other liability would not have arisen but for:

                4.1.5.1 the passing or change of any Tax Statute (including a change in the rates of Tax) or the publication after Completion of any Inland Revenue extra statutory concession or statement of practice;

                4.1.5.2 any change in the accounting period, accounting policy or practice of the Company made:

       (a)      before Completion at the written request of the Purchaser; or

       (b)      after Completion

       except where such change is required in order to bring the accounting policy or practice of the Company in line with GAAP prevailing on or before Completion; or

       4.1.6 such Liability to Taxation or other liability would not have arisen but for a voluntary act, transaction or omission of the Company after Completion:

                4.1.6.1 otherwise than pursuant to a legally binding obligation entered into by the Company on or before Completion or imposed on the Company by any legislation coming into force on or before Completion; and

                (a) which the Purchaser was aware or ought reasonably to have been aware would give rise to the Liability to Taxation or other liability in question; and

                (b) otherwise than in the ordinary course of business of the Company as carried on at Completion.

       4.1.7 any Relief other than a Purchaser's Relief which arises in consequence of, or by reference to, an Event occurring on or before Completion, is used to reduce or extinguish that liability; or

       4.1.8 such Liability to Taxation or other liability relates to any interest, penalty or fine in respect of a period after the date on which the Purchaser received payment from the Vendors in respect of a liability for which the Vendors are liable under this SCHEDULE 4; or

       4.1.9 such Liability to Taxation or other liability arises or is increased as a result of a cessation of, or change in the nature or conduct of, the trade carried on by the Company as at Completion, such cessation or change occurring after Completion, save where such cessation or change takes place in consequence of a breach of the Warranties or of the Agreement; or

       4.1.10 such Liability to Taxation or other liability has otherwise been satisfied under the Warranties or the Agreement; or

       4.1.11 such Liability to Taxation or other liability arises as a result of an Event on or before Completion occurring at the written request of the Purchaser.

4.2 For the purposes of PARAGRAPH 4.1.3 none of the following will be regarded as an Event occurring in the ordinary course of business of the
       Company:

       4.2.1    any distribution (within the meaning of Part VI (with section
                418) ICTA) or deemed distribution;

       4.2.2 the disposal or acquisition of any asset (including trading stock) or the supply or obtaining of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any tangible or intangible property) in circumstances where the consideration (if any) actually received or given for such disposal, acquisition, supply or obtaining is different from the consideration deemed to have been received or given for any Taxation purpose;

       4.2.3 any Event which gives rise to a Liability to Taxation in respect of deemed (as opposed to actual) income, profits or gains;

       4.2.4 the Company ceasing, or being deemed to cease, to be a member of any group of companies or associated with any other company for any Taxation purpose;

       4.2.5 any Event which gives rise to a Liability to Taxation under Part XVII ICTA;

       4.2.6 any Event which gives rise to a Liability to Taxation primarily chargeable against or attributable wholly or partly to or recoverable wholly or partly from any other person;

       4.2.7    the disposal of any capital asset;

       4.2.8 any scheme, arrangement or transaction designed partly or wholly or containing steps or stages designed partly or wholly for the purpose of avoiding or reducing or deferring a Liability to Taxation;

       4.2.9 the creation, cancellation or reorganisation of any share or loan capital of the Company;

       4.2.10 the failure by the Company to deduct or account for any Taxation; or

       4.2.11 any Event which gives rise to any fine, penalty, surcharge, interest or other imposition relating to any Taxation.

5.     DEDUCTIONS FROM PAYMENTS

5.1 All sums payable by the Vendors or the Purchaser under this SCHEDULE 4 shall be paid gross free and clear of any rights of counterclaim or set-off and without any deductions or withholdings unless the deduction or withholding is required by law in which event the Vendors or the Purchaser, as the case may be, (the "Paying Party") shall pay such additional amount as shall be required to ensure that the net amount received by the other party (the "Receiving Party") will equal the full amount which would have been received by it had no such deduction or withholding been made.

5.2    If any Tax Authority brings into charge to Tax any amount paid under this
       SCHEDULE 4, other than by way of an adjustment to the base cost or disposal proceeds of the Shares to the Purchaser and Vendors respectively, in the hands of the Receiving Party then the amount so paid shall be increased by such amount as will ensure that after deduction of the Tax so charged the net amount received by the Receiving Party will equal the full amount which it would have received had no such Tax been charged.

6.     DUE DATE FOR PAYMENT

6.1 The due date for the making of a payment for which the Vendors are liable under this Part 2 of this SCHEDULE 4 will be:

       6.1.1 the date falling 5 Business Days after the Purchaser has served notice on the Vendors demanding such payment; or

       6.1.2 in any case involving a liability of the Company or the Purchaser to make an actual payment (whether or not a payment of Taxation), the later of the date mentioned in PARAGRAPH 6.1.1 and the date falling 5 clear Business Days before the last date upon which the payment is required to be made to the person entitled to the payment (after taking into account any postponement of the due date for payment of any Taxation which is obtained).

6.2 If any payment required to be made by the Vendors under this Part 2 of this SCHEDULE 4 is not made by the due date, ascertained in accordance with PARAGRAPH 6.1, then such payment will bear interest in accordance with the terms of CLAUSE 10 of this Agreement.

7.     CLAIMS PROCEDURE

7.1 The Purchaser will as soon as reasonably practicable give written notice of any Tax Claim to the Vendors, provided that the giving of such notice will not be a condition precedent to the liability of the Vendors under PARAGRAPH 2. Where a time limit applies, such as on the issue of an assessment, the Purchaser shall give written notice of the Tax Claim within 10 Business Days of the Purchaser becoming aware of that claim.

7.2 Provided that the Vendors indemnify and secure the Company, the Purchaser and all other members of the same group of companies as the Purchaser to the reasonable satisfaction of the Purchaser against all losses, costs, damages and expenses (including interest on overdue Taxation) which may be incurred thereby, the Purchaser will procure that the Company, at the Vendors' cost and expense, takes such action and gives such information and assistance in connection with its Taxation affairs as the Vendors may reasonably and promptly request to dispute, appeal against, settle or compromise any Tax Claim, including, but not limited to:

       7.2.1 applying to postpone (so far as legally possible) the payment of any Taxation; and

       7.2.2 (except in the case of a Tax Claim where any Taxation Authority alleges dishonest or fraudulent conduct on the part of any of the Vendors or the Company or any person acting on behalf of any of the Vendors or the Company) allowing the Vendors to undertake, at their own cost and expense, the conduct of the Dispute.

7.3 The Vendors will not without the prior written consent of the Purchaser take any action in relation to any Dispute conducted by them or at their request, including, but not limited to:

       7.3.1 the transmission of any communication (whether written or otherwise) to any Taxation Authority;

       7.3.2 the appointment of solicitors or other professional advisers in relation to the Dispute;

       7.3.3    the settlement or compromise of the relevant Tax Claim; and

       7.3.4 the agreement of any matter which is likely to affect the amount of the relevant Tax Claim or any future Liability to Taxation.

7.4 The Purchaser may withhold its consent to the taking of any action mentioned in PARAGRAPH 7.3 which it reasonably considers to be materially prejudicial to the business or Taxation affairs of the Company, the Purchaser or any other member of the same group of companies as the Purchaser or on any other reasonable ground.

7.5 The Vendors will promptly and fully inform the Purchaser of all matters relating to any Dispute conducted by or at the request of the Vendors and will provide the Purchaser with copies of all correspondence and other documents relating thereto.

7.6 Without prejudice to the liability of the Vendors under this PART 2 of this SCHEDULE 4:

       7.6.1 the Purchaser will be entitled, at the Vendors' cost and expense, to appoint its own solicitors and other professional advisers in relation to any Dispute conducted by or at the request of the Vendors, in addition to those appointed by the Vendors;

       7.6.2 the Purchaser will not be obliged to procure that the Company appeals against any assessment to or demand for Taxation unless within 10 Business Days of the Purchaser giving notice thereof to the Vendors in accordance with PARAGRAPH 7.1, the Vendors have given notice to the Purchaser to do so;

       7.6.3 the Purchaser will not be obliged to prevent the Company from making a payment of Taxation at the time necessary to avoid incurring any fine, penalty, surcharge, interest or other imposition in respect of any unpaid Taxation; and

       7.6.4 if the Vendors fail promptly (and in any event within 10 Business Days of the Purchaser giving notice requiring them to do so) to inform the Purchaser of any action which they wish the Purchaser to procure the Company to take under PARAGRAPH 7.2, the Purchaser will be entitled to procure that the Company settles or compromises any Tax Claim on such terms as it determines in its absolute discretion.

8.     TIME LIMIT

8.1 The Vendors will not be liable under PARAGRAPH 2 in respect of a Liability to Taxation or other liability of the Company unless within 7 years after Completion the Purchaser has given notice to the Vendors of any Tax Claim whatsoever relating to such Liability to Taxation or other liability, or of any Event which may give rise to such a Tax Claim.

8.2    The time limit in PARAGRAPH 8.1 will not apply in any case involving:

       8.2.1 dishonest, fraudulent or negligent conduct on the part of any of the Vendors, the Company or any person acting on behalf of any of the Vendors or the Company; or

       8.2.2 any Liability to Taxation or other liability of the Company which arises as a result of the combined effect of two or more Events not all of which occurred on or before Completion.

9.     SAVINGS

9.1 If (at the Vendors' request and expense) the Auditors determine that the Company has obtained a Saving, the Purchaser will as soon as reasonably practicable thereafter repay to the Vendors the lesser of:

       9.1.1    the amount of the Saving (as determined by the Auditors); and

       9.1.2 the amount paid by the Vendors under PARAGRAPH 2 in respect of the Liability to Taxation which gave rise to the Saving less any part of that amount previously repaid to the Vendors under any provision of this Agreement or otherwise.

9.2 The Company will be entitled to use in priority to any Relief which gives rise to a Saving any other Relief available to it (including by way of surrender by another company to it) to reduce or eliminate any liability to make an actual payment of corporation tax.

9.3 The Company will not obtain a Saving until the last date upon which it would have been obliged to make the actual payment of corporation tax which has been reduced or eliminated in order to avoid incurring interest thereon.

9.4 In determining whether the Company has obtained a Saving, the Auditors will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties.

10.    RECOVERY FROM OTHER PERSONS

10.1 If the Company recovers from any other person (including any Taxation Authority but excluding the Purchaser, any other member of the same group of companies as the Purchaser and any officer or employee of any such company) any amount which is referable to a Liability to Taxation or other liability of the Company in respect of which the Vendors have made a payment under PARAGRAPH 2, the Purchaser will repay to the Vendors the lesser of:

       10.1.1 the amount so recovered (less any losses, reasonable costs, damages and expenses incurred by the Company, the Purchaser or any other member of the same group of companies as the Purchaser in order to make the recovery of that amount); and

       10.1.2 the amount paid by the Vendors under PARAGRAPH 2 in respect of the Liability to Taxation or other liability in question less any part of such amount previously repaid to the Vendors under any provision of this Agreement or otherwise.

10.2 If the Purchaser becomes aware that the Company is or may be entitled to recover any amount mentioned in PARAGRAPH 10.1, the Purchaser will as soon as reasonably practicable give notice of that fact to the Vendors and provided that the Vendors indemnify and secure the Company, the Purchaser and all other members of the same group of companies as the Purchaser to the reasonable satisfaction of the Purchaser against all losses, reasonable costs, damages and expenses which may be incurred thereby, the Purchaser will procure that the Company, at the Vendors' cost and expense, takes such action as the Vendors may reasonably and promptly request to effect such recovery.

10.3 The action which the Vendors may request the Company to take under PARAGRAPH 10.2 does not include:

       10.3.1 any action which the Purchaser considers to be materially prejudicial to the business or Taxation affairs of the Company, the Purchaser or any other member of the same group of companies as the Purchaser or to which the Purchaser objects on any other reasonable ground; or

       10.3.2 allowing the Vendors to undertake the conduct of any action necessary to effect recovery of the amount in question.

11.    GENERAL

       All payments by the Vendors under this PART 2 of this SCHEDULE 4 will be treated as repayments by the Vendors of the Consideration paid for the Shares pursuant to this Agreement, provided that this PARAGRAPH 11 will not operate in any way to limit the liability of the Vendors under this
       PART 2 of this SCHEDULE 4.

PART 3 - TAX WARRANTIES

12.    RETURNS, DISPUTES AND CLEARANCES

12.1 All notices, returns, computations, registrations and payments which should have been made by the Company for any Taxation purpose have been made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is, or is likely to be, the subject of any dispute with any Taxation Authority.

12.2 The Company is not involved in any dispute with any Taxation Authority concerning any matter likely to affect in any way the liability of the Company to Taxation and there are no circumstances which are likely to give rise to any such dispute.

12.3 The Taxation affairs of the Company have never been the subject of any investigation or enquiry by any Taxation Authority (other than routine questions), no Taxation Authority has indicated that it intends to investigate the Taxation affairs of the Company and there are no circumstances which are likely to give rise to any such investigation.

12.4 The Company has punctually supplied all information requested by any Taxation Authority for any Taxation purpose.

12.5 All particulars furnished to the Inland Revenue or any other Taxation Authority in connection with the application for any consent or clearance made on behalf of or affecting the Company were made to the appropriate office, section, department or body and fully and accurately disclosed all facts, circumstances and (where appropriate) law material to the decision of the Inland Revenue or such other Taxation Authority and any such consent or clearance given remains valid and effective and any transaction for which such consent or clearance has previously been obtained has been carried into effect (if at all) only in accordance with the terms of the relevant application, consent or clearance.

12.6 The Disclosure Letter contains details so far as they affect the Company of all concessions, arrangements and agreements (whether formal or informal) negotiated with any Taxation Authority and no action has been taken by or on behalf of the Company which has had or is likely to have the result of altering, prejudicing or in any way disturbing any such concession, arrangement or agreement.

13.    PENALTIES AND INTEREST

13.1 The Company has not since the Accounting Date paid, and is not liable to pay, any fine, penalty, charge, surcharge or interest charged by virtue of any of the provisions of any Taxation Statute and the Company has not since the Accounting Date become subject to any forfeiture by virtue of any such provisions or the operation of any penal provisions contained in any Taxation Statute.

13.2 There are no circumstances which are likely to cause the Company to become liable to pay any fine, penalty, charge, surcharge or interest, or become subject to any forfeiture, as mentioned in PARAGRAPH 13.1.

14.    TAXATION CLAIMS, LIABILITIES AND RELIEF

14.1 The Company has sufficient records to enable it to make and complete returns for Taxation purposes and to calculate the liability to Taxation or relief arising on the disposal of any asset owned at the Accounting Date or acquired since the Accounting Date but before Completion.

14.2 The Company has duly and properly made all Taxation claims, disclaimers, elections and surrenders and given all notices and consents and done all other things in respect of Taxation the making, giving or doing of which was assumed to have been made for the purposes of the Balance Sheet, all such claims, disclaimers, elections, surrenders, notices, consents and other things have been accepted as valid by the relevant Taxation Authorities and none has been revoked or otherwise withdrawn.

14.3   The Company has neither made nor is entitled to make any claim under section 23, 24, 48, 242, 279 or 280 TCGA or section 584 ICTA.

14.4 The Company is not, and will not become, liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or amounts corresponding to any Taxation) payable by or chargeable on or attributable to any other person, whether in consequence of the failure by that person to discharge that Taxation within any specified period or otherwise, where such Taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or prior to Completion.

15.    DISTRIBUTIONS AND PAYMENTS

15.1 The Company has deducted and properly accounted to the appropriate Taxation Authority for all amounts which it has been obliged to deduct in respect of Taxation, has complied fully with all reporting requirements relating to all such amounts and has (where required by the applicable Taxation Statute) duly provided certificates of deduction of tax to the recipients of payments from which deductions have been made.

15.2 The Company has not at any time declared, paid or made any dividend or other payment which is, or could be treated as, a distribution for the purposes of Part VI ICTA or section 418 ICTA except any dividend disclosed in its audited statutory accounts nor is it bound to make such a distribution.

15.3 There are no securities (within the meaning of section 254(1) ICTA) of the Company in issue, or which the Company has agreed to issue any payment in respect of, which falls to be treated as a distribution for the purposes of section 209 ICTA.

15.4 The Company has not at any time issued or agreed to issue any share capital as paid up otherwise than by the receipt of new consideration, after repaying any share capital, as mentioned in section 210 ICTA.

15.5 The Company has not made or received any exempt distribution within the meaning of section 213 ICTA, or has at any time been a relevant company in relation to an exempt distribution for the purposes of that section or concerned in an exempt distribution for the purposes of section 214 ICTA.

15.6   The Company has not at any time received a capital distribution to which section 189 TCGA could apply.

15.7 No rents, interest, annual payments or other sums of an income nature paid or payable by the Company since the Accounting Date, or which the Company is under an obligation to pay, will be wholly or partially disallowable as deductions or charges in computing the profits of the Company for the purposes of corporation tax, whether by virtue of the provisions of section 74, 79, 125, 338, 577, 779 to 786 (inclusive) or 787 ICTA or otherwise.

15.8 The Company has not since the Accounting Date made any payment to, or provided any benefit for, any present or former director, employee or officer which is wholly or partially disallowable as a deduction in computing the profits of the Company for the purposes of corporation tax, or is under an obligation to make any such payment or provide any such benefit.

15.9 The Company is not and has never has been a party to any interest rate contract or option, or currency contract or option which is or may become a qualifying contract as described in Chapter II Part IV FA 1994.

15.10 The Company has no assets or liabilities to which Chapter II Part II FA 1993 could apply.

16.    EMPLOYEE BENEFITS

16.1 Without prejudice to the generality of PARAGRAPH 15.1, the Company has properly operated the Pay As You Earn system, by making deductions, as required by the applicable Taxation Statute, from all payments made, or treated as made, to its directors, employees or officers or former directors, employees or officers or any persons required to be treated as such, and accounting to the Inland Revenue for all Taxation so deducted and for all Taxation chargeable on the Company on benefits provided for its directors, employees or officers, or former directors, employees or officers.

16.2 The Company has complied fully with all reporting requirements, and proper records have been maintained, relating to all payments and benefits made or provided, or treated as made or provided, to its directors, employees or officers or former directors, employees or officers.

16.3 Without prejudice to the generality of PARAGRAPH 12.6, the Disclosure Letter contains full details of all dispensations granted to the Company by the Inland Revenue under section 166 ICTA or otherwise relating to payments and benefits made or provided, or treated as made or provided, to its directors, employees or officers or former directors, employees or officers or any persons required to be treated as such, and the reporting requirements mentioned in relation to such payments and benefits in PARAGRAPH 16.2 together with full details of any PAYE settlement agreements negotiated and agreed with the Inland Revenue under section 206A ICTA.

16.4 The Company has complied fully with its obligations under the provisions of sections 136(6) and 139(5) ICTA and section 85 FA 1988.

16.5 The Disclosure Letter contains full details of all share option schemes and profit sharing schemes established by the Company whether approved by the Inland Revenue under the provisions of Schedule 9 ICTA or otherwise and the Company has complied with all statutory requirements in respect of such schemes.

16.6 The Company has not established a qualifying employee share ownership trust within the meaning of section 74 and Schedule 5 FA 1989 and no chargeable event within the meaning of section 69 FA 1989 has occurred.

16.7 The Disclosure Letter contains full details of all profit-related pay schemes providing for the payment to any employee of the Company of emoluments calculated by reference to profits, which have ever been registered under Chapter III Part V ICTA.

16.8 The Company has complied fully with its obligations under Chapter IV Part XIII ICTA.

16.9 The Company has complied fully with all its obligations relating to Class 1 and Class 1A National Insurance Contributions, both primary and secondary.

17.    CLOSE COMPANIES

17.1 The Company is not, and has never been, a close investment-holding company within the meaning of section 13A ICTA.

17.2   The Company has not at any time:

       17.2.1 made any loan or advance or effected any transaction falling within section 419, 421 or 422 ICTA or released or written off or agreed to release or write off the whole or any part of any such loans or advances; or

       17.2.2 made a transfer of value which is or may be liable to Taxation under the provisions of sections 94, 99 or 199 IHTA.

17.3 No distribution within section 418 ICTA has ever been made by the Company.

18.    GROUP TRANSACTIONS

       The Company is not and has not at any time been:

18.1   a member of a group of companies as defined in section 170 TCGA; or

18.2 an associated company of any other company as defined in section 774(4) ICTA; or

18.3   a member of a group or owned by a consortium within the meaning of section 413 ICTA.

18.4   been a party to any such reconstruction as is described in section 343
       ICTA;

18.5 been the subject of or otherwise involved in any arrangements as are referred to in section 410 ICTA;

18.6 ceased to be a member of a group of companies in such circumstances that a profit or gain was deemed to accrue to it by virtue of section 178 or 179 TCGA and neither the execution of this Agreement nor Completion will result in any profit or gain being deemed to accrue to it for any Taxation purpose whether pursuant to section 179 TCGA or otherwise.

19.    GIFTS

19.1   There is no outstanding Inland Revenue charge (as defined in section 237
       IHTA) over any asset of the Company or over any of the Shares.

19.2 There are in existence no circumstances by virtue of which any such power as is mentioned in section 212 IHTA could be exercised in relation to any asset of the Company or to any of the Shares or by virtue of which any such power could be exercised but for the provisions of section 204(6) IHTA.

19.3 The Company has not been a party to associated operations in relation to a transfer of value within the meaning of section 268 IHTA.

19.4   The Company has not received any asset by way of gift as mentioned in section 282 TCGA.

19.5 No expenditure incurred by the Company on the acquisition of any shares is liable to be reduced under the provisions of section 125 TCGA.

20.    TAX AVOIDANCE

       The Company has not entered into or been a party to any scheme, arrangement or transaction designed partly or wholly or containing steps or stages designed partly or wholly for the purpose of avoiding or deferring Taxation or reducing a liability to Taxation and in particular has not entered into or been a party to any scheme, arrangement or transaction to which the provisions of any of sections 34 to 37 (inclusive), 56 and 398, 395, 399, 703 to 709 (inclusive), 713, 714, 729 to 737 (inclusive), 770, 775, 776, 779 to 787 (inclusive), 798 and
       Schedule 28AA ICTA could apply.

21.    BASE VALUES AND ACQUISITION COSTS

21.1 If each of the capital assets of the Company owned at the Accounting Date was disposed of for a consideration equal to the book value of that asset in, or adopted for the purpose of, the Balance Sheet, or in the case of assets acquired since the Accounting Date, equal to the consideration given on acquisition, no liability to corporation tax on chargeable gains or balancing charge under the CAA would arise (and for this purpose there will be disregarded any relief or allowance available to the Company other than amounts falling to be deducted from the consideration receivable under section 38 TCGA).

21.2 The Company does not own any wasting asset within the meaning of section 44 TCGA which does not qualify in full for capital allowances as described in section 47(1) TCGA.

22.    CAPITAL GAINS

       The Company has not at any time:

22.1 made a claim under sections 152 to 158 (inclusive) or 175 or 247 TCGA which affects the amount of the chargeable gain or allowable loss which would, but for such claim, have arisen upon a disposal of any asset or acquired any asset or any interest in any asset in circumstances in which another company has made a claim under section 175 TCGA which affects for the purposes of the TCGA the amount or value of the consideration given for such asset or interest;

22.2 been a party to, involved in, or connected with any disposal of assets within the meaning of section 29 TCGA or any scheme or arrangement such as are mentioned in section 30 TCGA;

22.3 been a party to, involved in, or connected with any exchange of securities whether or not (by virtue of section 135 TCGA) section 127 TCGA applied to the exchange;

22.4 carried out or been involved in or connected with any reorganisation or scheme of reconstruction or amalgamation whether or not (by virtue of section 126 or 136 TCGA) section 127 TCGA applied to such reorganisation or scheme of reconstruction or amalgamation;

22.5 carried out or been involved in or connected with any scheme of reconstruction or amalgamation involving a transfer of business assets whether or not section 139 TCGA applied to the transfer;

22.6 been a party to, involved in, or connected with, any depreciatory transaction to which section 176 TCGA applied (including any transaction to which that section applied by virtue of section 177 TCGA);

22.7 acquired or disposed of any asset or entered into any transaction or arrangement whatsoever otherwise than by way of bargain at arm's length or in respect of which there may be substituted for the actual consideration given or received by the Company a different consideration for any Taxation purpose;

22.8   realised a loss to which section 18(3) TCGA applied;

22.9   realised a pre-entry loss or acquired any pre-entry asset as defined in
       Schedule 7A TCGA;

22.10 disposed of any chargeable asset for a consideration not payable wholly in cash on completion of the disposal;

22.11 acquired any debt (other than a debt on a security (as defined in section 132 TCGA)) in respect of which it is not the original creditor;

22.12 made an election under paragraph 4 Schedule 2 TCGA and no asset owned by it is subject to a deemed disposal and re-acquisition under paragraph 16, 19 or 20 Schedule 2 TCGA;

22.13 made an election under section 35(5) TCGA nor has the Company made its first relevant disposal for the purposes of section 35(6) TCGA;

22.14 acquired any policy of assurance or contract for a deferred annuity or interest in any such policy or contract in circumstances such that a chargeable gain could arise on disposal under section 210 TCGA;

22.15 transferred a trade carried on by it outside the United Kingdom through a branch or agency in circumstances such that a chargeable gain could be deemed to arise at a date after such transfer under section 140 TCGA;

22.16  made any claim or election under section 161(3) TCGA; or

22.17 made any claim under section 253 or 254 TCGA and no chargeable gain has arisen or is likely to arise under section 253 or 254 TCGA.

23.    CAPITAL ALLOWANCES

23.1 All capital expenditure incurred by the Company since the Accounting Date and all capital expenditure which may be incurred by the Company under any existing contract has qualified or will be capable of qualifying for capital allowances.

23.2 There are set out in the Disclosure Letter details of all capital allowances claimed in respect of the accounting period of the Company ending on the Accounting Date in respect of each asset or pool of assets in respect of which separate computations for capital allowances are required to be made or, as a result of any election, are made.

23.3 The Company has not incurred any expenditure on the provision of any capital allowance bearing asset for leasing.

23.4   The Company has not made any election under section 37 CAA 1990 nor section 87 CAA 2001 nor is it taken to have made any such election under section 37(8)(c) CAA 1990 or Chapter 14 Part 2 of CAA 2001.

23.5 The Company has not obtained any capital allowances under Chapter VI Part II CAA.

23.6 The Disclosure Letter gives full details of all disclaimers of capital allowances and writing down allowances on plant and machinery and of any reduction in initial allowances on industrial buildings.

23.7 The Company is not in dispute with any person as to the availability of allowances under Chapter VI of CAA 1990 or Chapter 14 CAA 2001 and there are no circumstances which are likely to give rise to such a dispute.

23.8 None of the assets of the Company, expenditure on which has qualified for a capital allowance under Part 1 CAA 1990 or Part 3 CAA 2001, has at any time since that expenditure was incurred been used otherwise than as an industrial building or structure.

23.9 The Company has not been party to a transfer of an asset to or from a connected person within section 157 or 158 CAA 1990 or the sale of an asset which is treated as being for an alternative amount in accordance with sections 567-570 CAA 2001.

23.10 The Company has not entered into, or agreed to enter into, any elections under section 59B CAA 1990 or section 198 CAA 2001.

24.    VAT: GENERAL

24.1   PSV:

       24.1.1 is duly registered and is a taxable person for the purposes of VAT and such registration is not subject to any conditions imposed by or agreed with the Commissioners of Customs and Excise;

       24.1.2 has complied in all respects with all statutory requirements, orders, provisions, directions or conditions relating to value added tax;

       24.1.3 maintains complete, correct and up-to-date records for the purposes of all legislation relating to VAT and is not subject to any condition imposed by the Commissioners of Customs and Excise under paragraph 6 Schedule 11 VATA relating to the preservation of information;

       24.1.4 is not in arrears with any payment or returns under legislation relating to VAT or excise duties, or liable to any abnormal or non-routine payment of VAT, or any forfeiture or penalty, or to the operation of any penal provision;

       24.1.5 has not within the 2 years ending on the date of this Agreement been served with any penalty liability notice under section 64 VATA or any surcharge liability notice under section 59 VATA or been issued with any written warning under section 76(2) VATA;

       24.1.6 has not been required by the Commissioners of Customs and Excise to give security under paragraph 4 Schedule 11 VATA;

       24.1.7 has not been or applied for treatment as a member of a group for VAT purposes under section 43 VATA and no transaction has been effected in consequence of which the Company is or may be held liable for any VAT arising from supplies made by another company;

       24.1.8 has no interest and has not at any time within the period of 10 years preceding the date of this Agreement had any interest in any assets treated as items under Part XV of the Value Added Tax Regulations 1995 ; and

       24.1.9 is not, and has not agreed to become, an agent, manager or factor for the purposes of section 47 VATA of any person who is not resident in the United Kingdom.

24.2 All supplies of goods and services made by PSV are taxable supplies for the purposes of the VATA and all input tax is deductible in accordance with the provisions of sections 25 and 26 VATA .

24.3 All goods or services supplied to PSV, or goods imported by PSV, in respect of which PSV has claimed credit for input tax under the rules set out in VATA, are used or to be used wholly for the purposes of its business.

24.4 PSV has never disposed of or acquired any business or assets in the circumstances mentioned in section 49 VATA or Article 5 of the Value Added Tax (Special Provisions) Order 1995.

24.5 PSV has never been registered for the purposes of VAT by reason of its intention to make taxable supplies (within the meaning of section 4 VATA) and has not claimed input tax on the basis of anticipated taxable supplies which have not yet been made.

24.6 There are set out in the Disclosure Letter details of all outstanding claims made by PSV under section 22 Value Added Tax Act 1983 and section 36 VATA.

24.7 PSV has not been a party to any transaction or arrangement as a result of which a direction has been or may be given under Schedule 9A VATA.

24.8 PSV has not received any supplies of the type described in Schedule 5 VATA where the supplier is treated as belonging to a country other than the United Kingdom under section 9.

24.9 All supplies of goods and services made by SEL are exempt supplies for the purposes of VATA and SEL is not a taxable person for the purposes of VAT.

25.    VAT: PROPERTY TRANSACTIONS

25.1 The Company has not incurred any liability in respect of VAT (whether to HM Customs and Excise or to any other person) by reason of the provisions of paragraph 2(1) Schedule 10 VATA and there are no circumstances whereby the Company could become so liable as a result of a person making an election under that paragraph.

25.2 Neither the Company nor any relevant associate (within the meaning of paragraph 3(7) Schedule 10 VATA) has made any election under paragraph 2(1) Schedule 10 VATA in respect of any land in, over or in respect of which the Company has any interest, right or licence to occupy and the Company is not aware of any intention to make such an election.

25.3 The Company does not own the fee simple in any building or work such as is referred to in Item 1(a) Group 1 Schedule 9 VATA the supply of which would be standard rated.

25.4 No interest in or right over land or any licence to occupy land of the Company constitutes or is subject to a developmental tenancy, developmental lease or developmental licence such as is referred to in
       Item 1(b) Group 1 Schedule 9 VATA.

26.    STAMP DUTY AND STAMP DUTY RESERVE TAX

26.1 All documents which are liable to stamp duty and which confer any right upon the Company have been duly stamped and no document which confers any right upon the Company and which is outside the United Kingdom would attract stamp duty if it were brought into the United Kingdom and there is no liability to any penalty in respect of such duty or circumstances which may give rise to such a penalty.

26.2 The Company has never incurred or otherwise been under a liability to stamp duty reserve tax and there are no circumstances which may result in it being so liable.

26.3 Within the 5 years ending on the date of this Agreement, the Company has not made any claim for relief or exemption under section 42 FA 1930 or section 75, 76 or 77 FA 1986.

27.    RESIDENCE AND OFFSHORE INTERESTS

27.1 The Company is and has at all times been resident in the United Kingdom for the purposes of all Taxation Statutes and has not at any time been resident outside the United Kingdom for the purposes of any Taxation Statute or any double taxation arrangements.

27.2 The Company is not, and has never been a dual-resident investing company within the meaning of section 404 ICTA.

27.3 The Company has not at any time entered into any transaction falling within section 765 ICTA or failed to comply with the requirements of section 765A ICTA.

27.4 The Company has not at any time been subject to Taxation in any jurisdiction outside the United Kingdom or had a branch outside the United Kingdom or any permanent establishment (as that expression is defined in the respective double taxation relief orders current at the date of this Agreement) outside the United Kingdom.

27.5 The Company does not own and has not at any time owned a material interest in an offshore fund which is or has at any material time been a non-qualifying offshore fund within the meaning of section 760 ICTA.

27.6 The Company is not, and has not at any time owned any interest in a controlled foreign company within the meaning of sections 747 and 752 ICTA.


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27.7   The Company is not, and has not at any time since 1 April 1985 been, a company which has, or an associated company of a company which has, a qualifying presence in a unitary state for the purposes of sections 812 to 814 ICTA.

27.8 The Company does not and has at no time held shares in a company which is not resident in the United Kingdom and which would be a close company if it were resident in the United Kingdom, in circumstances such that a chargeable gain accruing to that other company could be apportioned to the Company under section 13 TCGA.

28.    LOSSES, ACT AND SHADOW ACT

28.1 Within the period of 3 years ending on the date of this Agreement there has been no major change in the nature or conduct of a trade or business carried on by the Company within the meaning of section 245, 245A or 768 ICTA.

28.2 There has at no time been a change in the ownership of the Company (otherwise than pursuant to this Agreement) such that section 245B, 768 or 768A ICTA has been or may be applied to deny relief in respect of any ACT or loss or losses or excess charges on income of the Company.

28.3 The Company has complied with the provisions of the Corporation Tax (Treatment of Unrelieved Surplus Advanced Corporation Tax) Regulations SI 1999/358 in utilising any surplus ACT in existence at 6 April 1999.

29.    SHARES AND SECURITIES

29.1   The Company has not at any time:

       29.1.1 purchased or agreed to purchase, repaid or agreed to repay or redeemed or agreed to redeem any shares of any class of its share capital or any amount paid up on any of its shares;

       29.1.2 capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any class or description or passed or agreed to pass any resolution to do so; or

       29.1.3 provided capital to any company on terms whereby the company so capitalised has in consideration of the provision of capital issued loan stock or other securities on terms which were otherwise than by way of a bargain made at arm's length.

29.2 The Company does not hold or have in issue any shares or securities (as defined in section 132(3)(b) TCGA) other than the Shares.

30.    LOAN RELATIONSHIPS

       There are no outstanding debts owed to or by the Company, or any securities issued by the Company or which the Company owns or in which it has an interest, which will not be repaid at Completion, other than trade debts which fall within the exemption in section 251(1) TCGA and which do not arise out of loan relationships of the Company for the purposes of section 81(1) FA 1996.

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

31.    FOREIGN EXCHANGE GAINS AND LOSSES

31.1   The Company is not nor has it since the Accounting Date been:

       31.1.1   the holder of a qualifying asset;

       31.1.2   subject to a qualifying liability; or

       31.1.3   a party to a currency contract

       for the purposes of Chapter II Part II FA 1993.

31.2 The Company is not and never has been a party to any debt contract or option, any interest rate contract or option, or any currency or option which is treated as a qualifying contract in Chapter II Part IV FA 1994 or which in future may become such a qualifying contract.

32.    QUARTERLY INSTALMENT PAYMENTS

       SEL does pay corporation tax in quarterly instalments under the provisions of Corporation Tax (Instalment Payments) Regulations 1998 (SI 1998 No 3175) and section 59E TMA. PSV is not obliged to pay corporation tax in quarterly instalments under the provisions of Corporation Tax (Instalment Payments) Regulations 1998 (SI 1998 No 3175) and section 59E TMA.

33.    TRANSFER PRICING

33.1 The Company has not undertaken, nor agreed to undertake, any transactions which are within the provisions of Schedule 28AA ICTA and the Disclosure Letter sets out the details of the documentation the Company has prepared to enable it to fulfil its obligations under Schedule 18 FA 1998 in respect of accounting periods ending after 30 June 1999 in relation to transfer pricing.

33.2 The Company has not entered into any advance pricing arrangements with the Inland Revenue under the provisions of section 85 FA 1999.

34.    BALANCE SHEET

34.1 The Balance Sheet fully provides or reserves, in accordance with the accounting policies set out in the notes included in the Balance Sheet, for all Taxation (including deferred tax attributable to timing differences capable of reversal after the Accounting Date) for which the Company is or may be liable, or for which it may be accountable, as at the Accounting Date by reference to:

       34.1.1 the profits, gains, income and earnings (whether actual or deemed) for any period ending on or before the Accounting Date; or

       34.1.2   any distributions (within the meaning of Part VI or section 418
                ICTA) made or deemed to be made on or before Accounting Date; or

       34.1.3 any other transaction entered into or deemed to be entered into on or before the Accounting Date.


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

34.2 To the extent that provision for deferred tax was not made in the Balance Sheet, full details of the amounts of deferred tax not provided for and the matter to which the deferred tax relates are disclosed in the notes to the Balance Sheet.

35.    30 JUNE 2001 BALANCE SHEET

35.1 The 30 June 2001 Balance Sheet fully provides or reserves, in accordance with the accounting policies set out in the notes included in the 30 June 2001 Balance Sheet, for all Taxation (including deferred tax attributable to timing differences capable of reversal after 30 June 2001) for which the Company is or may be liable, or for which it may be accountable, as at 30 June 2001 by reference to:

       35.1.1 the profits, gains, income and earnings (whether actual or deemed) for any period ending on or before 30 June 2001; or

       35.1.2   any distributions (within the meaning of Part VI or section 418
                ICTA) made or deemed to be made on or before 30 June 2001; or

       35.1.3 any other transaction entered into or deemed to be entered into on or before 30 June 2001.

35.2 To the extent that provision for deferred tax was not made in the Balance Sheet, full details of the amounts of deferred tax not provided for and the matter to which the deferred tax relates are disclosed in the notes to the 30 June 2001 Balance Sheet.




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                                   SCHEDULE 5

                             COMPLETION ARRANGEMENTS


At Completion the following will take place:

1.     ITEMS FOR DELIVERY

1.1    The following items will be produced and delivered by the Vendors:

       SHARE TRANSFERS

       1.1.1 Executed transfers of the Shares in favour of the Purchaser (or its nominee(s)) together with the share certificates for the Shares (or in the case of any lost certificate an indemnity satisfactory to the Purchaser in relation to it).

       1.1.2 Any waiver, consent or other document necessary to give the Purchaser (or its nominee(s)) full legal and beneficial ownership of the Shares.

       AUTHORISATIONS

       1.1.3 A copy of a resolution of the board of directors (certified by a duly appointed officer as true and correct) of each of the Companies authorising the execution of and the performance by the Companies (and each of them) of their obligations under each of the documents to be executed by it.

       1.1.4 If the Purchaser requests, a power of attorney in the agreed terms by each registered holder of the Shares which enables the Purchaser or its nominee to attend and vote at general meetings of the Companies (or either of them).

       RESIGNATIONS AND APPOINTMENTS

       1.1.5 A letter of resignation in the agreed terms from each director of each of the Companies.

       1.1.6 A letter of resignation in the agreed terms from the secretary of each of the Companies.

       1.1.7 A copy of a letter to each of the Companies from its auditors resigning from office with effect from Completion and containing the statement required by section 394 CA 1985, the original of the letter having been deposited at the registered office of the relevant company.

       COMPANY DOCUMENTATION

       1.1.8 The certificate of incorporation, any certificate(s) of incorporation on change of name and the statutory books and registers (which will be written up to but not including Completion) of each of the Companies.


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

       1.1.9 All deeds and documents relating to the title of each of the Companies to the Property.

       FINANCIAL

       1.1.10 A copy of the bank mandate of each of the Companies and copies of bank statements in respect of each account of each of the Companies as at the close of business two Business Day prior to Completion, together in each case with a reconciliation statement prepared by the Vendors to show the position at Completion (listing unpresented cheques drawn or received by the Companies (or either of them) and standing orders payable since the date of such bank statements).

       MISCELLANEOUS

       1.1.11 All licences, certificates or other documents previously specified by the Purchaser.

       1.1.12 A deed in the agreed terms from each Vendor acknowledging that neither that Vendor nor any spouse or child of that Vendor nor any company of which such Vendor, spouse or child has control (as defined in section 840 ICTA) has any claim against the Companies (or either of them) and that there is no agreement or arrangement under which the Companies (or either of them) has any actual, contingent or prospective obligation to any such person other than repayment of the directors loan accounts.

       1.1.13   Where any agreement or arrangement referred to in PARAGRAPH
                1.1.12 previously existed, evidence of the release or termination of it in a form satisfactory to the Purchaser.

       1.1.14 A copy of the duly executed contract of employment of every Employee including new service agreements of David Pain, Deborah Pain, Helen Wood and Judith Ward.

       1.1.15   The duly executed Software Agreement.

2.     CONVENING OF MEETINGS

2.1 The Vendors will procure that duly convened board meetings of each of the Companies are held at which:

       2.1.1 such persons as are nominated by the Purchaser as directors, secretary and auditors of each of the Companies are appointed with immediate effect;

       2.1.2 the resignations of directors, secretary and auditors referred to in each of paragraphs 1.1.6, 1.1.7 AND 1.1.8 are accepted with immediate effect;

       2.1.3 the directors approve the banking documentation (the "BANKING DOCUMENTATION") and the giving of financial assistance in connection therewith;



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

       2.1.4 a written resolution to approve the Banking Documentation for the purposes of section 151 of the Companies Act is approved for circulation to the shareholders to approve the giving of the financial assistance;

       2.1.5 the transfers referred to in PARAGRAPH 1.1.1 (subject to stamping at the Purchaser's cost if not previously effected) are approved for registration in the books of each of the Companies;

       2.1.6 the accounting reference dates of the Companies are changed to 30 September;

       2.1.7 the address of the registered office of each of the Companies is changed to Stone Business Park, Brooms Road, Stone, Staffordshire ST15 0TL;

       2.1.8 the existing instructions to the bankers of each of the Companies are amended and new instructions given to such bankers as the Purchaser may nominate, in such form as the Purchaser directs; and

       2.1.9 SEL's execution of the employment contracts in the agreed terms between David Pain, Deborah Pain, Helen Wood, Judith Ward and SEL are approved and authorised.

2.2 The Vendors will procure that a written resolution is passed in respect of each of the Companies adopting new articles of association in the agreed terms for each of the Companies.

2.3 The Purchaser will hold a duly convened board meeting to approve and authorise the execution of the deed constituting the Notes, the creation and issue of the Notes and the execution of certificates in respect of the Notes in favour of the Vendors.

3.     CONTRACTS

3.1 The Vendors will procure that Helen Wood and Judith Ward will enter into contracts of employment in the agreed terms with SEL.

3.2 The Purchaser will procure that Barclays Bank plc will execute the deed constituting the Notes.

4.     REPAYMENT OF MONIES OWED

       Each Vendor will repay, and will procure that any spouse or child of that Vendor and any company of which such Vendor, spouse or child has control (as defined in section 840 ICTA) will repay, all amounts (if any) owed by such Vendor, spouse, child or company whether due for payment or not.

5.     SATISFACTION OF INITIAL CONSIDERATION

5.1 The Purchaser will satisfy that part of the Initial Consideration payable in cash by electronic funds transfer to the Vendors' Solicitors client account with The Royal Bank of Scotland plc at PO Box 412, 62-63 Threadneedle Street, London EC2R 8LA (Sort code 15-10-00, Account number 20901465) or by such other method as may be agreed between the parties.


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

5.2 The Purchaser will satisfy the balance of the Initial Consideration by delivering to the Vendors' Solicitors duly executed certificates in the agreed terms in respect of the Notes in favour of the Vendors.





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

                                   SCHEDULE 6

                                  THE PROPERTY


PART 1 - FREEHOLD

Not applicable

PART 2 - LEASEHOLD

Leasehold property known as first floor offices at 163 High Street Uxbridge and also known as 2 Baker's Yard comprised in a lease dated 11 April 1997 made between London Underground Limited (1) and Staffing Enterprise Limited (2) for a term of 12 years commencing on 29 December 1994.

                                   SCHEDULE 7

                  PROVISIONS REGARDING ADDITIONAL CONSIDERATION


1. In this Schedule the following expressions shall have the following meanings unless inconsistent with the context:

       "AUDITORS"                     the auditors from time to time of the
                                      Companies

       "INDEPENDENT ACCOUNTANT"       a single independent chartered accountant
                                      or an independent firm of chartered
                                      accountants to be agreed upon between the Vendors and the Purchaser or (in default of such agreement) to be selected (at the instance of either of them) by the President for the time being of the Institute of Chartered Accountants in
                                      England and Wales

       "2002 PRE TAX PROFIT"          the aggregate earnings before interest
                                      received, taxation, depreciation and
                                      amortisation on ordinary activities of the Companies as calculated in accordance with CLAUSE 4 of this SCHEDULE 7 for the 12 month period ended 30 September 2002.

2.     If the 2002 Pre Tax Profit :

2.1 is(pound)2,000,000 or less the Purchaser shall pay no Additional Consideration to the Vendors;

2.2 is more than(pound)2,000,000 and less than or equal to(pound)2,500,000 the Purchaser shall pay to the Vendors(pound)2,000,000;

2.3 is more than(pound)2,500,000 and less than or equal to(pound)3,000,000 the Purchaser shall pay to the Vendors(pound)3,000,000;

2.4 is more than(pound)3,000,000 and less than or equal to(pound)3,500,000 the Purchaser shall pay to the Vendors(pound)5,000,000;

2.5 is more than (pound)3,500,000 and less than or equal to (pound)4,200,000 the Purchaser shall pay to the Vendors a sum calculated by multiplying the 2002 Pre Tax Profit by 6 and thereafter deducting the amount of the Initial Consideration;

2.6 exceeds (pound)4,200,000 the Purchaser shall pay to the Vendors a sum calculated by multiplying the 2002 Pre Tax Profit (subject to a maximum of (pound)5,000,000) by 7.18 and thereafter deducting the amount of the Initial Consideration.

3. For clarity, the amount of the Additional Consideration payable in accordance with PARAGRAPH 2 above shall not exceed in aggregate the sum of (pound)20,900,000 and shall be paid to the Vendors in the proportion specified opposite that Vendor's name in column 5 of SCHEDULE 1.


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

4. The 2002 Pre Tax Profit shall mean the aggregate earnings as shown by the profit and loss accounts of the Companies for the period 1 October 2001 to 30 September 2002 (agreed or reported on in accordance with PARAGRAPH
       5) such profit and loss account to be prepared in accordance with the same bases and policies of accounting applied for the purposes of the Accounts and with (to the extent not inconsistent with the foregoing) accounting principles generally accepted in the United Kingdom, provided that they shall be adjusted so far as necessary to take account of the following matters:

4.1 any taxation on profits, depreciation and amortisation on the ordinary activities of the Companies shall not be deducted;

4.2 profits and losses shall be calculated after exceptional items and before extraordinary items (as defined in Financial Reporting Standard number 3 adopted by the Accounting Standards Board);

4.3 any profit or loss on the disposal of any fixed assets (including, without limitation, any Intellectual Property Rights (as defined in SCHEDULE 3) shall be excluded;

4.4 the effects, including any increased depreciation charges, of any revaluation of any fixed assets shall be excluded;

4.5 any intra group management charges for services provided by any member of the Purchaser's Group including, but not limited to, commercial services provided on arm's length terms shall be added back unless approved by the Vendors in writing such approval not to be unreasonably conditioned, withheld or delayed;

4.6 the fees, remuneration, pension contributions and associated costs and expenses in respect of any director or officer of the Companies (or either of them) nominated by the Purchaser or any member of the Purchaser's Group including, but not limited to, a managing director shall be added back;

4.7 any expenses for which the Companies (or either of them) are liable but which are gratuitously met by any of the Vendors (or any person who is connected with such Vendor as defined in section 839 ICTA) shall be deducted;

4.8 where any banking costs incurred by the Companies (or either of them) in relation to the account to be opened with Barclays Bank plc are greater than those which would have been charged by HSBC, the difference between such costs shall be added back;

4.9    in relation to debtors:

       4.9.1 credit notes issued or due to be issued in relation to erroneous invoices shall be included;

       4.9.2 full provision shall be made and included for any debts or parts thereof over 120 days old due from private hospitals which have not been collected by the Companies (or either of them) by the date on which the 2002 Pre Tax Profit was agreed or reported on in accordance with this Schedule;

4.10   in relation to the insurance of the Companies:


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

       4.10.1 any costs or expenditure incurred by the Companies (or either of them) in relation to obtaining additional insurance and/or cover to comply with the London Agency Project insurance requirements shall be included;

       4.10.2 any further costs or expenditure incurred by the Companies (or either of them) in relation to obtaining additional insurance and/or cover in excess of that required by the London Agency Project shall be treated as follows:

                4.10.2.1 if the insurance brokers of each of the Companies and the Purchaser agree as to the level of additional insurances and/or cover to be purchased by the Companies (or either of them) the cost of obtaining such additional insurances and/or cover shall be borne by the Companies and deducted; and

                4.10.2.2 if such brokers cannot so agree, the matter shall be reviewed and reported on by the Recruitment and Employment Council whose costs shall be borne as to one half by the Purchaser and one half by the Vendors and whose decision shall be binding on the Vendors and the Purchaser (except in the case of manifest error);

4.11 any costs or expenses charged to the Companies (or either of them) by or on behalf of any member of the Purchaser's Group which have not been approved by the Vendors such approval not to be unreasonably withheld, delayed or conditioned (including, but not limited to, costs and expenses associated with banking, computers, marketing, stationery restructuring or reorganisation of the Companies (or either of them) or any member of the Purchaser's Group (in so far as it affects the Companies or either of them)) shall be added back;

4.12 any costs or expenditure incurred by the Companies (or either of them) as a result of any initiative taken by or on behalf of the Purchaser or the Purchaser's Group which is outside the normal course of business of the Companies (or either of them) shall be added back and any revenue arising therefrom shall be deducted;

4.13 the costs incurred in relation to David Pain's travel and other expenses on group matters shall not be added back with the exception of overseas travel which shall be added back ;

4.14 any monies received by the Companies (or either of them) from the Heart Hospital shall be deducted;

4.15 any interest payable by the Companies (or either of them) in relation to any borrowings either from the Group or external providers of finance shall be deducted;

4.16 in relation to audit fees, fees of up to(pound)5,000 shall be deducted and the excess of any fee over such amount shall be added back;

4.17 no release shall be made during the period of such accounts in relation to overpayments by hospitals and any release made in breach of this paragraph shall be deducted;


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

4.18 a proper provision shall be made for PAYE payable (if any) in relation to the staff party to be held in January 2002;

4.19   staff bonuses shall be accrued on a proportionate basis;

4.20 if the software licences referred to in CLAUSE 3.5.3 are purchased by the Companies (or either of them) prior to 1 October 2001, an accrual shall be made and included in an amount equal to the cost of such licences and expensed in the profit and loss account;

4.21   any payment to the Vendors in lieu of untaken holiday shall be included;

4.22 any other adjustment as may be agreed in writing between the Vendors and the Purchaser shall be made;

4.23 the Purchaser and the Vendors shall exercise their powers in relation to the Companies to ensure that earnings and profits are accounted for in a manner consistent with bases and policies of accounting applied for the purposes of the Accounts and to procure that no action will be taken with a view to accelerating or deferring revenues or deferring or accelerating costs in respect of the period from 1 October 2001 to 30 September 2002.

5.     The Purchaser shall procure that:

5.1 as soon as reasonably practicable following 30 September 2002 and in any event within 90 days thereof the Purchaser (with the assistance of the Auditors) will prepare and deliver to the Vendors a calculation of the 2002 Pre Tax Profit showing the application of the foregoing provisions of this Schedule. The Vendors and the Purchaser will then endeavour in good faith to agree in writing the amount of the 2002 Pre Tax Profit. In the absence of agreement between the Vendors and the Purchaser as aforesaid within 60 days after the delivery of such calculation, either the Purchaser or the Vendors may by notice in writing to the other require the calculation of the 2002 Pre Tax Profit to be reviewed and reported upon by the Independent Accountant (whose costs shall be paid as he or they shall direct and shall act as expert (and not as arbitrator) in connection with the giving of such report, which shall be binding on the Vendors and the Purchaser (except in the case of manifest error). The Vendors and the Purchaser shall use their reasonable endeavours to procure that such review and report is completed within 14 Business Days of such requirement;

5.2 the Vendors and the Vendors' professional advisers shall have the right upon giving 2 Business Days prior written notice to the Purchaser, to have access to and copies (at their own expense) of the books and accounts of the Companies (or either of them) and such other information as will be reasonably requested by the Vendors to enable them to assess the calculations referred to in PARAGRAPH 5.1 of this SCHEDULE 7.

6. Subject to PARAGRAPHS 7 and 8 the Additional Consideration will be paid in accordance with CLAUSE 2.4 of the Agreement to the Vendors in the same proportions as specified in column 5 of SCHEDULE 1 within 7 days of the agreement as to or determination of the Additional Consideration. If such payment is not made on such date the Purchaser shall pay interest on the relevant amount from such date to the date of actual payment at the rate set out at CLAUSE 10 of the Agreement.

7.     Appropriate Claims

       Save to the extent the amount of any Appropriate Claim is satisfied from the Retention Fund or otherwise discharged, the Purchaser will be entitled to deduct from the Additional Consideration due to the Vendors under this Schedule the amount of any Appropriate Claim which may exist at the date upon which the Additional Consideration falls due to be paid to the Vendors and may thereby reduce the amount of loan notes to be issued to the Vendors. For the purposes of this paragraph, an "Appropriate Claim" is any Relevant Claim, Tax Claim or claim under any indemnity in this Agreement under which the Purchaser reasonably believes that the Vendors (or either of them) are liable.

8.     Debtors - NHS hospitals

8.1 For the purpose of CLAUSES 8.2 to 8.4 (inclusive) "NHS DEBTS" shall mean any amounts due and outstanding from NHS hospitals as at 30 September 2002 in relation to which the Companies (or either of them) have taken legal action against the relevant hospital to recover such amounts and such action has failed.

8.2 If all NHS Debts have been recovered by the Companies (or either of them) by 30 September 2003, (pound)200,000 in aggregate in cash shall be released from the Retention Fund to the Vendors in the proportions set out in column 5 of SCHEDULE 1 by 14 October 2003.

8.3 If all or part of such NHS Debts have not been recovered by the Companies (or either of them) by 30 September 2003, an amount equal to the total of all such debts outstanding shall be released from the Retention Fund to the Purchaser by 14 October 2003. If the total of such NHS Debts not recovered by 30 September 2003 is less than (pound)200,000 the difference between such total and (pound)200,000 shall be released in aggregate from the Retention Fund to the Vendors as set out in PARAGRAPH 8.2. For the avoidance of doubt, if such debts exceed (pound)200,000 the Purchaser shall have the option to have the excess released from the Retention Fund or require the Vendors to pay to the Purchaser (or as the Purchaser directs) an amount equal to the difference between the total of such debts and (pound)200,000 by 14 October 2003.

8.4 If after 30 September 2003 any NHS Debts have not been paid and the Companies (or either of them) have taken legal action against the relevant hospital to recover such amounts and such action has failed to recover such amounts, the Vendors shall pay to the Purchaser within 14 days of service of notice of payment by the Purchaser to the Vendors an amount equal to the difference between the Additional Consideration already paid by the Purchaser to the Vendors and the Additional Consideration which would have been paid if the amount of such debt had not been included in the 2002 Pre Tax Profit.

8.5    Debtors - private hospitals

       If any debts due from private hospitals which were included in the provision referred


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

       to in PARAGRAPH 4.9.2 are subsequently paid by the relevant hospital to the Companies (or either of them) by 30 September 2003, the Purchaser shall pay in aggregate to the Vendors as set out in PARAGRAPH 8.2 an amount equal to the difference between the Additional Consideration already paid by the Purchaser to the Vendors and the Additional Consideration which would have been paid had the provision not included such debt, such payment to be satisfied by the issue of Second Loan Notes in the relevant amount.




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                                   SCHEDULE 8

                     PART A - THE FIRST LOAN NOTE INSTRUMENT


                              DATED            2001
                              ---------------------








                        LOAN NOTE INSTRUMENT 2001- 2006

                                       BY

                       TRANSWORLD HEALTHCARE (UK) LIMITED

                                   RELATING TO

                 THE TRANSWORLD HEALTHCARE GUARANTEED UNSECURED
                                   LOAN NOTES






                                    EVERSHEDS
                             1 Royal Standard Place
                               NOTTINGHAM NG1 6FZ
                      Tel: 0115 950 7000 Fax: 0115 950 7111




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


LOAN NOTE INSTRUMENT entered into by way of a deed on                       2001

by

TRANSWORLD HEALTHCARE (UK) LIMITED a company incorporated in England with registered number 03370146 having its registered office at Stone Business Park, Brooms Road, Stone, Staffordshire (the "COMPANY")

incorporating a guarantee by BARCLAYS BANK PLC (the "GUARANTOR")

WHEREAS

(A) The Company, pursuant to a resolution of its board of directors passed on [ ] September 2001, has created unsecured Loan Notes of up to (pound)10,000,000 in nominal amount to be issued in connection with the acquisition (the "ACQUISITION") of the entire issued share capital of Staffing Enterprise Limited (company number 2149723) and Staffing Enterprise (PSV) Limited (company number 2936791) from the vendors thereof and has determined to constitute the Loan Notes as hereinafter provided.

(B) The Guarantor has agreed to guarantee the obligations of the Company to make due and punctual payment of all sums of principal due under the Loan Notes.

NOW IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

1.     INTERPRETATION

1.1 In this Instrument the following words and expressions shall, save where the context otherwise requires, have the following meanings:

       "BANKS" any bank which is providing funding to any member of the Transworld Group or the holding company (as defined in the Companies Act 1985) of the Company

       "BUSINESS DAY"                 means a day, other than a Saturday, Sunday
                                      or public holiday, on which banks
                                      generally are open for business in London and Edinburgh;

       "CONDITIONS"                   means the conditions to be endorsed on the
                                      Loan Notes in the form or substantially in the form set out in Schedule 2 as such conditions may from time to time be modified in accordance with the provisions herein contained;

       "DIRECTORS"                    means the board of directors of the
                                      Company for the time being or a duly
                                      authorised committee of that board;

       "$" OR "DOLLARS"               means the lawful currency of the United
                                      States of America;


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

       "INSTRUMENT"                   means this  instrument and the Schedules
                                      as from time to time modified in
                                      accordance with the provisions herein
                                      contained;

       "INTEREST PAYMENT DATE"        means 15 April or 15 October in each year,
                                      as the case may be;

       "INTEREST PERIOD"              means, in the case of the first such
                                      period, the period commencing with the
                                      date of issue of the Loan Note and ending on the next Interest Payment Date and, in the case of the second and subsequent such periods, the period commencing on the date immediately following the last Interest
                                      Payment Date and ending on the next
                                      Interest Payment Date;

       "INTEREST RATE"                the annual rate of 5.25 per cent;

       "LOAN NOTES"                   means the unsecured loan notes of the
                                      Company to be issued under this Instrument or (as the context may require) the principal amount thereof for the time being issued and outstanding;

       "NOTEHOLDERS"                  means the persons from time to time
                                      recorded in the books of the Company as
                                      being entitled to the benefit of the Loan
                                      Notes;

       "SCHEDULES"                    means the schedules to this Instrument;

       "(POUND)" OR "STERLING"        the lawful currency of the United Kingdom;

       "TRANSWORLD GROUP"             means the Company and any of its
                                      subsidiaries from time to time;

       "UNITED STATES" AND "US"       means the United States of America
                                      (including the states of the United States of America and District of Columbia), its territories, its possessions and all other areas subject to its jurisdiction; and

       "VENDORS"                      means David Christopher Pain and Deborah
                                      Kay Pain.

1.2 References to any gender shall include the other genders; references to the singular person only shall include the plural person and vice versa; and references to persons shall include corporations.


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

1.3 References to this Instrument shall include the Schedules; references to clauses are to clauses of this Instrument and sub-divisions thereof; and references to paragraphs in any Schedules are to the paragraphs of that Schedule and sub-divisions thereof.

1.4 The headings in this Instrument are for convenience of reference only and do not form part of this Instrument and shall not affect its validity or construction.

2.     FORM OF THE LOAN NOTES

2.1 The Loan Notes shall be known as The Transworld Healthcare Guaranteed Unsecured Loan Notes 2001 - 2006 and shall be issued in amounts and multiples of (pound)1 by the Company at par credited as fully paid to the Vendors but to no other person. The Loan Notes shall be issued on the terms and conditions contained in the Schedules. The Loan Notes, as and when issued, shall rank pari passu equally and rateably without discrimination or preference as an unsecured debt obligation of the Company.

2.2 None of the Loan Notes shall be offered to the public for subscription or purchase and none of them shall be dealt in on any stock exchange in the United Kingdom or elsewhere and no application shall be made to any stock exchange for permission to deal in, or for any official listing or other quotation in respect of, the Loan Notes.

3.     PRINCIPAL AMOUNT OF THE LOAN NOTES

       The aggregate principal amount of the Loan Notes is limited to (pound)10,000,000.

4.     REDEMPTION OR REPAYMENTS

       The Loan Notes shall be redeemed or repaid in accordance with the Conditions.

5.     PAYMENT OF INTEREST

       The Company hereby covenants to each of the Noteholders that until the Loan Notes are repaid to the Noteholders the Company shall in respect of each Interest Period pay interest on the Loan Notes held by them respectively at the Interest Rate on the first day of the Interest Period calculated on a day to day basis on the amount of the Loan Notes such interest to be payable on the Interest Payment Date applicable thereto.

6.     ISSUE AND FORM OF LOAN NOTE CERTIFICATES

6.1 Each Noteholder shall be entitled, without charge, to one certificate for the Loan Notes. However, joint holders of Loan Notes will be entitled to only one Loan Note certificate (and the Company shall not be bound to recognise more than four persons as the joint holders of any Loan Note certificate) and the one Loan Note certificate shall be sent to the joint holder whose name appears first in the Company's records.

6.2 Each Loan Note certificate shall be issued under the signature of two duly authorised officers of the Company and shall be substantially in the form set out in Schedule 1 and shall have the Conditions endorsed thereon. The Company shall comply with the provisions of the Loan Notes and the Conditions and the Loan Notes shall be held by Noteholders subject to all such provisions which shall be binding on the

       Company and the Noteholders and all persons claiming through or under them respectively.

7.     GUARANTEE

7.1 The Guarantor irrevocably and unconditionally guarantees and covenants to the Noteholders and each of them the due and punctual payment (without set-off or counterclaim or deduction except as required by law) of the principal of the Loan Notes all on the terms of this Instrument subject to and in accordance with this CLAUSE 7 (the "GUARANTEE"). As between the Company and the Guarantor the latter is a surety only.

7.2 If the Company defaults in the payment on the due date of any amount of principal to any Noteholder, the Guarantor shall within 14 days after the receipt by the Guarantor of the documents specified in CLAUSE 7.3 below forthwith pay (without set-off or counterclaim or deduction except as required by law) to the Noteholder (by way of telegraphic transfer) the amount in respect of which such default has been made. Any payment so made shall pro tanto make good the Company's default.

7.3 A Noteholder claiming payment under CLAUSE 7.2 above must deliver to the Guarantor at its office at 54 Lombard Street, London, for the attention of Steve Kalli or such other address and details as may from time to time be notified to the Company and each Noteholder:-

       7.3.1 a demand in writing signed by or on behalf of the Noteholder or in the cases of joint registered holders by or on behalf of all such joint registered holders showing the full name(s) and registered address(es) of the Noteholder(s) concerned, provided however that if the Noteholder shall fail to make demand in accordance with CLAUSE 7.9 below the Guarantor shall be released from its obligations hereunder in respect of that Noteholder; and

       7.3.2 a certified copy of the original certificate(s) for the Notes in respect of which the claim is made or such indemnity in lieu as the Guarantor may reasonably require.

       The Guarantor shall not be under any duty to establish whether a claim by a Noteholder has been validly made but shall be entitled to assume that any such claim has been so validly made and accordingly the Guarantor need only make one payment in relation to each claim.

7.4 Subject to CLAUSES 7.9 and 7.10, the Guarantee is to be a continuing guarantee and, save in the case of interest payable under the Loan Notes, shall remain in force until all sums in relation to each Loan Note expressed to be payable by the Company under this Instrument have been paid. The obligations of the Guarantor under the Guarantee shall not be avoided or reduced or affected by the liquidation, insolvency, receivership or administration or dissolution of the Company or by virtue of any provisions or enactments relating to winding-up, insolvency, liquidation or receivership or administration for the time being in force or by any intermediate payment or satisfaction of any obligations guaranteed hereunder.

7.5 Subject to CLAUSE 7.7 the liability of the Guarantor to each Noteholder shall not be affected by and the Guarantee shall not be discharged by reason of:-

       7.5.1 any variation of the terms of any of the obligations of the Company to the Noteholder;

       7.5.2 any incapacity or change in the constitution of the Company or the Guarantor;

       7.5.3 any time or other indulgence given or agreed to be given by the Noteholder to, or any composition or other arrangement made with or accepted from, either the Company in respect of any of the obligations hereunder or any person in respect of any of the obligations hereunder or any person in respect of obligations under any related security; and

       7.5.4 any other act, event or omission which, but for this provision, would or might operate to offer any legal or equitable defence for or impair or discharge the Guarantor's obligations under this Guarantee including (without limitation) any irregularity, unenforceability, invalidity or frustration of any of the obligations of the Company under this Instrument to the Noteholders.

7.6 The Guarantee shall be in addition to, and shall not be affected by, any other security or rights now or hereafter held or exercisable by any Noteholder on account of, or in respect of, any of the monies the payment of which is hereby guaranteed by the Guarantor.

7.7 No variation or modification to any provisions of this Instrument or the Loan Notes shall be made without the prior consent in writing of the Guarantor and pursuant to Condition 5. Any variation of the terms of the Guarantee in relation to any Notes shall only be considered valid and constituting part of the Guarantee if such variation is made in writing and signed on behalf of the Company, by the relevant Noteholder or (if such holder is a company on its behalf by any director or the company secretary of such company) and by or on behalf of the Guarantor.

7.8 The Guarantor shall not be discharged from its obligations under the Guarantee (other than pursuant to CLAUSE 7.9 and 7.10) except by complete performance of the obligations on its part contained in this Instrument provided that for the avoidance of doubt, the Guarantee shall cease immediately in respect of any Loan Notes purchased or cancelled by the Company or in respect of any part thereof so purchased or cancelled. The Guarantee is a primary obligation of the Guarantor and may be assigned only with the prior written consent of the Company and the Noteholders. As a separate and independent stipulation, the Guarantor agrees that any principal payable under the Loan Notes which may not be recoverable from the Company by reason of any legal limitation, disability or incapacity of the Company or any other analogous fact or circumstances shall nevertheless be recoverable from the Guarantor, and paid within 14 Business Days from receipt by the Guarantor of a demand to do so served in terms of this CLAUSE 7.

7.9


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


       7.9.1 No demand shall be made by a Noteholder under the Guarantee unless the Noteholder shall have first made demand against the Company in respect of the amount due and payable and claimed hereunder and the Company has within 5 Business Days failed to make such payment to the Noteholder. The Guarantor shall have no right to require a Noteholder first to take any other steps or proceedings against the Company before the Guarantee is enforced and failure to take any such other steps or proceedings shall not affect, impair or be a defence to the Guarantee.

       7.9.2 Any demand in respect of any unpaid obligations (an "UNPAID OBLIGATION") must be lodged with the Guarantor by a Noteholder no later than three months after the date the Unpaid Obligation became due and payable by the Company. Failure to lodge a demand within such period shall result in the Guarantor ceasing to have any liability to pay any interest accruing on such Unpaid Obligation after such three month period.

       7.9.3 Notwithstanding any other provision of this deed, the maximum liability of the Guarantor shall be the aggregate principal amount of Notes issued from time to time (up to a maximum principal amount of (pound)10,000,000), subject to this CLAUSE 7.9.

7.10 No demand may be made under the Guarantee in respect of any Loan Notes after five years from the date of issue of the Loan Notes (or, if such date is not a Business Day, the next following Business Day) and the obligations of the Guarantor under the Guarantee shall expire and cease to be of any force or effect except for valid demands received by the Guarantor in terms of this CLAUSE 7 on or before such date (or, if such date is not a Business Day, the next following Business Day).

7.11 No failure or delay on the part of any Noteholder in exercising any right, power or privilege under the Guarantee shall constitute a waiver thereof.

7.12 If at any time there are ten or more Loan Notes in issue as a result of the exercise by one or more Noteholders of their rights of transfer the Company and the Noteholders will negotiate in good faith to agree on a charge (exclusive of value added tax which shall be paid in addition) in respect of the increased administrative services that the Company will be required to provide.

7.13 The Company shall notify the Guarantor immediately prior to any issue of Loan Notes by delivering to the Guarantor a Guarantee Issue Request in the agreed form duly completed and executed. As between the Guarantor and the Noteholders, failure so to notify the Guarantor shall not affect, impair or be a defence to the Guarantee.

8.     UNDERTAKING TO PERFORM OBLIGATIONS

       The Company hereby undertakes to each of the Noteholders duly to comply with the obligations on its part herein contained and imposed on it.

9.     EFFECT OF CONDITIONS AND SCHEDULES

       The Conditions and the provisions contained in the Schedules shall have effect as if such Conditions and provisions were set out herein.

10.    ENDORSEMENTS OF SUPPLEMENTAL INSTRUMENTS

       A memorandum of execution of any instrument supplemental to this Instrument shall be endorsed by the Company on this Instrument.

11.    ASSIGNMENT BY THE COMPANY

11.1 Subject to giving the Noteholders not less than 30 days prior written notice of its intention to assign its rights and obligations under this Instrument the Company may not assign any of its rights and obligations under this Instrument to any other person without the prior written consent of the Noteholders (such consent not to be unreasonably withheld or delayed) except without limit to any member of the Transworld Group or the Banks, such assignment to take effect on the date on which notice of such assignment would be deemed to have been served as set out in Condition 8.4, subject also to the Company procuring that such assignee can and will continue to be able to perform its obligations under this Instrument and ensuring that the guarantee contained in this Instrument shall continue in full force and effect with the consent of the Guarantor; and provided further that if such assignee is but then ceases to be a member of the Transworld Group that the rights and obligations under this Instrument shall be re-assigned to a member of the Transworld Group prior to such cessation provided all the foregoing conditions are satisfied by the Company and such member.

11.2 Subject to CLAUSE 11.1 above the assignee of the rights and obligations of the Company hereunder shall on written notice from the Noteholders issue a new instrument on the same terms as this Instrument mutatis mutandis and the Guarantor shall enter into the new instrument on the same terms mutatis mutandis as are contained in CLAUSE 7 of this Instrument.

12.    FURTHER LOAN NOTES

       A Noteholder shall, while any part of his holding of Loan Notes remains outstanding, have the right to acquire (by subscription at nominal value of an amount equal to up to one tenth of the nominal value of such Noteholder's then outstanding holding of Loan Notes) additional Loan Notes to be issued by a subsidiary of the Company to be specified by the Company ("the Subsidiary") within 5 days of receipt of the notice referred to in CLAUSE 12.1 (the "Further Loan Notes") on terms and conditions substantially the same as applicable to the Loan Notes subject as follows:

12.1 this right shall be exercisable on the first Business Day of each month after the date of this Instrument until redemption by giving not less than 20 days' prior written notice to the Company and shall be exercisable only once in relation to each Loan Note;

12.2 the rate of interest on the Further Loan Notes shall be 1 per cent. below LIBOR;

12.3 the Further Loan Notes shall be unsecured (whether by guarantee or otherwise) and shall not include any right to acquire additional securities; and

12.4 the form of the notice exercising the right shall contain the following paragraph:

              "I/we elect to acquire by subscription at nominal value (pound) of Further Loan Notes in accordance with CLAUSE 12.1 of this Instrument and the Company shall procure that the Subsidiary shall issue the Further Loan Notes on the terms and conditions set out above.

13.    GOVERNING LAW

13.1 This Instrument and the Loan Notes shall be governed by and construed in accordance with English law.

13.2 Each of the Company, the Guarantor and the Noteholders agree that the courts of England and Wales are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Instrument and the Loan Notes.

IN WITNESS whereof this Instrument has been executed as a deed and has been delivered on the date first above written.

                                   SCHEDULE 1

                      FORM OF CERTIFICATE FOR A NOTEHOLDER


                    No.......... Amount(pound)..............


                       Transworld Healthcare (UK) Limited

                 (Incorporated in England with number 03370146)

            THE TRANSWORLD HEALTHCARE GUARANTEED UNSECURED LOAN NOTES
                                  2001 - 2006

                         Name(s) of Loan Note Holder(s)

                    ........................................


THIS IS TO CERTIFY THAT the above-named is/are the holder(s) of (pound).......
Transworld Healthcare Guaranteed Unsecured Loan Notes 2001 - 2006 (the "LOAN NOTES") constituted by an Instrument entered into by the Company on [ 2001] (together with any instruments supplemental thereto) (the "INSTRUMENT") and issued with the benefit of, and subject to the provisions contained in, the Instrument and the Conditions endorsed hereon (the "CONDITIONS").

Note:

Interest is payable on the Loan Notes half-yearly on 15 April and 15 October in each year in accordance with the terms of the Instrument.

The Loan Notes are redeemable in accordance with Condition 2 endorsed hereon.

Each Loan Note is transferable in amounts or multiples of (pound)50,000 or in the whole amount held by a Noteholder. This Loan Note certificate must be surrendered to the Company before any transfer can be registered or any redemption can be effected or any new Loan Note certificate can be issued.

The Loan Notes have not been, and will not be, registered under the United States Securities Act of 1933 (as amended) nor have steps been taken to enable the Loan Notes to be offered in compliance with applicable securities laws of Canada or Japan and no prospectus in relation to the Loan Notes has been, or will be, lodged with, or registered by, the Australian Securities Commission.

Subject to the provisions of the Instrument, the Notes are unconditionally guaranteed as to principal by Barclays Bank plc.

Copies of the Instrument constituting the Loan Notes are available for inspection at the principal place of business of the Company.

The Loan Notes shall be governed by and construed in accordance with the laws of England.


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

IN WITNESS WHEREOF this Loan Note Certificate is executed and delivered as a deed as follows:

EXECUTED as a deed by       )
TRANSWORLD HEALTHCARE       )              .....................................
(UK) LIMITED acting         )              Director
by
and
                                           .....................................
                                           Director/Secretary


EXECUTED as a deed by       )
                            )              .....................................
as attorney for             )              (as attorney for Barclays Bank plc)
BARCLAYS BANK PLC           )
In the presence of:         )


Witness Signature..................................

Name.................................................

Address..............................................

 ........................................................

                              NOTICE OF REDEMPTION

                            (pursuant to Condition 2)

To:        Transworld Healthcare (UK) Limited

I/We, being the holder(s) of the Loan Notes represented by this certificate, hereby give notice that I/we require the Company to redeem all/(pound)..... [or specify amount in other Loan Note currency] only of the said Loan Notes on
 .............(1)

I/We hereby authorise payment of the redemption moneys in accordance with the relevant provisions of the Loan Notes to:

Name and account details for payment(2)

Name of bank     ..............................................

Branch           ..............................................

Sort code        ..............................................

Account name     ..............................................

Account number   ..............................................




I/We acknowledge that the payment of the moneys in the manner hereby authorised shall be valid satisfaction of the moneys to which I/we become entitled as aforesaid.

Signature(s) of Noteholder(s)          ............................. (1)

                                       ............................. (2)

                                       ............................. (3)

                                       ............................. (4)

----------------------

  1 Please complete the date of redemption which must be either 15 April or 15 October. LOAN NOTES ARE REDEEMABLE IN WHOLE (WHATEVER THE AMOUNT) OR IN PART BEING (POUND)50,000 NOMINAL AMOUNT OR ANY INTEGRAL MULTIPLE THEREOF.

  2 If no name or United Kingdom bank account details are inserted, payment will be made by cheque or warrant and sent by post to the address of the Noteholder held by the Company.

Notes

1. In the case of joint holders ALL must sign. A corporation must execute the notice either under its common seal or as may otherwise be permitted by section 36A of the Companies Act 1985 or by the signature of a duly authorised officer.

2. IMPORTANT: This certificate with the above notice of redemption duly completed and signed must (unless previously surrendered to and retained by the Company) be received by the Company at its registered office (or such other place within the United Kingdom as the Company may from time to time have appointed for the purpose and notified to the Noteholders) NOT LESS THAN 60 DAYS PRIOR TO THE DATE FOR REPAYMENT SPECIFIED IN THE NOTICE.

3. In the case of redemption of part only of the Loan Notes, you will be sent a certificate for the balance.

                                   SCHEDULE 2

                                 THE CONDITIONS

1.     FORM OF THE LOAN NOTES

       The Loan Notes are issued in amounts and integral multiples of (pound)1 and constitute unsecured obligations of the Company.

2.     REPAYMENT

2.1    The Loan Notes will be repaid in accordance with this Condition.

       2.1.1 The Noteholder may, subject to Condition 2.1.3, upon giving not less than 60 days written notice sent to the Company (in the form set out in this certificate), require the Company on the next Interest Payment Date to repay all (whatever the amount) or some (being(pound)50,000 in nominal amount or any integral multiple thereof) of the Loan Notes held by such Noteholder at their principal amount together with accrued interest (subject to any requirement to deduct tax therefrom) calculated on a daily basis up to (but excluding) the relevant date of repayment. Any such notice shall state the aggregate principal amount of Loan Notes to be redeemed and shall be irrevocable unless the Company agrees otherwise in writing. On the relevant Interest Payment Date specified in such notice (and subject to the Noteholder complying with the provisions of Condition 3.1) the Company shall be bound to repay the Loan Notes in respect of which such notice has been given at their principal amount together with accrued interest up to (but excluding) the date of repayment (subject to any requirement to deduct tax therefrom).

       2.1.2 A Noteholder may at his option, where he has entitlement to require the Company to repay or the Company is obliged to repay all or any part of his holding of Loan Notes, specify by way of notice of repayment that such repayment is to be made to him in Dollars instead of Sterling (in which case the notice shall in all other respects be given in accordance with Condition 2.1.1) and in each case where such specification is made:

                2.1.2.1 the Company shall be obliged to settle the repayment to the Noteholder in Dollars;

                2.1.2.2   the election of the Noteholder shall be irrevocable;

                2.1.2.3 the rate of exchange between the Dollar and Sterling for the purposes of calculating the amount of repayment shall be the rate obtained by the Company (being the rate offered to the Company by its bank as the rate at which Dollars may be bought in return for Sterling on behalf of the Company) at or about 11.00 am London time on the tenth Business Day prior to the date of repayment ("THE RATE OF EXCHANGE");


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

                2.1.2.4 the repayment value shall be the Dollar equivalent of one pound Sterling per (pound)1 nominal of Notes converted at the Rate of Exchange less any fees or charges associated with the conversion ("THE REPAYMENT VALUE"), provided that:

               (a) in no circumstances whatsoever shall the Repayment Value converted as set out in Condition 2.1.2.4 be more than (and if it is then the Repayment Value shall equal) the lesser of:

                          the Sterling nominal value of the Notes repaid plus one quarter of Y per cent of the Sterling nominal value of the Notes repaid (where Y is the number of complete years between the date of issue of the Notes and the date of such repayment); and

                          100.5 per cent of the Sterling nominal value of the Notes repaid; and

                (b) for the purposes of this proviso the Repayment Value shall be converted at the rate obtained by the Company (being the rate offered to the Company by its bank as the rate at which Dollars may be sold in return for Sterling on behalf of the Company) at or about 11.00 am London time on the date of repayment;

                2.1.2.5 the Company shall promptly upon the amount becoming available certify the Rate of Exchange to any Noteholder who has elected pursuant hereto to receive repayment in Dollars;

                2.1.2.6 the form of notice of repayment shall contain the following paragraph:

                          "I/we elect to receive repayment of principal in Dollars instead of Sterling in accordance with Condition 3.1.2 of the Conditions of the Loan Notes."

       2.1.3 No Loan Note may be redeemed by the Noteholder earlier than the Interest Payment Date falling not less than one year after the date on which it is issued to the Noteholder.

       2.1.4 Without prejudice to the provisions of Condition 2.1.1 the Company shall not redeem the Loan Notes on or before 3 years after the date of issue of the Loan Notes; thereafter the Company shall be entitled at any time to redeem some or all of the Loan Notes upon giving 60 days written notice to the Noteholder(s) expiring on an Interest Payment Date.

       2.1.5 The Company shall in any event redeem at its principal amount any Loan Note that remains outstanding on the fifth anniversary of the date when it was issued, together with accrued interest up to (but excluding) the date of repayment (subject to any requirement to deduct tax therefrom). Unless a notice of redemption is given to the Company by not later than 10 Business Days prior to the relevant date of redemption, payment of any amount due to a Noteholder when a Loan Note is redeemed will be made by bankers


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

                draft drawn on the Company's bank and sent by post to the address of the Noteholder held by the Company; but if a notice of redemption is so given to the Company, such payment shall be made by telegraphic transfer or other secure electronic funds transfer to such account in the United Kingdom as the Noteholder may specify in such notice.

2.2    CANCELLATION OF LOAN NOTES REPAID, REDEEMED OR PURCHASED

       Any Loan Notes repaid or redeemed pursuant to this Condition 2 shall forthwith be cancelled.

2.3    REPAYMENT REQUIRED BY NOTEHOLDER

       2.3.1 Each Noteholder shall be entitled to require all or any part of the Loan Notes held by him to be repaid immediately by the Company at par together with accrued interest if:-

                2.3.1.1 the Company fails to observe or perform any Condition which is material in the context of the Loan Notes and, if capable of remedy, does not remedy that breach within 30 days of the Noteholder having served notice on the Company in respect of such breach; or

                2.3.1.2 an encumbrancer takes possession of, or a trustee, receiver, administrator or similar officer is appointed or an administration order is made in respect of the Company or any of its material subsidiaries or in respect of the whole or a substantial part of the undertaking or property of the Company or any of its material subsidiaries or any directly analogous proceedings in any relevant jurisdiction occur and such person or his appointer has not been paid out or discharged within 30 days; or

                2.3.1.3 an order is made or an effective resolution is passed for the winding-up or dissolution of the Company or any of its material subsidiaries or any directly analogous proceedings in any relevant jurisdiction occur in relation to the Company or any of its subsidiaries (other than for the purposes of a solvent reconstruction or amalgamation or a members' voluntary winding up); or

                2.3.1.4 a proposal is made by the Company or a nominee or supervisor is appointed for the Company or any of its material subsidiaries for a composition in satisfaction of its debt or for a scheme of arrangement of its affairs or other arrangement or any proceedings for the benefit of its creditors are commenced under any law, regulation or procedure relating to the reconstruction or readjustment of debt; or

                2.3.1.5 the Company ceases or threatens to cease to carry on business or a significant part of it or suspends or threatens to suspend payment of its debts or is unable or is deemed to be unable to


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                         pay its debts within the meaning of section 123 (1) of
                         the Insolvency Act 1986; or

                2.3.1.6 any event occurs or proceedings are taken in respect of the Company or any of its material subsidiaries in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Conditions 2.3.1.4 or 2.3.1.5.

       2.3.2 The Company shall notify Noteholders as soon as reasonably practicable and in any event not later than five Business Days after the occurrence of any of the events described in Conditions 2.3.1.2 to 2.3.1.6 (inclusive).

2.4 For the purposes of this Condition 3, a "material subsidiary" means a member of the Transworld Group whose insolvency or liquidation could reasonably be expected to have more than an immaterial effect on the financial position of the Transworld Group as a whole or, if the Company is no longer a member of the Transworld Group, any subsidiary of the Company.

3.     DELIVERY OF CERTIFICATE(S) UPON REDEMPTION OR REPAYMENT

3.1 Every Noteholder any of whose Loan Notes is due to be repaid or redeemed under these Conditions shall deliver up to the Company, at the address set out in the Instrument constituting the Loan Notes (or such other address as the Company may from time to time notify to Noteholders), the certificate(s) for Loan Notes which are due to be repaid or redeemed unless previously delivered to and retained by the Company (or an indemnity in accordance with CONDITION 11 of Schedule 3 to the Instrument where such certificate(s) is/are lost, defaced or has/have been destroyed) which shall, in the case of a redemption in full, be cancelled and, in the case of a redemption in part only of the Loan Notes represented by such certificate(s), shall be cancelled and the Company shall issue to the Noteholder a new certificate for the balance of the Loan Notes not redeemed. Upon such delivery, the Company shall pay to the Noteholder the amount payable to him in respect of such repayment or redemption.

3.2    UNCLAIMED PROCEEDS OF REDEMPTION OR REPAYMENT TO BE DEPOSITED

       If any Noteholder, any part of whose Loan Notes is liable to be repaid or redeemed under these Conditions, shall fail or refuse to deliver up the certificate(s) therefor (or an indemnity in accordance with CONDITION 11 of Schedule 3 to the Instrument where such certificate(s) is lost, is/are defaced or has/have been destroyed) at the time and place fixed for the repayment or redemption thereof or shall fail or refuse to accept payment of the moneys payable in respect thereof, the principal moneys payable (and any accrued unpaid interest thereon) to such Noteholder shall be set aside by the Company and paid into a separate interest bearing bank account and held by the Company for such Noteholder (with only such interest as may accrue thereon), and such setting aside shall be deemed for all the purposes of these Conditions to be a payment to such Noteholder and the Company shall thereby be discharged from all obligations in connection with the Loan Notes.

3.3    UNCLAIMED AMOUNTS OF INTEREST OR PRINCIPAL


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       Amounts in respect of interest on any Loan Notes which remain unclaimed by a Noteholder for a period of five years and amounts due in respect of principal which remain unclaimed for a period of ten years, in each case from the date on which the relevant payment first becomes due, shall revert to the Company and the Noteholder shall cease to be entitled thereto notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and other records of the Company provided that the Company shall give 30 days' notice to the relevant Noteholder prior to giving effect to this Condition 4.3.

4.     AMENDMENTS

       The provisions of the Instrument constituting the Loan Notes and the rights of the Noteholders are subject to modification, abrogation or compromise in any respect with the consent in writing of the Company and the Noteholders.

5.     SINGLE SERIES OF LOAN NOTES

       All Loan Notes shall form part of a single series and shall rank pari passu equally and rateably without discrimination or preference as an unsecured debt obligation of the Company.

6.     OVERSEAS PERSONS

       The Loan Notes have not been and will not be registered under the United States Securities Act of 1933, or under the securities laws of any State of the United States, no steps have been taken to enable the Loan Notes to be offered in compliance with applicable securities laws of Canada or Japan or any other country or jurisdiction outside the United Kingdom and no prospectus in relation to the Loan Notes has been, or will be, lodged with, or registered by, the Australian Securities Commission.

7.     NOTICE TO NOTEHOLDERS OUTSIDE THE U.K.

7.1 Any Noteholder shown in the records of the Company as having an address not within the United Kingdom, who may from time to time give to the Company an address within the United Kingdom at which any notice may be served upon him, shall be entitled to have notice served on him at such address. Save as aforesaid, no Noteholder other than a Noteholder shown in the records of the Company as having an address within the United Kingdom or a Permitted Jurisdiction shall be entitled to receive any notice, and payments of principal in respect of the Loan Notes will not be made to addresses in the US, Canada or Australia. For the purposes of this Condition 7.1 "Permitted Jurisdiction" means a jurisdiction in which the Company will be able to serve any such notice without being in breach of any applicable law or regulation.

       ADDRESS FOR NOTICE

7.2 Any notice or other document (including a Loan Note certificate) may be given or sent to any Noteholder by sending the same by post in a pre-paid envelope addressed to such Noteholder at his address shown in the Company's records or such other address in the United Kingdom as may be supplied by him to the Company for the


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

       giving of notice to him. In the case of joint holders of any Loan Notes, a notice given to the Noteholder whose name stands first in the Company's records in respect of such Loan Notes shall be sufficient notice to all joint holders. Notice may be given to the persons entitled to any Loan Notes in consequence of the death or bankruptcy of any Noteholders by sending the same by post in a pre-paid envelope addressed to them by name or by the title of the representative or trustee of such Noteholder at the address (if any) in the United Kingdom supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death or bankruptcy had not occurred.

       NOTICES TO THE COMPANY

7.3 Any notice required to be given to the Company under the Instrument shall be in writing and may be given either personally or by sending it by post to the address shown in the Instrument (or such other address as the Company may from time to time notify to Noteholders).

       TIMING OF SERVICE

7.4 Any notice given or document sent by post shall be deemed to be served or received at the expiration of 24 hours (or, where second class mail or airmail is employed, 48 hours and 5 days respectively) after the time when it is posted and, in proving such service or receipt, it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and posted. Any notice given or document sent shall only be processed by the Company on a business day during normal business hours.

8.     COMPANY'S UNDERTAKINGS

8.1 The Company hereby further covenants that while any part of the Loan Notes remain outstanding it shall:

       8.1.1 procure that the Company or such company to whom the rights and obligations under this Instrument are assigned in accordance with CLAUSE 11 and both Staffing Enterprise Limited and Staffing Enterprise (PSV) Limited remain as part of the same group of trading companies;

       8.1.2 not cease or threaten to cease to carry on its business or a significant part of it or suspend or threaten to suspend payment of its debts or become unable to pay its debts within the meaning of section 123(1) of the Insolvency Act 1986.

9.     DEDUCTIONS AND WITHHOLDINGS

       If any deduction or withholding is required by law in respect of any payment due to the Noteholder, the Company shall:

9.1 ensure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

9.2 pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with the applicable law or regulation; and


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9.3    promptly deliver to the Noteholder appropriate receipts or certificates evidencing the deduction or withholding which has been made.

10.    DEFINITIONS

       Words and expressions defined in the Instrument shall have the same respective meanings whenever used in these Conditions or any other Schedule to the Instrument. These Conditions have the same effect as if set out in full in the Instrument.




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                                   SCHEDULE 3

                 PROVISIONS AS TO TRANSMISSION AND OTHER MATTERS

1. Except as required by law or as ordered by a court of competent jurisdiction, the Company will recognise the holder of any Loan Notes as the absolute owner thereof and shall not be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, to which any Loan Notes may be subject. The receipt of the holder for the time being of any Loan Notes or, in the case of joint holders, the receipt of any of them, for the interest from time to time accruing due in respect thereof or for any other moneys payable in respect thereof shall be a good discharge to the Company, notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any other person to or in such Loan Notes, interest or moneys. The Company shall not be bound to note any trust, whether express, implied or constructive, in respect of any Loan Notes or recognise any such trust.

2. Every Noteholder will be recognised by the Company as entitled to the payment of any principal and interest in relation to his Loan Notes.

3.     DEATH OF A HOLDER OF LOAN NOTES

       The executors or administrators of a deceased holder of Loan Notes (not being one of several joint holders) and, in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders, shall be the only person or persons recognised by the Company as having any title to such Loan Notes.

4.     TRANSMISSION OF LOAN NOTES

       Any person becoming entitled to Loan Notes in consequence of the death or bankruptcy of a Noteholder or of any other event giving rise to the transmission of such Loan Notes by operation of law may, upon producing such evidence of his title as the Company shall think sufficient, be recognised by the Company as the holder of such Loan Notes.

5.     TRANSFER RESTRICTIONS

       Each Loan Note is transferable by the Noteholder in amounts or integral multiples of (pound)50,000 or in the amount of his entire holding save that no transfer may be made to more than four joint holders. No assignment, transfer, sale or other disposal of any holding of Loan Notes:-

5.1 will be registered during the 21 days preceding a date on which a payment in respect of interest and principal is required to be made by the Company and otherwise than in accordance with CONDITIONS 6 and 7 of this
       Schedule 3; and

5.2 may be made within the period of three months commencing with the date of registration of the last transfer thereof.

6. Every instrument of transfer must be signed by the transferor (and in respect of joint holders transferring, each joint holder must sign) and the transferor shall be deemed to remain the absolute owner of the Loan Notes to be transferred until the name of


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

       the transferee is entered in the Company's records in respect thereof. No transfer will be recorded of any Loan Notes in respect of which notice of redemption has been received by the Company pursuant to Condition 3 of
       Schedule 2.

7.     REGISTRATION REQUIREMENTS

       Every instrument of transfer must be left for registration with the Company at the address shown in the Instrument (or such other address as the Company may from time to time notify to Noteholders) accompanied by the certificate(s) for the Loan Notes unless previously delivered and retained by the Company (or an indemnity in accordance with CONDITION 11 of this Schedule 3 if the certificate(s) is/are lost, defaced or has/have been destroyed) to be transferred or such other evidence as the Directors may reasonably require to prove the title of the transferor or his right to transfer the Loan Notes and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so. The transfer will then be registered and a note of such registration will be entered in the records of the Company and a new certificate for such Loan Notes issued accordingly, provided that the Directors shall not be required to authorise any registration if the transfer to be registered or the registration would result in a breach of any applicable law or regulation.

8. All instruments of transfer which shall be registered shall be retained by the Company.

9.     NO FEES IN CONNECTION WITH REGISTRATIONS

       No fee shall be charged by the Company for the registration of any transfer or for the registration of any probate, letters of administration, grant of confirmation, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any Loan Notes. Notwithstanding the foregoing, pursuant to CLAUSE 7.12 the Noteholders and the Company may agree on a separate administration charge where there are ten or more Loan Notes in issue.

10.    SUSPENSION OF TRANSFERS

       The registration of transfers may be suspended at such times and for such periods as the Company may reasonably determine in order to give effect to Condition 5 of this Schedule 3.

11.    LOSS OR DAMAGE TO CERTIFICATES

       If any Loan Note certificate is defaced, lost or destroyed, it shall be replaced on such terms (if any) as to evidence and indemnity as the Directors may reasonably require but so that, in the case of defacement, the defaced Loan Note certificate shall be surrendered before the new Loan Note certificate is issued.

12.    REGISTER OF NOTEHOLDERS

12.1 A register of Noteholders will be kept by the Company at its registered office (or at such other place within the United Kingdom as the Company may from time to time have appointed for the purpose and have notified to the Noteholders) and there shall


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

       be entered in the Register:

       12.1.1   the names and addresses of the Noteholders;

       12.1.2   the amount of Loan Notes held by each Noteholder;

       12.1.3 the date on which the name of each Noteholder is entered in the Register in respect of the Loan Notes standing in his name; and

       12.1.4   the serial number of each Loan Note.

12.2 Any change of name or address on the part of any Noteholder which is notified to the Company at its address set out in the Instrument shall, subject to Condition 8.2 of Schedule 2, be entered in the Register.

12.3 Any Noteholder may, at all reasonable times during office hours, inspect the Register.




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                                   SCHEDULE 4

                                NOTICE OF DEMAND

To:      Transworld Healthcare (UK) Limited


I/We, being the holder(s) of the Loan Notes represented by certificate number o, considering that the sum of (pound)o principal and/or interest was due on o and remains outstanding, hereby demand that you pay to us the said o the sum of o.

Name and address for payment

 ......................................

 ......................................

 ......................................




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EXECUTED as a deed by            )
TRANSWORLD HEALTHCARE            )         .....................................
(UK) LIMITED acting              )         Director
by
and
                                           .....................................
                                           Director/Secretary


EXECUTED as a deed by            )
                                 )         .....................................
as attorney for                  )         (as attorney for Barclays Bank plc)
BARCLAYS BANK PLC                )
In the presence of:              )


Witness Signature.......................

Name....................................

Address.................................

 ........................................






                                       99
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                                   SCHEDULE 8

                    PART B - THE SECOND LOAN NOTE INSTRUMENT


                               DATED         2002
                               ------------------





                   ADDITIONAL LOAN NOTE INSTRUMENT 2002- 2007

                                       BY

                       TRANSWORLD HEALTHCARE (UK) LIMITED

                                   RELATING TO

                 THE TRANSWORLD HEALTHCARE GUARANTEED UNSECURED
                             ADDITIONAL LOAN NOTES







                                    EVERSHEDS
                             1 Royal Standard Place
                               NOTTINGHAM NG1 6FZ
                      Tel: 0115 950 7000 Fax: 0115 950 7111

                   Reference: NOT_L001\270388v2 (PCT.VandalF)



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


ADDITIONAL LOAN NOTE INSTRUMENT entered into by way of a deed on
2002

by

TRANSWORLD HEALTHCARE (UK) LIMITED a company incorporated in England with registered number 03370146 having its registered office at Stone Business Park, Brooms Road, Stone, Staffordshire (the "COMPANY")

incorporating a guarantee by [                              ] (the "GUARANTOR")

WHEREAS

(A) The Company, pursuant to a resolution of its board of directors passed on [ ] 2001, has created unsecured Additional Loan Notes of up to [(pound) ] in nominal amount to be issued in connection with the acquisition (the "ACQUISITION") of the entire issued share capital of Staffing Enterprise Limited (company number 2149723) and Staffing Enterprise (PSV) Limited (company number 2936791) from the vendors thereof and has determined to constitute the Additional Loan Notes as hereinafter provided.

(B) The Guarantor has agreed to guarantee the obligations of the Company to make due and punctual payment of all sums of principal due under the Additional Loan Notes.

NOW IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

1.     INTERPRETATION

1.1 In this Instrument the following words and expressions shall, save where the context otherwise requires, have the following meanings:

       "ADDITIONAL LOAN NOTES"       means the unsecured loan notes of the
                                     Company to be issued under this Instrument or (as the context may require) the principal amount thereof for the time being issued and outstanding;

       "BANKS" any bank which is providing funding to any member of the Transworld Group or the holding company (as defined in the Companies Act 1985) of the Company

       "BUSINESS                     DAY" means a day, other than a Saturday,
                                     Sunday or public holiday, on which banks generally are open for business in London and Edinburgh;

       "CONDITIONS"                  means the conditions to be endorsed on the
                                     Additional Loan Notes in the form or
                                     substantially in the form set out in
                                     Schedule 2 as such conditions may from time to time be modified in accordance with the provisions


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

                                     herein contained;

       "DIRECTORS"                   means the board of directors of the Company
                                     for the time being or a duly authorised
                                     committee of that board;

       "$" OR "DOLLARS"              means the lawful currency of the United
                                     States of America;

       "INSTRUMENT"                  means this instrument and the Schedules as
                                     from time to time modified in accordance with the provisions herein contained;

       "INTEREST PAYMENT DATE"       means 15 April or 15 October in each year,
                                     as the case may be;

       "INTEREST PERIOD"             means, in the case of the first such
                                     period, the period commencing with the date of issue of the Additional Loan Note and ending on the next Interest Payment Date and, in the case of the second and subsequent such periods, the period commencing on the date immediately following the last Interest Payment Date and ending on the next Interest Payment
                                     Date;

       "INTEREST RATE"               the annual rate of one per cent below LIBOR

       "LIBOR"                       in relation to an Interest Period;

                                     the applicable Screen Rate as at 11.00am on
                                              the first day of the Interest
                                              Period; or

                                     (if no Screen Rate is available for
                                              Sterling or the Interest Period)
                                              "LIBOR" for any amount will be
                                              based on the rate at which
                                              Sterling deposits of that amount
                                              are offered by Barclays Bank plc
                                              for that period to prime banks in
                                              the London Interbank Market as at
                                              11.00am on the first day of the
                                              Interest Period

       "NOTEHOLDERS"                  means the persons from time to time
                                      recorded in the books of the Company as
                                      being entitled to the benefit of the
                                      Additional Loan Notes;

       "SCHEDULES"                    means the schedules to this Instrument;

       "SCREEN RATE"                  in relation to LIBOR, the British Bankers
                                      Association Interest Rate for Sterling for the relevant period displayed on page 3750 of


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                                      Telerate provided that if the agreed page
                                      is replaced or the service ceases to be
                                      available, the Noteholders by Ordinary
                                      Resolution may designate another page or service displaying a rate determined upon the same or a similar basis in which case the Screen Rate shall be determined by reference to the rate so displayed;

       "(POUND)" OR "STERLING"        the lawful currency of the United Kingdom;

       "TRANSWORLD GROUP"             means the Company and any of its
                                      subsidiaries from time to time;

       "UNITED STATES" AND "US"       means the United States of America
                                      (including the states of the United States of America and District of Columbia), its territories, its possessions and all other areas subject to its jurisdiction; and

       "VENDORS"                      means David Christopher Pain and Deborah
                                      Kay Pain.

1.2 References to any gender shall include the other genders; references to the singular person only shall include the plural person and vice versa; and references to persons shall include corporations.

1.3 References to this Instrument shall include the Schedules; references to clauses are to clauses of this Instrument and sub-divisions thereof; and references to paragraphs in any Schedules are to the paragraphs of that Schedule and sub-divisions thereof.

1.4 The headings in this Instrument are for convenience of reference only and do not form part of this Instrument and shall not affect its validity or construction.

2.     FORM OF THE ADDITIONAL LOAN NOTES

2.1 The Additional Loan Notes shall be known as The Transworld Healthcare Guaranteed Unsecured Additional Loan Notes 2002 - 2007 and shall be issued in amounts and multiples of (pound)1 by the Company at par credited as fully paid to the Vendors but to no other person. The Additional Loan Notes shall be issued on the terms and conditions contained in the Schedules. The Additional Loan Notes, as and when issued, shall rank pari passu equally and rateably without discrimination or preference as an unsecured debt obligation of the Company.

2.2 None of the Additional Loan Notes shall be offered to the public for subscription or purchase and none of them shall be dealt in on any stock exchange in the United Kingdom or elsewhere and no application shall be made to any stock exchange for permission to deal in, or for any official listing or other quotation in respect of, the Additional Loan Notes.


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

3.     PRINCIPAL AMOUNT OF THE ADDITIONAL LOAN NOTES

       The aggregate principal amount of the Additional Loan Notes is limited
       to(pound)[     ].

4.     REDEMPTION OR REPAYMENTS

       The Additional Loan Notes shall be redeemed or repaid in accordance with the Conditions.

5.     PAYMENT OF INTEREST

       The Company hereby covenants to each of the Noteholders that until the Additional Loan Notes are repaid to the Noteholders the Company shall in respect of each Interest Period pay interest on the Loan Notes held by them respectively at the Interest Rate on the first day of the Interest Period calculated on a day to day basis on the amount of the Additional Loan Notes such interest to be payable on the Interest Payment Date applicable thereto.

6.     ISSUE AND FORM OF ADDITIONAL LOAN NOTE CERTIFICATES

6.1 Each Noteholder shall be entitled, without charge, to one certificate for the Additional Loan Notes. However, joint holders of Additional Loan Notes will be entitled to only one Additional Loan Note certificate (and the Company shall not be bound to recognise more than four persons as the joint holders of any Additional Loan Note certificate) and the one Additional Loan Note certificate shall be sent to the joint holder whose name appears first in the Company's records.

6.2 Each Additional Loan Note certificate shall be issued under the signature of two duly authorised officers of the Company and shall be substantially in the form set out in Schedule 1 and shall have the Conditions endorsed thereon. The Company shall comply with the provisions of the Additional Loan Notes and the Conditions and the Additional Loan Notes shall be held by Noteholders subject to all such provisions which shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively.

7.     GUARANTEE

7.1 The Guarantor irrevocably and unconditionally guarantees and covenants to the Noteholders and each of them the due and punctual payment (without set-off or counterclaim or deduction except as required by law) of the principal of the Additional Loan Notes all on the terms of this Instrument subject to and in accordance with this CLAUSE 7 (the "GUARANTEE"). As between the Company and the Guarantor the latter is a surety only.

7.2 If the Company defaults in the payment on the due date of any amount of principal to any Noteholder, the Guarantor shall within 14 days after the receipt by the Guarantor of the documents specified in CLAUSE 7.3 below forthwith pay (without set-off or counterclaim or deduction except as required by law) to the Noteholder (by way of telegraphic transfer) the amount in respect of which such default has been made. Any payment so made shall pro tanto make good the Company's default.


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

7.3 A Noteholder claiming payment under CLAUSE 7.2 above must deliver to the Guarantor at its office at [ ] or such other address and details as may from time to time be notified to the Company and each Noteholder:-

       7.3.1 a demand in writing signed by or on behalf of the Noteholder or in the cases of joint registered holders by or on behalf of all such joint registered holders showing the full name(s) and registered address(es) of the Noteholder(s) concerned, provided however that if the Noteholder shall fail to make demand in accordance with CLAUSE 7.9 below the Guarantor shall be released from its obligations hereunder in respect of that Noteholder; and

       7.3.2 a certified copy of the original certificate(s) for the Notes in respect of which the claim is made or such indemnity in lieu as the Guarantor may reasonably require.

       The Guarantor shall not be under any duty to establish whether a claim by a Noteholder has been validly made but shall be entitled to assume that any such claim has been so validly made and accordingly the Guarantor need only make one payment in relation to each claim.

7.4 Subject to CLAUSES 7.9 and 7.10, the Guarantee is to be a continuing guarantee and, save in the case of interest payable under the Additional Loan Notes, shall remain in force until all sums in relation to each Additional Loan Note expressed to be payable by the Company under this Instrument have been paid. The obligations of the Guarantor under the Guarantee shall not be avoided or reduced or affected by the liquidation, insolvency, receivership or administration or dissolution of the Company or by virtue of any provisions or enactments relating to winding-up, insolvency, liquidation or receivership or administration for the time being in force or by any intermediate payment or satisfaction of any obligations guaranteed hereunder.

7.5 Subject to CLAUSE 7.7 the liability of the Guarantor to each Noteholder shall not be affected by and the Guarantee shall not be discharged by reason of:-

       7.5.1 any variation of the terms of any of the obligations of the Company to the Noteholder;

       7.5.2 any incapacity or change in the constitution of the Company or the Guarantor;

       7.5.3 any time or other indulgence given or agreed to be given by the Noteholder to, or any composition or other arrangement made with or accepted from, either the Company in respect of any of the obligations hereunder or any person in respect of any of the obligations hereunder or any person in respect of obligations under any related security; and

       7.5.4 any other act, event or omission which, but for this provision, would or might operate to offer any legal or equitable defence for or impair or discharge the Guarantor's obligations under this Guarantee including (without limitation) any irregularity, unenforceability, invalidity or frustration of any of the obligations of the Company under this Instrument to the Noteholders.

7.6 The Guarantee shall be in addition to, and shall not be affected by, any other security or rights now or hereafter held or exercisable by any Noteholder on account of, or in respect of, any of the monies the payment of which is hereby guaranteed by the Guarantor.

7.7 No variation or modification to any provisions of this Instrument or the Additional Loan Notes shall be made without the prior consent in writing of the Guarantor and pursuant to Condition 5. Any variation of the terms of the Guarantee in relation to any Additional Loan Notes shall only be considered valid and constituting part of the Guarantee if such variation is made in writing and signed on behalf of the Company, by the relevant Noteholder or (if such holder is a company on its behalf by any director or the company secretary of such company) and by or on behalf of the Guarantor.

7.8 The Guarantor shall not be discharged from its obligations under the Guarantee (other than pursuant to CLAUSE 7.9 and 7.10) except by complete performance of the obligations on its part contained in this Instrument provided that for the avoidance of doubt, the Guarantee shall cease immediately in respect of any Additional Loan Notes purchased or cancelled by the Company or in respect of any part thereof so purchased or cancelled. The Guarantee is a primary obligation of the Guarantor and may be assigned only with the prior written consent of the Company and the Noteholders. As a separate and independent stipulation, the Guarantor agrees that any principal payable under the Additional Loan Notes which may not be recoverable from the Company by reason of any legal limitation, disability or incapacity of the Company or any other analogous fact or circumstances shall nevertheless be recoverable from the Guarantor, and paid within 14 Business Days from receipt by the Guarantor of a demand to do so served in terms of this CLAUSE 7.

7.9

       7.9.1 No demand shall be made by a Noteholder under the Guarantee unless the Noteholder shall have first made demand against the Company in respect of the amount due and payable and claimed hereunder and the Company has within 5 Business Days failed to make such payment to the Noteholder. The Guarantor shall have no right to require a Noteholder first to take any other steps or proceedings against the Company before the Guarantee is enforced and failure to take any such other steps or proceedings shall not affect, impair or be a defence to the Guarantee.

       7.9.2 Any demand in respect of any unpaid obligations (an "UNPAID OBLIGATION") must be lodged with the Guarantor by a Noteholder no later than three months after the date the Unpaid Obligation became due and payable by the Company. Failure to lodge a demand within such period shall result in the Guarantor ceasing to have any liability to pay any interest accruing on such Unpaid Obligation after such three month period.


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

       7.9.3 Notwithstanding any other provision of this deed, the maximum liability of the Guarantor shall be the aggregate principal amount of Notes issued from time to time (up to a maximum principal amount of (pound)[ ]), subject to this CLAUSE 7.9.

7.10 No demand may be made under the Guarantee in respect of any Additional Loan Notes after five years from the date of issue of the Additional Loan Notes (or, if such date is not a Business Day, the next following Business Day) and the obligations of the Guarantor under the Guarantee shall expire and cease to be of any force or effect except for valid demands received by the Guarantor in terms of this CLAUSE 7 on or before such date (or, if such date is not a Business Day, the next following Business Day).

7.11 No failure or delay on the part of any Noteholder in exercising any right, power or privilege under the Guarantee shall constitute a waiver thereof.

7.12 If at any time there are ten or more Additional Loan Notes in issue as a result of the exercise by one or more Noteholders of their rights of transfer the Company and the Noteholders will negotiate in good faith to agree on a charge (exclusive of value added tax which shall be paid in addition) in respect of the increased administrative services that the Company will be required to provide.

7.13 The Company shall notify the Guarantor immediately prior to any issue of Additional Loan Notes by delivering to the Guarantor a Guarantee Issue Request in the agreed form duly completed and executed. As between the Guarantor and the Noteholders, failure so to notify the Guarantor shall not affect, impair or be a defence to the Guarantee.

8.     UNDERTAKING TO PERFORM OBLIGATIONS

       The Company hereby undertakes to each of the Noteholders duly to comply with the obligations on its part herein contained and imposed on it.

9.     EFFECT OF CONDITIONS AND SCHEDULES

       The Conditions and the provisions contained in the Schedules shall have effect as if such Conditions and provisions were set out herein.

10.    ENDORSEMENTS OF SUPPLEMENTAL INSTRUMENTS

       A memorandum of execution of any instrument supplemental to this Instrument shall be endorsed by the Company on this Instrument.

11.    ASSIGNMENT BY THE COMPANY

11.1 Subject to giving the Noteholders not less than 30 days prior written notice of its intention to assign its rights and obligations under this Instrument the Company may not assign any of its rights and obligations under this Instrument to any other person without the prior written consent of the Noteholders (such consent not to be unreasonably withheld or delayed) except without limit to any member of the Transworld Group or the Banks, such assignment to take effect on the date on which notice of such assignment would be deemed to have been served as set out in


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

       Condition 8.4, subject also to the Company procuring that such assignee can and will continue to be able to perform its obligations under this Instrument and ensuring that the guarantee contained in this Instrument shall continue in full force and effect with the consent of the Guarantor; and provided further that if such assignee is but then ceases to be a member of the Transworld Group that the rights and obligations under this Instrument shall be re-assigned to a member of the Transworld Group prior to such cessation provided all the foregoing conditions are satisfied by the Company and such member.

11.2 Subject to CLAUSE 11.1 above the assignee of the rights and obligations of the Company hereunder shall on written notice from the Noteholders issue a new instrument on the same terms as this Instrument mutatis mutandis and the Guarantor shall enter into the new instrument on the same terms mutatis mutandis as are contained in CLAUSE 7 of this Instrument.

12.    GOVERNING LAW

12.1 This Instrument and the Additional Loan Notes shall be governed by and construed in accordance with English law.

12.2 Each of the Company, the Guarantor and the Noteholders agree that the courts of England and Wales are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Instrument and the Additional Loan Notes.

IN WITNESS whereof this Instrument has been executed as a deed and has been delivered on the date first above written.




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                                   SCHEDULE 1

                      FORM OF CERTIFICATE FOR A NOTEHOLDER


                    No.......... Amount(pound)..............


                       Transworld Healthcare (UK) Limited

                 (Incorporated in England with number 03370146)

            THE TRANSWORLD HEALTHCARE GUARANTEED UNSECURED ADDITIONAL
                             LOAN NOTES 2002 - 2007

                         Name(s) of Loan Note Holder(s)

                             .......................


THIS IS TO CERTIFY THAT the above-named is/are the holder(s) of (pound).........
Transworld Healthcare Guaranteed Unsecured Additional Loan Notes 2002 - 2007 (the "ADDITIONAL LOAN NOTES") constituted by an Instrument entered into by the Company on [ 2001] (together with any instruments supplemental thereto) (the "INSTRUMENT") and issued with the benefit of, and subject to the provisions contained in, the Instrument and the Conditions endorsed hereon (the "CONDITIONS").

Note:

Interest is payable on the Additional Loan Notes half-yearly on 15 April and 15 October in each year in accordance with the terms of the Instrument.

The Additional Loan Notes are redeemable in accordance with Condition 2 endorsed hereon.

Each Additional Loan Note is transferable in amounts or multiples of (pound)50,000 or in the whole amount held by a Noteholder. This Additional Loan Note certificate must be surrendered to the Company before any transfer can be registered or any redemption can be effected or any new Additional Loan Note certificate can be issued.

The Additional Loan Notes have not been, and will not be, registered under the United States Securities Act of 1933 (as amended) nor have steps been taken to enable the Additional Loan Notes to be offered in compliance with applicable securities laws of Canada or Japan and no prospectus in relation to the Additional Loan Notes has been, or will be, lodged with, or registered by, the Australian Securities Commission.

Subject to the provisions of the Instrument, the Additional Loan Notes are
unconditionally guaranteed as to principal by [          ].

Copies of the Instrument constituting the Additional Loan Notes are available for inspection at the principal place of business of the Company.


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

The Additional Loan Notes shall be governed by and construed in accordance with the laws of England.

IN WITNESS WHEREOF this Additional Loan Note Certificate is executed and delivered as a deed as follows:

EXECUTED as a deed by              )
TRANSWORLD HEALTHCARE              )          ..................................
(UK) LIMITED acting                )          Director
by
and
                                              ..................................
                                              Director/Secretary


EXECUTED as a deed by              )
                                   )          ..................................
as attorney for                    )          (as attorney for [              ])
[                   ]              )
In the presence of:                )


Witness Signature.......................

Name....................................

Address.................................

 ........................................




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


                              NOTICE OF REDEMPTION

                            (pursuant to Condition 2)

To:        Transworld Healthcare (UK) Limited

I/We, being the holder(s) of the Additional Loan Notes represented by this certificate, hereby give notice that I/we require the Company to redeem all/(pound)..... [or specify amount in other Loan Note currency] only of the said Additional Loan Notes on .............(3)

I/We hereby authorise payment of the redemption moneys in accordance with the relevant provisions of the Additional Loan Notes to:

Name and account details for payment(4)

Name of bank     ......................................

Branch           ......................................

Sort code        ......................................

Account name     ......................................

Account number   ......................................




I/We acknowledge that the payment of the moneys in the manner hereby authorised shall be valid satisfaction of the moneys to which I/we become entitled as aforesaid.

Signature(s) of Noteholder(s)                .............................. (1)

                                             .............................. (2)

                                             .............................. (3)

                                             .............................. (4)

------------------

  3 Please complete the date of redemption which must be either 15 April or 15 October. LOAN NOTES ARE REDEEMABLE IN WHOLE (WHATEVER THE AMOUNT) OR IN PART BEING (POUND)50,000 NOMINAL AMOUNT OR ANY INTEGRAL MULTIPLE THEREOF.

  4 If no name or United Kingdom bank account details are inserted, payment will be made by cheque or warrant and sent by post to the address of the Noteholder held by the Company.

Notes

1. In the case of joint holders ALL must sign. A corporation must execute the notice either under its common seal or as may otherwise be permitted by section 36A of the Companies Act 1985 or by the signature of a duly authorised officer.

2. IMPORTANT: This certificate with the above notice of redemption duly completed and signed must (unless previously surrendered to and retained by the Company) be received by the Company at its registered office (or such other place within the United Kingdom as the Company may from time to time have appointed for the purpose and notified to the Noteholders) NOT LESS THAN 60 DAYS PRIOR TO THE DATE FOR REPAYMENT SPECIFIED IN THE NOTICE.

3. In the case of redemption of part only of the Additional Loan Notes, you will be sent a certificate for the balance.

                                   SCHEDULE 2

                                 THE CONDITIONS

1.     FORM OF THE ADDITIONAL LOAN NOTES

       The Additional Loan Notes are issued in amounts and integral multiples of (pound)1 and constitute unsecured obligations of the Company.

2.     REPAYMENT

2.1 The Additional Loan Notes will be repaid in accordance with this Condition.

       2.1.1 The Noteholder may, subject to Condition 2.1.3, upon giving not less than 60 days written notice sent to the Company (in the form set out in this certificate), require the Company on the next Interest Payment Date to repay all (whatever the amount) or some (being(pound)50,000 in nominal amount or any integral multiple thereof) of the Additional Loan Notes held by such Noteholder at their principal amount together with accrued interest (subject to any requirement to deduct tax therefrom) calculated on a daily basis up to (but excluding) the relevant date of repayment. Any such notice shall state the aggregate principal amount of Additional Loan Notes to be redeemed and shall be irrevocable unless the Company agrees otherwise in writing. On the relevant Interest Payment Date specified in such notice (and subject to the Noteholder complying with the provisions of Condition 3.1) the Company shall be bound to repay the Additional Loan Notes in respect of which such notice has been given at their principal amount together with accrued interest up to (but excluding) the date of repayment (subject to any requirement to deduct tax therefrom).

       2.1.2 A Noteholder may at his option, where he has entitlement to require the Company to repay or the Company is obliged to repay all or any part of his holding of Additional Loan Notes, specify by way of notice of repayment that such repayment is to be made to him in Dollars instead of Sterling (in which case the notice shall in all other respects be given in accordance with Condition 2.1.1) and in each case where such specification is made:

                2.1.2.1 the Company shall be obliged to settle the repayment to the Noteholder in Dollars;

                2.1.2.2  the election of the Noteholder shall be irrevocable;

                2.1.2.3 the rate of exchange between the Dollar and Sterling for the purposes of calculating the amount of repayment shall be the rate obtained by the Company (being the rate offered to the Company by its bank as the rate at which Dollars may be bought in return for Sterling on behalf of the Company) at or about 11.00 am London time on the tenth Business Day prior to the date of repayment ("THE RATE OF EXCHANGE");


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

                2.1.2.4 the repayment value shall be the Dollar equivalent of one pound Sterling per (pound)1 nominal of Notes converted at the Rate of Exchange less any fees or charges associated with the conversion ("THE REPAYMENT VALUE"), provided that:

                (a) in no circumstances whatsoever shall the Repayment Value converted as set out in Condition 2.1.2.4 be more than (and if it is then the Repayment Value shall equal) the lesser of:

       the Sterling nominal value of the Notes repaid plus one quarter of Y per cent of the Sterling nominal value of the Notes repaid (where Y is the number of complete years between the date of issue of the Notes and the date of such repayment); and

       100.5 per cent of the Sterling nominal value of the Notes repaid; and

                (b) for the purposes of this proviso the Repayment Value shall be converted at the rate obtained by the Company (being the rate offered to the Company by its bank as the rate at which Dollars may be sold in return for Sterling on behalf of the Company) at or about 11.00 am London time on the date of repayment;

                2.1.2.5 the Company shall promptly upon the amount becoming available certify the Rate of Exchange to any Noteholder who has elected pursuant hereto to receive repayment in Dollars;

                2.1.2.6 the form of notice of repayment shall contain the following paragraph:

                         "I/we elect to receive repayment of principal in Dollars instead of Sterling in accordance with Condition 3.1.2 of the Conditions of the Additional Loan Notes."

       2.1.3 No Additional Loan Note may be redeemed by the Noteholder earlier than the Interest Payment Date falling not less than six months after the date on which it is issued to the Noteholder.

       2.1.4 Without prejudice to the provisions of Condition 2.1.1 the Company shall not redeem the Loan Notes on or before 6 months after the date of issue of the Additional Loan Notes; thereafter the Company shall be entitled at any time to redeem some or all of the Additional Loan Notes upon giving 60 days written notice to the Noteholder(s) expiring on an Interest Payment Date.

       2.1.5 The Company shall in any event redeem at its principal amount any Additional Loan Note that remains outstanding on the fifth anniversary of the date when it was issued, together with accrued interest up to (but excluding) the date of repayment (subject to any requirement to deduct tax therefrom). Unless a notice of redemption is given to the Company by not later than 10 Business Days prior to the relevant date of redemption, payment of any amount due to a Noteholder when an Additional Loan Note


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

                is redeemed will be made by bankers draft drawn on the Company's Bank and sent by post to the address of the Noteholder held by the Company; but if a notice of redemption is so given to the Company, such payment shall be made by telegraphic transfer or other secure electronic funds transfer to such account in the United Kingdom as the Noteholder may specify in such notice.

2.2    CANCELLATION OF ADDITIONAL LOAN NOTES REPAID, REDEEMED OR PURCHASED

       Any Additional Loan Notes repaid or redeemed pursuant to this Condition 2 shall forthwith be cancelled.

2.3    REPAYMENT REQUIRED BY NOTEHOLDER

       2.3.1 Each Noteholder shall be entitled to require all or any part of the Additional Loan Notes held by him to be repaid immediately by the Company at par together with accrued interest if:-

                2.3.1.1 the Company fails to observe or perform any Condition which is material in the context of the Additional Loan Notes and, if capable of remedy, does not remedy that breach within 30 days of the Noteholder having served notice on the Company in respect of such breach; or

                2.3.1.2 an encumbrancer takes possession of, or a trustee, receiver, administrator or similar officer is appointed or an administration order is made in respect of the Company or any of its material subsidiaries or in respect of the whole or a substantial part of the undertaking or property of the Company or any of its material subsidiaries or any directly analogous proceedings in any relevant jurisdiction occur and such person or his appointer has not been paid out or discharged within 30 days; or

                2.3.1.3 an order is made or an effective resolution is passed for the winding-up or dissolution of the Company or any of its material subsidiaries or any directly analogous proceedings in any relevant jurisdiction occur in relation to the Company or any of its subsidiaries (other than for the purposes of a solvent reconstruction or amalgamation or a members' voluntary winding up); or

                2.3.1.4 a proposal is made by the Company or a nominee or supervisor is appointed for the Company or any of its material subsidiaries for a composition in satisfaction of its debt or for a scheme of arrangement of its affairs or other arrangement or any proceedings for the benefit of its creditors are commenced under any law, regulation or procedure relating to the reconstruction or readjustment of debt; or

                2.3.1.5 the Company ceases or threatens to cease to carry on business or a significant part of it or suspends or threatens to suspend


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

                         payment of its debts or is unable or is deemed to be unable to pay its debts within the meaning of section 123 (1) of the Insolvency Act 1986; or

                2.3.1.6 any event occurs or proceedings are taken in respect of the Company or any of its material subsidiaries in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Conditions 2.3.1.4 or 2.3.1.5.

       2.3.2 The Company shall notify Noteholders as soon as reasonably practicable and in any event not later than five Business Days after the occurrence of any of the events described in Conditions 2.3.1.2 to 2.3.1.6 (inclusive).

2.4 For the purposes of this Condition 3, a "material subsidiary" means a member of the Transworld Group whose insolvency or liquidation could reasonably be expected to have more than an immaterial effect on the financial position of the Transworld Group as a whole or, if the Company is no longer a member of the Transworld Group, any subsidiary of the Company.

3.     DELIVERY OF CERTIFICATE(S) UPON REDEMPTION OR REPAYMENT

3.1 Every Noteholder any of whose Additional Loan Notes is due to be repaid or redeemed under these Conditions shall deliver up to the Company, at the address set out in the Instrument constituting the Additional Loan Notes (or such other address as the Company may from time to time notify to Noteholders), the certificate(s) for Additional Loan Notes which are due to be repaid or redeemed unless previously delivered to and retained by the Company (or an indemnity in accordance with CONDITION 11 of Schedule 3 to the Instrument where such certificate(s) is/are lost, defaced or has/have been destroyed) which shall, in the case of a redemption in full, be cancelled and, in the case of a redemption in part only of the Additional Loan Notes represented by such certificate(s), shall be cancelled and the Company shall issue to the Noteholder a new certificate for the balance of the Additional Loan Notes not redeemed. Upon such delivery, the Company shall pay to the Noteholder the amount payable to him in respect of such repayment or redemption.

3.2    UNCLAIMED PROCEEDS OF REDEMPTION OR REPAYMENT TO BE DEPOSITED

       If any Noteholder, any part of whose Additional Loan Notes is liable to be repaid or redeemed under these Conditions, shall fail or refuse to deliver up the certificate(s) therefor (or an indemnity in accordance with CONDITION 11 of Schedule 3 to the Instrument where such certificate(s) is lost, is/are defaced or has/have been destroyed) at the time and place fixed for the repayment or redemption thereof or shall fail or refuse to accept payment of the moneys payable in respect thereof, the principal moneys payable (and any accrued unpaid interest thereon) to such Noteholder shall be set aside by the Company and paid into a separate interest bearing bank account and held by the Company for such Noteholder (with only such interest as may accrue thereon), and such setting aside shall be deemed for all the purposes of these Conditions to be a payment to such Noteholder and the Company shall thereby be discharged from all obligations in connection with the Additional Loan Notes.

3.3    UNCLAIMED AMOUNTS OF INTEREST OR PRINCIPAL

       Amounts in respect of interest on any Additional Loan Notes which remain unclaimed by a Noteholder for a period of five years and amounts due in respect of principal which remain unclaimed for a period of ten years, in each case from the date on which the relevant payment first becomes due, shall revert to the Company and the Noteholder shall cease to be entitled thereto notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and other records of the Company provided that the Company shall give 30 days' notice to the relevant Noteholder prior to giving effect to this Condition 4.3.

4.     AMENDMENTS

       The provisions of the Instrument constituting the Additional Loan Notes and the rights of the Noteholders are subject to modification, abrogation or compromise in any respect with the consent in writing of the Company and the Noteholders.

5.     SINGLE SERIES OF LOAN NOTES

       All Additional Loan Notes shall form part of a single series and shall rank pari passu equally and rateably without discrimination or preference as an unsecured debt obligation of the Company.

6.     OVERSEAS PERSONS

       The Additional Loan Notes have not been and will not be registered under the United States Securities Act of 1933, or under the securities laws of any State of the United States, no steps have been taken to enable the Additional Loan Notes to be offered in compliance with applicable securities laws of Canada or Japan or any other country or jurisdiction outside the United Kingdom and no prospectus in relation to the Additional Loan Notes has been, or will be, lodged with, or registered by, the Australian Securities Commission.

7.     NOTICE TO NOTEHOLDERS OUTSIDE THE U.K.

7.1 Any Noteholder shown in the records of the Company as having an address not within the United Kingdom, who may from time to time give to the Company an address within the United Kingdom at which any notice may be served upon him, shall be entitled to have notice served on him at such address. Save as aforesaid, no Noteholder other than a Noteholder shown in the records of the Company as having an address within the United Kingdom or a Permitted Jurisdiction shall be entitled to receive any notice, and payments of principal in respect of the Additional Loan Notes will not be made to addresses in the US, Canada or Australia. For the purposes of this Condition 7.1 "Permitted Jurisdiction" means a jurisdiction in which the Company will be able to serve any such notice without being in breach of any applicable law or regulation.

       ADDRESS FOR NOTICE

7.2 Any notice or other document (including an Additional Loan Note certificate) may


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

       be given or sent to any Noteholder by sending the same by post in a pre-paid envelope addressed to such Noteholder at his address shown in the Company's records or such other address in the United Kingdom as may be supplied by him to the Company for the giving of notice to him. In the case of joint holders of any Additional Loan Notes, a notice given to the Noteholder whose name stands first in the Company's records in respect of such Additional Loan Notes shall be sufficient notice to all joint holders. Notice may be given to the persons entitled to any Additional Loan Notes in consequence of the death or bankruptcy of any Noteholders by sending the same by post in a pre-paid envelope addressed to them by name or by the title of the representative or trustee of such Noteholder at the address (if any) in the United Kingdom supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death or bankruptcy had not occurred.

       NOTICES TO THE COMPANY

7.3 Any notice required to be given to the Company under the Instrument shall be in writing and may be given either personally or by sending it by post to the address shown in the Instrument (or such other address as the Company may from time to time notify to Noteholders).

       TIMING OF SERVICE

7.4 Any notice given or document sent by post shall be deemed to be served or received at the expiration of 24 hours (or, where second class mail or airmail is employed, 48 hours and 5 days respectively) after the time when it is posted and, in proving such service or receipt, it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and posted. Any notice given or document sent shall only be processed by the Company on a business day during normal business hours.

8.     COMPANY'S UNDERTAKINGS

8.1 The Company hereby further covenants that while any part of the Additional Loan Notes remain outstanding it shall:

       8.1.1 procure that the Company or such company to whom the rights and obligations under this Instrument are assigned in accordance with CLAUSE 11 and both Staffing Enterprise Limited and Staffing Enterprise (PSV) Limited remain as part of the same group of trading companies;

       8.1.2 not cease or threaten to cease to carry on its business or a significant part of it or suspend or threaten to suspend payment of its debts or become unable to pay its debts within the meaning of section 123(1) of the Insolvency Act 1986.

9.     DEDUCTIONS AND WITHHOLDINGS

       If any deduction or withholding is required by law in respect of any payment due to the Noteholder, the Company shall:

9.1 ensure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

9.2 pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with the applicable law or regulation; and

9.3 promptly deliver to the Noteholder appropriate receipts or certificates evidencing the deduction or withholding which has been made.

10.    DEFINITIONS

       Words and expressions defined in the Instrument shall have the same respective meanings whenever used in these Conditions or any other Schedule to the Instrument. These Conditions have the same effect as if set out in full in the Instrument.

                                   SCHEDULE 3

                 PROVISIONS AS TO TRANSMISSION AND OTHER MATTERS

1. Except as required by law or as ordered by a court of competent jurisdiction, the Company will recognise the holder of any Additional Loan Notes as the absolute owner thereof and shall not be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, to which any Additional Loan Notes may be subject. The receipt of the holder for the time being of any Additional Loan Notes or, in the case of joint holders, the receipt of any of them, for the interest from time to time accruing due in respect thereof or for any other moneys payable in respect thereof shall be a good discharge to the Company, notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any other person to or in such Additional Loan Notes, interest or moneys. The Company shall not be bound to note any trust, whether express, implied or constructive, in respect of any Additional Loan Notes or recognise any such trust.

2. Every Noteholder will be recognised by the Company as entitled to the payment of any principal and interest in relation to his Additional Loan Notes.

3.     DEATH OF A HOLDER OF LOAN NOTES

       The executors or administrators of a deceased holder of Additional Loan Notes (not being one of several joint holders) and, in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders, shall be the only person or persons recognised by the Company as having any title to such Additional Loan Notes.

4.     TRANSMISSION OF LOAN NOTES

       Any person becoming entitled to Additional Loan Notes in consequence of the death or bankruptcy of a Noteholder or of any other event giving rise to the transmission of such Additional Loan Notes by operation of law may, upon producing such evidence of his title as the Company shall think sufficient, be recognised by the Company as the holder of such Additional Loan Notes.

5.     TRANSFER RESTRICTIONS

       Each Additional Loan Note is transferable by the Noteholder in amounts or integral multiples of (pound)50,000 or in the amount of his entire holding save that no transfer may be made to more than four joint holders. No assignment, transfer, sale or other disposal of any holding of Additional Loan Notes:-

5.1 will be registered during the 21 days preceding a date on which a payment in respect of interest and principal is required to be made by the Company and otherwise than in accordance with CONDITIONS 6 and 7 of this
       Schedule 3; and

5.2 may be made within the period of three months commencing with the date of registration of the last transfer thereof.

6. Every instrument of transfer must be signed by the transferor (and in respect of joint holders transferring, each joint holder must sign) and the transferor shall be deemed to remain the absolute owner of the Additional Loan Notes to be transferred until the name of the transferee is entered in the Company's records in respect thereof. No transfer will be recorded of any Additional Loan Notes in respect of which notice of redemption has been received by the Company pursuant to Condition 3 of Schedule 2.

7.     REGISTRATION REQUIREMENTS

       Every instrument of transfer must be left for registration with the Company at the address shown in the Instrument (or such other address as the Company may from time to time notify to Noteholders) accompanied by the certificate(s) for the Additional Loan Notes unless previously delivered and retained by the Company (or an indemnity in accordance with CONDITION 11 of this Schedule 3 if the certificate(s) is/are lost, defaced or has/have been destroyed) to be transferred or such other evidence as the Directors may reasonably require to prove the title of the transferor or his right to transfer the Additional Loan Notes and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so. The transfer will then be registered and a note of such registration will be entered in the records of the Company and a new certificate for such Additional Loan Notes issued accordingly, provided that the Directors shall not be required to authorise any registration if the transfer to be registered or the registration would result in a breach of any applicable law or regulation.

8. All instruments of transfer which shall be registered shall be retained by the Company.

9.     NO FEES IN CONNECTION WITH REGISTRATIONS

       No fee shall be charged by the Company for the registration of any transfer or for the registration of any probate, letters of administration, grant of confirmation, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any Additional Loan Notes. Notwithstanding the foregoing, pursuant to CLAUSE 7.12 the Noteholders and the Company may agree on a separate administration charge where there are ten or more Additional Loan Notes in issue.

10.    SUSPENSION OF TRANSFERS

       The registration of transfers may be suspended at such times and for such periods as the Company may reasonably determine in order to give effect to Condition 5 of this Schedule 3.

11.    LOSS OR DAMAGE TO CERTIFICATES

       If any Additional Loan Note certificate is defaced, lost or destroyed, it shall be replaced on such terms (if any) as to evidence and indemnity as the Directors may reasonably require but so that, in the case of defacement, the defaced Additional Loan Note certificate shall be surrendered before the new Additional Loan Note certificate is issued.

12.    REGISTER OF NOTEHOLDERS

12.1 A register of Noteholders will be kept by the Company at its registered office (or at such other place within the United Kingdom as the Company may from time to time have appointed for the purpose and have notified to the Noteholders) and there shall be entered in the Register:

       12.1.1   the names and addresses of the Noteholders;

       12.1.2   the amount of Additional Loan Notes held by each Noteholder;

       12.1.3 the date on which the name of each Noteholder is entered in the Register in respect of the Additional Loan Notes standing in his name; and

       12.1.4   the serial number of each Additional Loan Note.

12.2 Any change of name or address on the part of any Noteholder which is notified to the Company at its address set out in the Instrument shall, subject to Condition 8.2 of Schedule 2, be entered in the Register.

12.3 Any Noteholder may, at all reasonable times during office hours, inspect the Register.

                                   SCHEDULE 4

                                NOTICE OF DEMAND

To:        Transworld Healthcare (UK) Limited


I/We, being the holder(s) of the Additional Loan Notes represented by certificate number o, considering that the sum of (pound)o principal and/or interest was due on o and remains outstanding, hereby demand that you pay to us the said o the sum of o.

Name and address for payment

 .......................................

 .......................................

 .......................................

EXECUTED as a deed by            )
TRANSWORLD HEALTHCARE            )          ....................................
(UK) LIMITED acting              )          Director
by
and
                                            ....................................
                                            Director/Secretary


EXECUTED as a deed by            )
                                 )          ....................................
as attorney for                  )          (as attorney for [                ])
[                         ]      )
In the presence of:              )


Witness Signature.................................

Name................................................

Address.............................................

 .......................................................

                                   SCHEDULE 9

                       PROVISIONS REGARDING RETENTION FUND


The Retention Fund will be paid on Completion by the Purchaser into a joint interest bearing deposit account with National Westminster Bank Plc in the name of the Purchaser's Solicitors and the Vendors' Solicitors (the "Retention Fund Holders") who will hold the Retention Fund as stakeholders upon trust for the Purchaser and the Vendors on the following terms:

1.

1.1 Subject to PARAGRAPH 8 of SCHEDULE 7 and as provided in PARAGRAPH 2, the Retention Fund Holders will pay the balance of Retention Fund to the Vendors' Solicitors in the manner provided in PARAGRAPH 5.1 of SCHEDULE 5 within 14 days of the second anniversary of Completion.

2. If prior to the expiration of the period referred to in PARAGRAPH 1.2 the Purchaser provides notice to the Retention Fund Holder that any claim for compensation or indemnity arising from this Agreement:

2.1    is a Settled Claim (as defined in PARAGRAPH 7 of SCHEDULE 7); or

2.2    is the subject of any arbitration or other proceedings; or

2.3 has been notified to the Vendors and the notice provides the Retention Fund Holders with reasonable detail of the nature of the claim, the amount claimed and a reasonable estimate of the Purchaser's costs in connection with the claim, then the Retention Fund Holders will forthwith pay to the Purchaser the amount of the Settled Claim (including any costs which may be agreed or awarded in favour of the Purchaser) (as referred to in PARAGRAPH 2.1 above) and/or (as the case may be) retain the Held-over Amount (as defined below) in dispute pending determination or agreement of the claim or an award in respect of it (whether or not that determination or agreement occurs after the expiration of the period referred to in PARAGRAPH 1.2), and will pay the balance, if any, of the Retention Fund to the Vendors' Solicitors in accordance with PARAGRAPH 1.2. Once any part of the Held Over Amount has been determined or agreed or an award has been made in respect of it then any amount payable out of the Held-over Amount in respect of it to either the Purchaser or the Vendors will be paid by the Retention Fund Holders forthwith to the Purchaser's Solicitors or the Vendors' Solicitors respectively as the case may be in accordance with the instructions of the Purchaser or the Vendors as appropriate.

3. For the purposes of PARAGRAPH 2.3, the Held-over Amount means that proportion including, where applicable, the whole of the outstanding balance on the Retention Fund determined:

3.1    by the Purchaser, with the agreement in writing of the Vendors; or

3.2 by Counsel, as judged reasonable in the circumstances, on the facts made available to him or her by or on behalf of the Vendors or the Purchaser. For this purpose Counsel shall be Queen's Counsel of a minimum of 10 years' call as selected by the Purchaser with the agreement in writing of the Vendors or where no such agreement can be reached as selected by the Chairman for the time being of the General Council of the Bar on the written application of either the Purchaser or the Vendors, the fees of Counsel being apportioned between the parties as Counsel shall decide.

4. Where any payment is made to the Purchaser out of the Retention Fund as provided in this Schedule, the Purchaser shall at the same time be entitled to a corresponding proportion of the interest accrued on the Retention Fund. Otherwise all interest accrued on the Retention Fund shall be payable to the Vendors at the time of payment to them out of the Retention Fund in accordance with this Schedule. All payments of interest to the Purchaser or the Vendors shall be made in accordance with their respective instructions and shall be less any tax on such interest for which the Retention Fund Holders may be accountable.

5. If any interest on sums due to the Purchaser will be included in any determination or award and paid to the Purchaser out of the Retention Fund then the amount of interest payable to the Purchaser under PARAGRAPH 4 will be reduced by the amount of such interest determined or awarded.

6. The provisions of this Schedule will not prejudice the right of the Purchaser (or the Company or any other member of the Purchaser's Group in the case of indemnities granted in its favour) to recover the excess of any compensation or indemnity or any costs or expenses from the Vendors to the extent not recovered out of the Retention Fund.

7. The amount of money in the Retention Fund is not to be regarded as imposing a limit on the amount of any compensation or indemnity which may be claimed by the Purchaser.

8. The Vendors and the Purchaser will execute the Retention Fund Instruction Letter and deliver it to its addressees, and will take all such steps and give all such other written instructions, as are necessary or desirable to give effect to the provisions of this Schedule.

                        RETENTION FUND INSTRUCTION LETTER

                                                      David Christopher Pain
                                                      4 St Hubert's Close
                                                      Gerrards Cross
                                                      Buckinghamshire
                                                      SL9 7EN

                                                      Deborah Kay Pain
                                                      4 St Hubert's Close
                                                      Gerrards Cross
                                                      Buckinghamshire
                                                      SL9 7EN

                                                      Transworld Healthcare (UK)
                                                      Limited
                                                      Stone Business Park
                                                      Brooms Road
                                                      Stone
                                                      Staffordshire
                                                      ST15 0TL
TO:  Howard Kennedy
     19 Cavendish Square
     London
     W1A 2AW

     Eversheds
     1 Royal Standard Place
     Nottingham NG1 6FZ

                                                                          {DATE}

Dear Sirs

RETENTION FUND

This Retention Fund Instruction Letter relates to the Retention Fund as defined in an agreement (the "Share Purchase Agreement") dated 2001 between the Vendors and the Purchaser (each as defined in the Share Purchase Agreement) relating to the sale and purchase of the entire issued share capital of Staffing Enterprise Limited and Staffing Enterprise (PSV) Limited. Words and expressions defined in the Share Purchase Agreement shall, save as otherwise defined or as the context may require in this letter, have the same meanings in this letter.

We hereby jointly and irrevocably instruct you as follows:

1. You shall maintain the Retention Fund in a separately designated interest bearing deposit account with National Westminster Bank plc, such account to be opened and held in your joint names as stakeholders upon trust for us.

2. The Retention Fund shall be held on monthly deposit unless you receive written instructions to the contrary signed on our behalf in accordance with PARAGRAPH 4 of this letter.

3. Any payments from the Retention Fund shall be made by you in accordance with the provisions of SCHEDULE 9 of the Share Purchase Agreement. You shall not deal with the funds held from time to time in the Retention Fund except in accordance with the provisions of this Retention Fund Instruction Letter, SCHEDULE 9 of the Share Purchase Agreement or any written instructions signed on our behalf in accordance with PARAGRAPH 4 of this letter.

4. You may (without making any further enquiries or checks) rely on and be protected in acting or refraining from acting on any written instructions, notice or request given by the Purchaser and the Vendors if provided by any one person for each of the Purchaser and the Vendors whose name and specimen signature is set out in the annexure to this letter.

5. You may withdraw from the Retention Fund and account to the Inland Revenue for any amount of tax payable on the interest earned on the Retention Fund for which you are accountable.

6. You are authorised to pay any bank charges incurred in the conduct of the Retention Fund out of funds to its credit.

7. We shall each pay one half of your reasonable costs and expenses in relation to the establishment of the Retention Fund and its administration.

8. Neither of you shall be liable for any loss or damage occurring as a result of any act, mistake or omission made by you in good faith or by reason of any other matter or thing except arising out of your fraud, wilful default or negligence.

9. We jointly and severally agree to indemnify each of you against all actions, proceedings, claims, demands, liabilities, costs and expenses which you may suffer or incur in connection with the performance of your obligations under this letter, save insofar as the same result from your fraud, wilful default or negligence.

10. This letter shall be governed by and construed in accordance with English law.

Please indicate your acceptance of the instructions contained in this letter by signing and returning one of the two enclosed copies of this letter to each of us.

Yours faithfully



 ..................................
For and on behalf of
TRANSWORLD HEALTHCARE (UK) LIMITED

 .....................................
For and on behalf of
DAVID CHRISTOPHER PAIN




 .....................................
For and on behalf of
DEBORAH KAY PAIN

ANNEX TO RETENTION FUND INSTRUCTION LETTER

PURCHASER SIGNATORIES


 ............................     [               ]     .........................
Name:                            Office                Signature



 ............................     [               ]     .........................
Name:                            Office                Signature



VENDOR SIGNATORIES


 ............................                           .........................
Name: David Christopher Pain                           Signature



 ............................                           .........................
Name: Deborah Kay Pain                                 Signature

Agreed and accepted by

 ............................                 ............................
For and on behalf of                         Date
EVERSHEDS



 ............................                 ............................
For and on behalf of                         Date
HOWARD KENNEDY

                                   SCHEDULE 10

                                    EMPLOYEES



David Pain

Deborah Pain

Dawn Clark

Caroline Cooney

Katrina Daniels

Robina Hussain

Susan Jones

Lynn Kent

Sally Leaves

Champa Mukhia

Helen Wood

Ursula Pain

Michael Perry

Elsa Simoes

Judith Ward

Julie Webb

Matthew Williams

SIGNED by                               )
DAVID CHRISTOPHER PAIN                  )
in the presence of:                     )


Witness signature:


Name:


Address:


Occupation:


SIGNED by                               )
DEBORAH KAY PAIN                        )
in the presence of:                     )


Witness signature:
Name:


Address:


Occupation:


SIGNED by                               )
CHARLES FURBER MURPHY                   )
duly authorised for and on behalf of    )
TRANSWORLD HEALTHCARE (UK)              )
LIMITED in the presence of:             )


Witness signature:


Name:


Address:


Occupation: